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EXHIBIT 4.1

EXECUTION VERSION

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

as Depositor

and

WASHINGTON MUTUAL BANK,

as Servicer

and

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

and

CHRISTIANA BANK & TRUST COMPANY,

as Delaware Trustee

POOLING AND SERVICING AGREEMENT

$1,077,859,139.11

Washington Mutual Mortgage Securities Corp.

Washington Mutual Mortgage Pass-Through Certificates

WMALT Series 2005-4

Cut-Off Date: May 1, 2005

TABLE OF CONTENTS

Page
ARTICLE I	8
Section 1.01. Definitions	8
Aggregate Certificate Principal Balance	8
Appraised Value	8
Assignment of Proprietary Lease	8
Authenticating Agent	8
Authorized Denomination	8
Bankruptcy Loss	8
Beneficial Holder	9
Benefit Plan Opinion	9
Book-Entry Certificates	9
Business Day	9
Buydown Agreement	9
Buydown Fund	9
Buydown Fund Account	9
Buydown Loan	10
Cap Counterparty	10
Carry-Forward Subsequent Recoveries Amount	10
Certificate	10
Certificate Account	10
Certificate Group	10
Certificateholder or Holder	11
Certificate Insurance Policy	11
Certificate Insurer	11
Certificate Insurer Default	11
Certificate Insurer Premium	12
Certificate Interest Rate	12
Certificate of Trust	12
Certificate Principal Balance	12
Certificate Register and Certificate Registrar	12
Class	12
Class 1-P Fraction	13
Class 1-P Mortgage Loan	13
Class 2-CB Certificates	13
Class 2-CB-L Regular Interest	13
Class 2-P Fraction	13
Class 2-P Mortgage Loan	13
Class 3-CB Certificates	13
Class 3-CB-L Regular Interest	13
Class 4-A-1 Certificates	13
Class 4-A-1-L Regular Interest	13
Class 4-A-2 Certificates	13
Class 4-A-2-L Regular Interest	13
Class 4-P Fraction	14
Class 4-P Mortgage Loan	14
Class 5-A-1 Certificates	14
Class 5-A-1-L Regular Interest	14
Class 5-A-2 Certificates	14
Class 5-A-2-L Regular Interest	14
Class 5-A-2-M Regular Interest	14
Class 5-A-3 Certificates	14
Class 5-A-3 Notional Amount	14
Class 5-A-4 Certificates	14
Class 5-A-4-L Regular Interest	14
Class 5-A-5 Certificates	14
Class 5-A-5-L Regular Interest	14
Class 5-A-5-M Regular Interest	14
Class 5-A-6 Certificates	15
Class 5-A-6 Notional Amount	15
Class 5-A-7 Certificates	15
Class 5-A-7-L Regular Interest	15
Class 5-A-8 Certificates	15
Class 5-A-8-L Regular Interest	15
Class 5-A-9 Certificates	15
Class 5-A-9-L Regular Interest	15
Class 5-A-10 Certificates	15
Class 5-A-10-L Regular Interest	15
Class 5-P Fraction	15
Class 5-P Mortgage Loan	15
Class A Certificates	15
Class A-L Regular Interests	15
Class B Certificates	16
Class B Percentage	16
Class B-L Regular Interests	16
Class B-1 Certificates	16
Class B-1-L Regular Interest	16
Class B-2 Certificates	16
Class B-2-L Regular Interest	16
Class B-3 Certificates	16
Class B-3-L Regular Interest	16
Class B-4 Certificates	16
Class B-4-L Regular Interest	16
Class B-5 Certificates	16
Class B-5-L Regular Interest	16
Class B-6 Certificates	16
Class B-6-L Regular Interest	17
Class CB-1 Certificates	17
Class CB-1-L Regular Interest	17
Class CB-1-M Regular Interest	17
Class CB-2 Certificates	17
Class CB-2 Notional Amount	17
Class CB-3 Certificates	17
Class CB-3 Fraction	17
Class CB-3-L Regular Interest	17
Class CB-3-M Regular Interest	17
Class CB-4 Certificates	17
Class CB-4 Notional Amount	17
Class CB-5 Certificates	17
Class CB-5-L Regular Interest	17
Class CB-6 and Class CB-15 Priority Amount	18
Class CB-6 Certificates	18
Class CB-6-L Regular Interest	18
Class CB-6 Rounding Account	18
Class CB-7 Certificates	18
Class CB-7-L Regular Interest	18
Class CB-8 Certificates	18
Class CB-8-L Regular Interest	18
Class CB-9 Certificates	18
Class CB-9-L Regular Interest	18
Class CB-9-M Regular Interest	18
Class CB-10 Certificates	18
Class CB-10 Notional Amount	18
Class CB-11 Certificates	19
Class CB-11-L Regular Interest	19
Class CB-12 Certificates	19
Class CB-12-L Regular Interest	19
Class CB-13 Certificates	19
Class CB-13-L Regular Interest	19
Class CB-13-M Regular Interest	19
Class CB-14 Certificates	19
Class CB-14 Notional Amount	19
Class CB-15 Additional Reimbursement Amount	19
Class CB-15 Available Funds	19
Class CB-15 Certificates	19
Class CB-15 Covered Payoff Shortfall Amount	19
Class CB-15 Reimbursement Amount	20
Class CB-15 Required Distributions	20
Class CB-15 Reserve Fund	20
Class CB-15-L Regular Interest	20
Class CB-15 Rounding Account	20
Class CB-16 Certificates	20
Class CB-16 Notional Amount	20
Class C-P Certificates	20
Class C-P-L Regular Interest	20
Class C-P-M Regular Interest	21
Class C-X Certificates	21
Class C-X Notional Amount	21
Class C-X-L Regular Interest	21
Class C-X-M Regular Interest	21
Class C-Y Principal Reduction Amounts	21
Class C-Y Regular Interests	21
Class C-Y-1 Principal Distribution Amount	21
Class C-Y-1 Regular Interest	21
Class C-Y-2 Principal Distribution Amount	21
Class C-Y-2 Regular Interest	21
Class C-Z Principal Reduction Amounts	21
Class C-Z Regular Interests	22
Class C-Z-1 Principal Distribution Amount	22
Class C-Z-1 Regular Interest	22
Class C-Z-2 Principal Distribution Amount	22
Class C-Z-2 Regular Interest	22
Class D-P Certificates	22
Class D-P-L Regular Interest	22
Class D-P-M Regular Interest	22
Class D-X Certificates	22
Class D-X Notional Amount	22
Class D-X-L Regular Interest	23
Class D-X-M Regular Interest	23
Class Notional Amount	23
Class P Certificates	23
Class P Fraction	23
Class P Mortgage Loan	23
Class P-L Regular Interests	23
Class P-M Regular Interests	23
Class Principal Balance	23
Class R Certificates	24
Class R Residual Interests	24
Class R-1 Residual Interest	25
Class R-2 Residual Interest	25
Class R-3 Residual Interest	25
Class X Certificates	25
Class X-L Regular Interests	25
Class X-M Regular Interests	25
Clean-Up Call Percentage	25
Clearing Agency	25
Closing Date	25
Closing Date Loan-to-Value Ratio	25
Code	25
Company	25
Compensating Interest	25
Cooperative	26
Cooperative Apartment	26
Cooperative Lease	26
Cooperative Loans	26
Cooperative Stock	26
Cooperative Stock Certificate	26
Corporate Trust Office	26
Corporation	26
Corresponding Class	26
Credit Support Depletion Date	27
Cumulative Carry-Forward Subsequent Recoveries Amount	27
Curtailment	27
Curtailment Shortfall	27
Custodial Account for P&I	28
Custodial Account for Reserves	28
Custodial Agreement	28
Custodian	28
Cut-Off Date	29
Deceased Holder	29
Deficiency Amount	29
Definitive Certificates	29
Delaware Trustee	29
Depositary Agreement	29
Destroyed Mortgage Note	29
Determination Date	29
Disqualified Organization	29
Distribution Date	29
DTC	29
DTC Participant	30
Due Date	30
Eligible Institution	30
Eligible Investments	30
ERISA	31
ERISA Restricted Certificate	31
Event of Default	31
Excess Liquidation Proceeds	31
Excess Subsequent Recoveries	32
Fannie Mae	32
FDIC	32
FHA	32
Final Maturity Date	32
Final Yield Maintenance Payment Date	32
Fitch	32
Freddie Mac	32
Group 1 Certificates	32
Group 1 Loans	32
Group 1 Lockout Adjusted Percentage	32
Group 1 Lockout Liquidation Amount	32
Group 1 Lockout Percentage	33
Group 1 Lockout Prepayment Percentage	33
Group 1 Lockout Priority Amount	33
Group 1 Premium Rate Mortgage Loans	33
Group 1 Senior Liquidation Amount	33
Group 1 Senior Percentage	33
Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage or Group 5 Senior Prepayment Percentage	33
Group 1 Senior Principal Distribution Amount	36
Group 1 Subordinate Percentage	37
Group 1 Subordinate Prepayment Percentage	37
Group 1 Super Lockout Priority Amount	37
Group 1-A Certificates	37
Group 1-A-L Regular Interests	37
Group 1-L Regular Interests	37
Group 2 Certificates	37
Group 2 Loans	37
Group 2 Premium Rate Mortgage Loans	37
Group 2 Senior Liquidation Amount	37
Group 2 Senior Percentage	37
Group 2 Senior Prepayment Percentage	38
Group 2 Senior Principal Distribution Amount	38
Group 2 Subordinate Percentage	38
Group 2 Subordinate Prepayment Percentage	38
Group 2-A Certificates	38
Group 2-A-L Regular Interest	38
Group 2-L Regular Interest	38
Group 3 Certificates	38
Group 3 Loans	38
Group 3 Premium Rate Mortgage Loans	38
Group 3 Senior Liquidation Amount	38
Group 3 Senior Percentage	38
Group 3 Senior Prepayment Percentage	39
Group 3 Senior Principal Distribution Amount	39
Group 3 Subordinate Percentage	39
Group 3 Subordinate Prepayment Percentage	39
Group 3-A Certificates	39
Group 3-A-L Regular Interest	39
Group 3-L Regular Interest	39
Group 4 Certificates	39
Group 4 Loans	39
Group 4 Premium Rate Mortgage Loans	39
Group 4 Senior Liquidation Amount	39
Group 4 Senior Percentage	39
Group 4 Senior Prepayment Percentage	39
Group 4 Senior Principal Distribution Amount	40
Group 4 Subordinate Percentage	40
Group 4 Subordinate Prepayment Percentage	40
Group 4-A Certificates	40
Group 4-A-L Regular Interests	40
Group 4-L Regular Interests	40
Group 5 Certificates	40
Group 5 Loans	40
Group 5 Lockout Adjusted Percentage	40
Group 5 Lockout Liquidation Amount	40
Group 5 Lockout Percentage	40
Group 5 Lockout Prepayment Percentage	40
Group 5 Lockout Priority Amount	41
Group 5 Premium Rate Mortgage Loans	41
Group 5 Senior Liquidation Amount	41
Group 5 Senior Percentage	41
Group 5 Senior Prepayment Percentage	41
Group 5 Senior Principal Distribution Amount	41
Group 5 Subordinate Percentage	41
Group 5 Subordinate Prepayment Percentage	41
Group 5 Super Lockout Priority Amount	41
Group 5-A Certificates	42
Group 5-A-L Regular Interests	42
Group 5-L Regular Interests	42
Group I Subordinate Balance	42
Group II Subordinate Balance	42
Indirect DTC Participants	42
Initial Custodial Agreement	42
Initial Custodian	42
Insurance Proceeds	42
Insured Amount	42
Insured Certificates	43
Interest Distribution Amount	43
Interest Transfer Amount	43
Investment Account	43
Investment Depository	43
Junior Subordinate Certificates	43
Last Scheduled Distribution Date	43
Lender	43
LIBOR	43
LIBOR Determination Date	43
Living Holder	44
Liquidated Mortgage Loan	44
Liquidation Principal	44
Liquidation Proceeds	44
Loan Group	44
Loan Group 1	44
Loan Group 2	44
Loan Group 3	44
Loan Group 4	44
Loan Group 5	44
Loan-to-Value Ratio	44
Lowest Class B Owner	44
MERS	44
MERS Loan	45
MERS® System	45
MIN	45
MOM Loan	45
Monthly P&I Advance	45
Monthly Payment	45
Moody’s	45
Mortgage	45
Mortgage File	45
Mortgage Interest Rate	48
Mortgage Loan Schedule	48
Mortgage Loans	48
Mortgage Note	48
Mortgage Pool	48
Mortgage Pool Assets	49
Mortgaged Property	49
Mortgagor	49
Nonrecoverable Advance	49
Non-U.S. Person	49
Notice Addresses	49
Notice of Claim	50
OTS	50
Officer’s Certificate	50
Opinion of Counsel	50
Order	50
Original Trust Agreement	50
Original Value	50
Overcollateralized Group	50
Ownership Interest	50
Pass-Through Entity	51
Pass-Through Rate	51
Paying Agent	51
Payoff	51
Payoff Earnings	51
Payoff Interest	51
Payoff Period	51
Percentage Interest	52
Permitted Transferee	52
Person	53
Preference Amount	53
Premium Letter	53
Prepaid Monthly Payment	53
Primary Insurance Policy	53
Principal Balance	53
Principal Payment	54
Principal Payment Amount	54
Principal Prepayment	54
Principal Prepayment Amount	54
Principal Transfer Amount	54
Prior Period	54
Prospectus	54
Purchase Obligation	54
Purchase Price	55
Random Lot	55
Rating Agency	55
Ratings	55
Realized Loss	55
Recognition Agreement	58
Record Date	58
Reference Banks	58
Regular Interest Group	58
Regular Interests	59
Relief Act Shortfall	59
REMIC	59
REMIC Provisions	59
REMIC I	59
REMIC I Assets	59
REMIC I Available Distribution Amount	59
REMIC I Distribution Amount	60
REMIC I Regular Interests	63
REMIC II	63
REMIC II Assets	63
REMIC II Available Distribution Amount	63
REMIC II Distribution Amount	63
REMIC II Regular Interests	77
REMIC III	77
REMIC III Assets	77
REMIC III Available Distribution Amount	77
REMIC III Distribution Amount	78
REMIC III Regular Interests	80
Residual Certificates	81
Residual Distribution Amount	81
Responsible Officer	81
Rounding Accounts	81
Rounding Amount	81
ROV Mortgage Loan	82
S&P	82
Secretary of State	82
Securities Act	82
Security Agreement	82
Selling and Servicing Contract	82
Senior Regular Interests	82
Senior Subordinate Certificates	82
Servicer	82
Servicer Business Day	82
Servicing Fee	82
Servicing Fee Rate	82
Servicing Officer	83
Special Primary Insurance Policy	83
Special Primary Insurance Premium	83
Special Retail Certificates	83
Statutory Trust Statute	83
Step Down Percentage	83
Streamlined Mortgage Loan	83
Stripped Interest Rate	83
Subordinate Certificates	83
Subordinate Component Balance	83
Subordinate Liquidation Amount	84
Subordinate Percentage	84
Subordinate Principal Distribution Amount	84
Subordinate Principal Prepayments Distribution Amount	85
Subordination Level	85
Subsequent Recoveries	86
Substitute Mortgage Loan	86
Tax Matters Person	86
Termination Date	86
Termination Payment	86
Total Transfer Amount	86
Transfer	86
Transferee	86
Transferee Affidavit and Agreement	86
Trust	86
Trustee	87
Uncollected Interest	87
Uncompensated Interest Shortfall	87
Undercollateralized Group	88
Underwriter	88
Underwriting Standards	88
Uninsured Cause	88
U.S. Person	88
VA	89
Withdrawal Date	89
Yield Maintenance Account	89
Yield Maintenance Agreements	89
Yield Maintenance Notional Balance	89
Yield Maintenance Payment Amount	89
ARTICLE II Creation of the Trust; Conveyance of the Mortgage Pool Assets, REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests; REMIC Election and Designations; Original Issuance of Certificates	91
Section 2.01. Creation of the Trust	91
Section 2.02. Restrictions on Activities of the Trust	92
Section 2.03. Separateness Requirements	92
Section 2.04. Conveyance of Mortgage Pool Assets; Security Interest	94
Section 2.05. Delivery of Mortgage Files	95
Section 2.06. REMIC Election for REMIC I	97
Section 2.07. Acceptance by Trustee	98
Section 2.08. Representations and Warranties of the Company Concerning the Mortgage Loans	100
Section 2.09. Acknowledgment of Transfer of Mortgage Pool Assets	106
Section 2.10. Conveyance of REMIC II Assets; Security Interest	106
Section 2.11. REMIC Election for REMIC II	107
Section 2.12. Acknowledgement of Transfer of REMIC II Assets	108
Section 2.13. Conveyance of REMIC III Assets; Security Interest	108
Section 2.14. REMIC Election for REMIC III	109
Section 2.15. Acknowledgement of Transfer of REMIC III Assets; Authentication of Certificates	110
Section 2.16. Legal Title	110
Section 2.17. Compliance with ERISA Requirements	110
Section 2.18. Additional Representation of the Company Concerning the Mortgage Loans	111
ARTICLE III Administration and Servicing of Mortgage Loans	111
Section 3.01. The Servicer	111
Section 3.02. Custodial Accounts and Buydown Fund Accounts	113
Section 3.03. The Investment Account; Eligible Investments	114
Section 3.04. The Certificate Account	115
Section 3.05. Permitted Withdrawals from the Certificate Account, the Investment Account, Custodial Accounts for P&I and Custodial Accounts for Reserves and of Buydown Funds from the Buydown Fund Accounts	116
Section 3.06. Maintenance of Primary Insurance Policies; Collections Thereunder	117
Section 3.07. Maintenance of Hazard Insurance	118
Section 3.08. Enforcement of Due-on-Sale Clauses; Assumption Agreements	118
Section 3.09. Realization Upon Defaulted Mortgage Loans	119
Section 3.10. Trustee to Cooperate; Release of Mortgage Files	121
Section 3.11. Compensation to the Servicer	122
Section 3.12. Reports to the Trustee; Certificate Account Statement	122
Section 3.13. Annual Statement as to Compliance	122
Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans	123
Section 3.15. Annual Independent Public Accountants’ Servicing Report	123
Section 3.16. Yield Maintenance Account.	123
Section 3.17. Maintenance of the Class CB-15 Reserve Fund. 124
Section 3.18. [Reserved.]	125
Section 3.19. Determination of LIBOR by Servicer 125
Section 3.20. [Reserved.]	126
Section 3.21. Maintenance of the Certificate Insurance Policy; Collections Thereunder 126
Section 3.22. Maintenance of the Rounding Accounts; Collections Thereunder.	128
ARTICLE IV Payments to Certificateholders; Payment of Expenses	129
Section 4.01. Distributions to Holders of REMIC I Regular Interests and Class R-1 Residual Interest	129
Section 4.02. Advances by the Servicer; Distribution Reports to the Trustee	129
Section 4.03. Nonrecoverable Advances	130
Section 4.04. Distributions to Holders of REMIC II Regular Interests and Class R-2 Residual Interest; Payments to Certificate Insurer	131
Section 4.05. Distributions to Certificateholders; Payment of Special Primary Insurance Premiums	132
Section 4.06. Statements to Certificateholders	133
Section 4.07. Principal Distributions on the Special Retail Certificates	134
ARTICLE V The Certificates	138
Section 5.01. The Certificates	138
Section 5.02. Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations	144
Section 5.03. Registration of Transfer and Exchange of Certificates	145
Section 5.04. Mutilated, Destroyed, Lost or Stolen Certificates	145
Section 5.05. Persons Deemed Owners	146
Section 5.06. Temporary Certificates	146
Section 5.07. Book-Entry for Book-Entry Certificates	147
Section 5.08. Notices to Clearing Agency	148
Section 5.09. Definitive Certificates	148
Section 5.10. Office for Transfer of Certificates	148
Section 5.11. Nature of Certificates	148
ARTICLE VI The Company and the Servicer	149
Section 6.01. Liability of the Company and the Servicer	149
Section 6.02. Merger or Consolidation of the Company or the Servicer	149
Section 6.03. Limitation on Liability of the Company, the Servicer and Others	149
Section 6.04. Neither the Company nor the Servicer may Resign	150
Section 6.05. Trustee and Certificate Insurer Access 150
ARTICLE VII Default	151
Section 7.01. Events of Default	151
Section 7.02. Trustee to Act; Appointment of Successor	153
Section 7.03. Notification to Certificateholders and the Certificate Insurer	154
ARTICLE VIII Concerning the Trustees	154
Section 8.01. Duties of Trustees	154
Section 8.02. Certain Matters Affecting the Trustees	156
Section 8.03. Trustees Not Liable for Certificates or Mortgage Loans	157
Section 8.04. Trustees May Own Certificates	157
Section 8.05. The Servicer to Pay Trustees’ Fees and Expenses	157
Section 8.06. Eligibility Requirements for Trustees	158
Section 8.07. Resignation and Removal of Trustees	158
Section 8.08. Successor Trustee	159
Section 8.09. Merger or Consolidation of Trustee	159
Section 8.10. Appointment of Co-Trustee or Separate Trustee	160
Section 8.11. Authenticating Agents	161
Section 8.12. Paying Agents	161
Section 8.13. Duties of Delaware Trustee	162
Section 8.14. Amendment to Certificate of Trust	163
Section 8.15. Limitation of Liability	163
Section 8.16. Yield Maintenance Agreements; the Premium Letter	163
ARTICLE IX Termination	163
Section 9.01. Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans	163
Section 9.02. Additional Termination Requirements	165
Section 9.03. Trust Irrevocable	166
ARTICLE X Miscellaneous Provisions	166
Section 10.01. Amendment	166
Section 10.02. Recordation of Agreement	168
Section 10.03. Limitation on Rights of Certificateholders	168
Section 10.04. Access to List of Certificateholders	169
Section 10.05. Governing Law	169
Section 10.06. Notices	169
Section 10.07. Severability of Provisions	170
Section 10.08 Counterpart Signatures	170
Section 10.09 Benefits of Agreement	170
Section 10.10 Notices and Copies to Rating Agencies and the Certificate Insurer	170
Section 10.11 Certificate Insurer Rights	171

Schedule 1             Exceptions to Section 2.08(iv) Representations
Exhibit A                Form of Certificates (other than Class R Certificates)
Exhibit B                Form of Class R Certificates
Exhibit C                Anti-Predatory Lending Categorization
Exhibit D                Mortgage Loan Schedule
Exhibit E                 [Reserved]
Exhibit F                 Form of Transferor Certificate For Junior Subordinate Certificates
Exhibit G                Form of Transferee’s Agreement For Junior Subordinate Certificates
Exhibit H                Form of Additional Matter Incorporated Into the Certificates
Exhibit I                  Transferor Certificate
Exhibit J                 Transferee Affidavit And Agreement
Exhibit K                Form of Certificate Insurance Policy
Exhibit L                 Form of Investment Letter
Exhibit M               Form of Trustee’s Certification Pursuant to Section 2.07
Exhibit N                Officer’s Certificate With Respect to ERISA Matters Pursuant to Section 5.01(d)
Exhibit O                Officer’s Certificate With Respect to ERISA Matters Pursuant to Section 5.01(g)

This Pooling and Servicing Agreement, dated and effective as of May 1, 2005 (this “Agreement”), is executed by and among Washington Mutual Mortgage Securities Corp., as depositor (the “Company”), Washington Mutual Bank, as Servicer (the “Servicer”), LaSalle Bank National Association, a national banking association with a corporate trust office at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, as Trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware Trustee (the “Delaware Trustee”).  Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

PRELIMINARY STATEMENT

The Company at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trust. On the Closing Date, the Company will acquire the REMIC I Regular Interests and the Class R-1 Residual Interest from the Trust as consideration for its transfer to the Trust of the Mortgage Loans and certain other assets and will be the owner of the REMIC I Regular Interests and the Class R-1 Residual Interest.  Thereafter on the Closing Date, the Company will acquire the REMIC II Regular Interests and the Class R-2 Residual Interest from the Trust as consideration for its transfer to the Trust of the REMIC I Regular Interests and will be the owner of the REMIC II Regular Interests.  Thereafter on the Closing Date, the Company will acquire the Certificates (other than the Class R-1 and Class R-2 Residual Interests) and the Class R-3 Residual Interest from the Trust as consideration for its transfer to the Trust of the REMIC II Regular Interests and will be the owner of the Certificates.  The Company has duly authorized the execution and delivery of this Agreement to provide for (i) the conveyance to the Trust of the Mortgage Loans and certain other assets, (ii) the issuance to the Company of the REMIC I Regular Interests and the Class R-1 Residual Interest representing in the aggregate the entire beneficial interest in REMIC I, (iii) the conveyance to the Trust of the REMIC I Regular Interests, (iv) the issuance to the Company of the REMIC II Regular Interests and the Class R-2 Residual Interest representing in the aggregate the entire beneficial interest in  REMIC II, (v) the conveyance to the Trust of the REMIC II Regular Interests and (vi) the issuance to the Company of the Certificates, such Certificates (other than the portion of the Class R Certificates representing ownership of the Class R-1 and Class R-2 Residual Interests) representing in the aggregate the entire beneficial interest in REMIC III. The Company and the Servicer are entering into this Agreement, and the Trustee and the Delaware Trustee are each accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Certificates issued hereunder, other than the Junior Subordinate Certificates, have been offered for sale pursuant to a Prospectus, dated April 20, 2005, and a Prospectus Supplement, dated May 23, 2005, of the Company (together, the “Prospectus”). The Junior Subordinate Certificates have been offered for sale pursuant to a Private Placement Memorandum, dated May 25, 2005.  The Trust created hereunder is intended to be the “Trust” described in the Prospectus and the Private Placement Memorandum and the Certificates are intended to be the “Certificates” described therein. The following tables set forth the designation, type of interest, Certificate Interest Rate, initial Class Principal Balance and Final Maturity Date for the REMIC I Regular Interests, the REMIC II Regular Interests, the Class R Residual Interests and the Certificates:

REMIC I Interests

Class Designation for each REMIC I Regular Interest and the Class R-1 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class C-Y-1	Regular	5.500%	$ 519,238.48	June 2035
Class C-Y-2	Regular	5.000%	15,051.76	June 2020
Class C-Z-1	Regular	5.500%	1,042,473,982.96	June 2035
Class C-Z-2	Regular	5.000%	30,088,458.91	June 2020
Class C-X-M	Regular	5.500%(2)	-----	June 2035
Class D-X-M	Regular	5.500%(2)	-----	June 2020
Class C-P-M	Regular	(3)	2,742,845.36	June 2035
Class D-P-M	Regular	(3)	2,019,462.42	June 2020
Class R-1†	Residual	5.500%	100.00	June 2035

*             The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group (or Loan Groups, as applicable) matures. For federal income tax purposes, for each Class of REMIC I Regular and Residual Interests, the “latest possible maturity date” shall be the Final Maturity Date.

† The Class R-1 Residual Interest is entitled to receive the applicable Residual Distribution Amount and any Excess Liquidation Proceeds.

(1)           Interest distributed to the REMIC I Regular Interests (other than the Class P-M Regular Interests, which shall not be entitled to receive any distributions of interest) and the Class R-1 Residual Interest on each Distribution Date will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance or Class Notional Amount outstanding immediately before such Distribution Date.

(2)           Each Class of the Class X-M Regular Interests shall accrue interest on the related Class Notional Amount.  The Class X-M Regular Interests shall not be entitled to receive any distributions of principal.

(3) The Class P-M Regular Interests shall not be entitled to receive any distributions of interest.

As provided herein, with respect to REMIC I, the Servicer will cause an election to be made on behalf of REMIC I to be treated for federal income tax purposes as a REMIC. The REMIC I Regular Interests will be designated regular interests in REMIC I and the Class R-1 Residual Interest will be designated the sole class of residual interest in REMIC I, for purposes of the REMIC Provisions.

REMIC II Interests

Class Designation for each Class of REMIC II Regular Interests and the Class R-2 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class CB-1-L	Regular	5.500%	$ 305,066,700.00	June 2035
Class CB-3-L	Regular	5.500%	154,500,000.00	June 2035
Class CB-5-L	Regular	5.500%	3,880,300.00	June 2035
Class CB-6-L	Regular	5.500%	500,000.00	June 2035
Class CB-7-L	Regular	5.500%	68,674,000.00	June 2035
Class CB-8-L	Regular	5.500%	3,576,900.00	June 2035
Class CB-9-L	Regular	5.500%	30,000,000.00	June 2035
Class CB-11-L	Regular	5.500%	32,615,000.00	June 2035
Class CB-12-L	Regular	5.500%	1,698,000.00	June 2035
Class CB-13-L	Regular	5.500%	107,250,000.00	June 2035
Class CB-15-L	Regular	5.420%	14,725,000.00	June 2035
Class 2-CB-L	Regular	5.000%	28,570,000.00	June 2035
Class 3-CB-L	Regular	5.500%	43,691,000.00	June 2035
Class 4-A-1-L	Regular	5.500%	28,498,000.00	June 2035
Class 4-A-2-L	Regular	5.500%	1,484,000.00	June 2035
Class 5-A-1-L	Regular	5.500%	18,433,000.00	June 2035
Class 5-A-2-L	Regular	5.500%	15,500,000.00	June 2035
Class 5-A-4-L	Regular	5.500%	8,555,000.00	June 2035
Class 5-A-5-L	Regular	5.500%	36,000,000.00	June 2035
Class 5-A-7-L	Regular	5.500%	108,199,000.00	June 2035
Class 5-A-8-L	Regular	5.500%	5,841,000.00	June 2035
Class 5-A-9-L	Regular	5.500%	960,000.00	June 2035
Class 5-A-10-L	Regular	5.500%	445,000.00	June 2035
Class C-X-L	Regular	5.500%(2)	-----	June 2035
Class D-X-L	Regular	5.500%(2)	-----	June 2020
Class C-P-L	Regular	(3)	2,742,845.00	June 2035
Class D-P-L	Regular	(3)	2,019,462.00	June 2020
Class B-1-L	Regular	Variable(4)	24,254,000.00	June 2035
Class B-2-L	Regular	Variable(4)	10,778,000.00	June 2035
Class B-3-L	Regular	Variable(4)	5,928,000.00	June 2035
Class B-4-L	Regular	Variable(4)	5,928,000.00	June 2035
Class B-5-L	Regular	Variable(4)	4,311,000.00	June 2035
Class B-6-L	Regular	Variable(4)	3,235,832.11	June 2035
Class R-2†	Residual	-----	-----	June 2035

*             The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group (or Loan Groups, as applicable) matures. For federal income tax purposes, for each Class of REMIC II Regular and Residual Interests, the “latest possible maturity date” shall be the Final Maturity Date.

† The Class R-2 Residual Interest is entitled to receive the applicable Residual Distribution Amount and any Excess Liquidation Proceeds.

(1)           Interest distributed on each Distribution Date to the REMIC II Regular Interests (other than the Class P-L Regular Interests, which shall not be entitled to receive any distributions of interest) will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance or Class Notional Amount outstanding immediately before such Distribution Date.

(2)           Each Class of the Class X-L Regular Interests shall accrue interest on the related Class Notional Amount.  The Class X-L Regular Interests shall not be entitled to receive any distributions of principal.

(3) The Class P-L Regular Interests shall not be entitled to receive any distributions of interest.

(4)           The Certificate Interest Rate for each Class of the Class B-L Regular Interests shall equal, on any Distribution Date, the weighted average of the Certificate Interest Rates for the Class C-Y-1and Class C-Y-2 Regular Interests.

As provided herein, with respect to REMIC II, the Servicer will cause an election to be made on behalf of REMIC II to be treated for federal income tax purposes as a REMIC. The REMIC II Regular Interests will be designated regular interests in REMIC II and the Class R-2 Residual Interest will be designated the sole class of residual interest in REMIC II, for purposes of the REMIC Provisions.

REMIC III Interests

Class Designation for each Class of REMIC III Regular Interests and the Class R-3 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class CB-1-M	Regular	(2)	$ 305,066,700.00	June 2035
Class CB-2	Regular	(3)	-----	June 2035
Class CB-3-M	Regular	(4)	154,500,000.00	June 2035
Class CB-4	Regular	(5)	-----	June 2035
Class CB-5	Regular	5.500%	3,880,300.00	June 2035
Class CB-6	Regular	5.500%	500,000.00	June 2035
Class CB-7	Regular	5.500%	68,674,000.00	June 2035
Class CB-8	Regular	5.500%	3,576,900.00	June 2035
Class CB-9-M	Regular	(6)	30,000,000.00	June 2035
Class CB-10	Regular	(7)	-----	June 2035
Class CB-11	Regular	5.500%	32,615,000.00	June 2035
Class CB-12	Regular	5.500%	1,698,000.00	June 2035
Class CB-13-M	Regular	(8)	107,250,000.00	June 2035
Class CB-14	Regular	(9)	-----	June 2035
Class CB-15	Regular	5.400%	14,725,000.00	June 2035
Class CB-16	Regular	5.500%(10)	-----	June 2035
Class 2-CB	Regular	5.000%	28,570,000.00	June 2035
Class 3-CB	Regular	5.500%	43,691,000.00	June 2035
Class 4-A-1	Regular	5.500%	28,498,000.00	June 2035
Class 4-A-2	Regular	5.500%	1,484,000.00	June 2035
Class 5-A-1	Regular	5.500%	18,433,000.00	June 2035
Class 5-A-2-M	Regular	(11)	15,500,000.00	June 2035
Class 5-A-3	Regular	(12)	-----	June 2035
Class 5-A-4	Regular	5.500%	8,555,000.00	June 2035
Class 5-A-5-M	Regular	(13)	36,000,000.00	June 2035
Class 5-A-6	Regular	(14)	-----	June 2035
Class 5-A-7	Regular	5.500%	108,199,000.00	June 2035
Class 5-A-8	Regular	5.500%	5,841,000.00	June 2035
Class 5-A-9	Regular	5.500%	960,000.00	June 2035
Class 5-A-10	Regular	5.500%	445,000.00	June 2035
Class C-X	Regular	5.500%(10)	-----	June 2035
Class D-X	Regular	5.500%(10)	-----	June 2020
Class C-P	Regular	(15)	2,742,845.00	June 2035
Class D-P	Regular	(15)	2,019,462.00	June 2020
Class B-1	Regular	Variable (16)	24,254,000.00	June 2035
Class B-2	Regular	Variable (16)	10,778,000.00	June 2035
Class B-3	Regular	Variable (16)	5,928,000.00	June 2035
Class B-4	Regular	Variable (16)	5,928,000.00	June 2035
Class B-5	Regular	Variable (16)	4,311,000.00	June 2035
Class B-6	Regular	Variable (16)	3,235,832.11	June 2035
Class R-3 (17)	Residual	-----	-----	June 2035

*             The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group (or Loan Groups, as applicable) matures. For federal income tax purposes, for each Class of REMIC III Regular and Residual Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)           Interest distributed on each Distribution Date to the Certificates (other than the Class P Certificates, which shall not be entitled to receive any distributions of interest) will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance or Class Notional Amount outstanding immediately before such Distribution Date.

(2)           The Certificate Interest Rate for the Class CB-1-M Regular Interest shall equal LIBOR plus 0.450%, subject to a minimum and maximum Certificate Interest Rate of 0.450% and 5.500% per annum, respectively.

(3)           The Certificate Interest Rate for the Class CB-2 Certificates shall equal 5.050% minus LIBOR, subject to a minimum and maximum Certificate Interest Rate of 0.000% and 5.050% per annum, respectively.  The Class CB-2 Certificates shall accrue interest on the Class CB-2 Notional Amount.  The Class CB-2 Certificates shall not be entitled to receive any distributions of principal.

(4)           The Certificate Interest Rate for the Class CB-3-M Regular Interest shall equal LIBOR plus 0.450%, subject to a minimum and maximum Certificate Interest Rate of 0.450% and 5.500% per annum, respectively.

(5)           The Certificate Interest Rate for the Class CB-4 Certificates shall equal 5.050% minus LIBOR, subject to a minimum and maximum Certificate Interest Rate of 0.000% and 5.050% per annum, respectively.  The Class CB-4 Certificates shall accrue interest on the Class CB-4 Notional Amount.  The Class CB-4 Certificates shall not be entitled to receive any distributions of principal.

(6)           The Certificate Interest Rate for the Class CB-9-M Regular Interest shall equal LIBOR plus 0.400%, subject to a minimum and maximum Certificate Interest Rate of 0.400% and 5.500% per annum, respectively.

(7)           The Certificate Interest Rate for the Class CB-10 Certificates shall equal 5.100% minus LIBOR, subject to a minimum and maximum Certificate Interest Rate of 0.000% and 5.100% per annum, respectively.  The Class CB-10 Certificates shall accrue interest on the Class CB-10 Notional Amount.  The Class CB-10 Certificates shall not be entitled to receive any distributions of principal.

(8)           The Certificate Interest Rate for the Class CB-13-M Regular Interest shall equal LIBOR plus 0.500%, subject to a minimum and maximum Certificate Interest Rate of 0.500% and 5.500% per annum, respectively.

(9)           The Certificate Interest Rate for the Class CB-14 Certificates shall equal 5.000% minus LIBOR, subject to a minimum and maximum Certificate Interest Rate of 0.000% and 5.000% per annum, respectively.  The Class CB-14 Certificates shall accrue interest on the Class CB-14 Notional Amount.  The Class CB-14 Certificates shall not be entitled to receive any distributions of principal.

(10)         The Class CB-16 Certificates and each Class of the Class X Certificates shall accrue interest on the related Class Notional Amount.  The Class CB-16 Certificates and each Class of the Class X Certificates shall not be entitled to receive any distributions of principal.

(11)         The Certificate Interest Rate for the Class 5-A-2-M Regular Interest shall equal LIBOR plus 0.550%, subject to a minimum and maximum Certificate Interest Rate of 0.550% and 5.500% per annum, respectively.

(12)         The Certificate Interest Rate for the Class 5-A-3 Certificates shall equal 4.950% minus LIBOR, subject to a minimum and maximum Certificate Interest Rate of 0.000% and 4.950% per annum, respectively.  The Class 5-A-3 Certificates shall accrue interest on the Class 5-A-3 Notional Amount.  The Class 5-A-3 Certificates shall not be entitled to receive any distributions of principal.

(13)         The Certificate Interest Rate for the Class 5-A-5-M Regular Interest shall equal LIBOR plus 0.600%, subject to a minimum and maximum Certificate Interest Rate of 0.600% and 5.500% per annum, respectively.

(14)         The Certificate Interest Rate for the Class 5-A-6 Certificates shall equal 4.900% minus LIBOR, subject to a minimum and maximum Certificate Interest Rate of 0.000% and 4.900% per annum, respectively.  The Class 5-A-6 Certificates shall accrue interest on the Class 5-A-6 Notional Amount.  The Class 5-A-6 Certificates shall not be entitled to receive any distributions of principal.

(15) The Class P Certificates shall not be entitled to receive any distributions of interest.

(16)         The Certificate Interest Rate for each Class of the Class B Certificates shall equal, on any Distribution Date, the weighted average of the Certificate Interest Rates for the Class C-Y-1 and Class C-Y-2 Regular Interests.

(17)         The Class R‑3 Residual Interest shall be entitled to receive the applicable Residual Distribution Amount.  The Class R‑3 Residual Interest shall not be entitled to receive any distributions of interest or principal.

As provided herein, with respect to REMIC III, the Servicer will cause an election to be made on behalf of REMIC III to be treated for federal income tax purposes as a REMIC. The REMIC III Regular Interests will be designated regular interests in REMIC III, and the Class R-3 Residual Interest will be designated the sole class of residual interest in REMIC III, for purposes of the REMIC Provisions.

In addition, the Trust will issue the Class R Certificates, which will represent ownership of the Class R-1, Class R-2 and Class R-3 Residual Interests.

In addition, the Trust will issue (i) the Class CB-1 Certificates, which will represent ownership of (x) the Class CB-1-M Regular Interest and (y) the applicable rights specified in the second sentence of Section 4.05(a), (ii) the Class CB-3 Certificates, which will represent ownership of (x) the Class CB-3-M Regular Interest and (y) the applicable rights specified in the second sentence of Section 4.05(a), (iii) the Class CB-9 Certificates, which will represent ownership of (x) the Class CB-9-M Regular Interest and (y) the applicable rights specified in the second sentence of Section 4.05(a), (iv) the Class CB-13 Certificates, which will represent ownership of (x) the Class CB-13-M Regular Interest and (y) the applicable rights specified in the second sentence of Section 4.05(a), (v) the Class 5-A-2 Certificates, which will represent ownership of (x) the Class 5-A-2-M Regular Interest and (y) the applicable rights specified in the second sentence of Section 4.05(a) and (vi) the Class 5-A-5 Certificates, which will represent ownership of (x) the Class 5-A-5-M Regular Interest and (y) the applicable rights specified in the second sentence of Section 4.05(a).

As of the Cut-Off Date, the Mortgage Loans have an aggregate Principal Balance of $1,077,859,139.89 and the Certificates have an Aggregate Certificate Principal Balance of $1,077,859,139.11.

W I T N E S S E T H :

WHEREAS, the Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to undertake the obligations undertaken by it herein;

WHEREAS, the Servicer is a federal savings association duly organized and existing under and by virtue of the laws of the United States of America and has full power and authority to enter into this Agreement and to undertake the obligations undertaken by it herein;

WHEREAS, the Trustee is a national banking association duly organized and existing under the laws of the United States of America and has full power and authority to enter into this Agreement;

WHEREAS, the Delaware Trustee is a banking corporation duly organized and existing under the laws of the State of Delaware and has full power and authority to enter into this Agreement;

WHEREAS, prior to the execution and delivery hereof, the Company and the Delaware Trustee have entered into the Original Trust Agreement, and the Delaware Trustee has filed the Certificate of Trust;

WHEREAS, it is the intention of the Company, the Trustee, the Servicer and the Delaware Trustee that the Trust created by this Agreement constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original Trust Agreement;

WHEREAS, the Company is the owner of the Mortgage Loans identified in the Mortgage Loan Schedule hereto having unpaid Principal Balances on the Cut-Off Date as stated therein; and

WHEREAS, the Company has been duly authorized to create the Trust to (i) hold the Mortgage Loans and certain other property, (ii) issue the REMIC I Regular Interests and the Class R-1 Residual Interest, (iii) hold the REMIC I Regular Interests, (iv) issue the REMIC II Regular Interests and the Class R-2 Residual Interest, (v) hold the REMIC II Regular Interests and (vi) issue the Certificates.

NOW, THEREFORE, in order to declare the terms and conditions upon which the REMIC I Regular Interests, the REMIC II Regular Interests, the Class R Residual Interests and the Certificates are to be issued, and in consideration of the premises and of the purchase and acceptance of the Certificates by the Holders thereof, the Company covenants and agrees with the Trustee, the Servicer and the Delaware Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates, as applicable, as follows:

ARTICLE I

Section 1.01.        Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of the Certificates.

Appraised Value:  With respect to any (i) Mortgage Loan that is not a Streamlined Mortgage Loan or ROV Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property, provided, however, that if such Mortgage Loan was originated in connection with the refinance of a mortgage loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan; (ii) ROV Mortgage Loan, the lesser of (a) the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property, provided, however, that if such ROV Mortgage Loan was originated in connection with the refinance of a mortgage loan, such value shall be based solely on the residential appraisal review made in connection with the origination of such ROV Mortgage Loan; and (iii) Streamlined Mortgage Loan, the value set forth in the appraisal made in connection with the origination of the mortgage loan being refinanced.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment or mortgage of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11.

Authorized Denomination: With respect to the Certificates (other than the Class CB-2, Class CB-4, Class CB-6, Class CB-10, Class CB-14, Class CB-15, Class CB-16, Class 5-A-3, Class 5-A-6, Class 5-A-8, Class X and Class R Certificates), an initial Certificate Principal Balance equal to $25,000 and multiples of $1 in excess thereof, except that one Certificate of each Class of the Junior Subordinate Certificates may be issued in an amount that is not an integral multiple of $1.  With respect to the Class CB-6 and Class CB-15 Certificates, an initial Certificate Principal Balance equal to $1,000 and multiples of $1,000 in excess thereof.  With respect to the Class 5-A-8 Certificates, an initial Certificate Principal Balance equal to $1,000 and multiples of $1 in excess thereof.  With respect to the Class CB-2, Class CB-4, Class CB-10, Class CB-14, Class CB-16, Class 5-A-3, Class 5-A-6 and Class X Certificates, an initial Certificate Principal Balance equal to $100,000 and multiples of $1 in excess thereof.  With respect to the Class R Certificates, one Certificate with a Percentage Interest equal to 0.01% and one Certificate with a Percentage Interest equal to 99.99%.

Bankruptcy Loss: A loss on a Mortgage Loan arising out of (i) a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of “Bankruptcy Loss,” including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Mortgage Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Mortgage Loan.

Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

Benefit Plan Opinion: With respect to any Certificate presented for registration in the name of any Person, an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company to the effect that the purchase or holding of such Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company to any obligation or liability (including obligations or liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company.

Book-Entry Certificates: The Class A, Class X, Class P and Senior Subordinate Certificates, beneficial ownership and transfers of which shall be made through book entries as described in Section 5.07.

Business Day: Any day other than a Saturday, a Sunday, or a day on which the Certificate Insurer (with respect to matters hereunder affecting the Certificate Insurer) or on which banking institutions in Stockton, California, Chicago, Illinois, New York, New York, Seattle, Washington or St. Paul, Minnesota or any city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between a Person and a Mortgagor pursuant to which such Person has provided a Buydown Fund.

Buydown Fund: A fund provided by the originator of a Mortgage Loan or another Person with respect to a Buydown Loan which provides an amount sufficient to subsidize regularly scheduled principal and interest payments due on such Buydown Loan for a period. Buydown Funds may be (i) funded at the par values of future payment subsidies, or (ii) funded in an amount less than the par values of future payment subsidies, and determined by discounting such par values in accordance with interest accruing on such amounts, in which event they will be deposited in an account bearing interest. Buydown Funds may be held in a separate Buydown Fund Account or may be held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by the Servicer.

Buydown Fund Account: A separate account or accounts created and maintained pursuant to Section 3.02 (a) with the corporate trust department of the Trustee or another financial institution approved by the Servicer, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. Such account or accounts may be non-interest bearing or may bear interest. In the event that a Buydown Fund Account is established pursuant to clause (b) of the preceding sentence, amounts held in such Buydown Fund Account shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Buydown Fund Account may be established.

Buydown Loan: A Mortgage Loan for which the Mortgage Interest Rate has been subsidized through a Buydown Fund provided at the time of origination of such Mortgage Loan.

Cap Counterparty:  With respect to the Class CB-1 Yield Maintenance Agreement, Class CB-9 Yield Maintenance Agreement, Class CB-13 Yield Maintenance Agreement, Class 5-A-2 Yield Maintenance Agreement and Class 5-A-5 Yield Maintenance Agreement, Bear Stearns Financial Products Inc.; and, with respect to the Class CB-3 Yield Maintenance Agreement, Bank of America, N.A.

Carry-Forward Subsequent Recoveries Amount: For any Distribution Date and any Loan Group, the excess, if any, of (i) the Subsequent Recoveries for such Distribution Date for such Loan Group over (ii) the amount by which the Class Principal Balance of the Class of Subordinate Certificates with the lowest priority is increased in respect of Subsequent Recoveries for such Loan Group on such Distribution Date pursuant to the definition of “Class Principal Balance” herein.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibit A and B hereto. The additional matter appearing in Exhibit H shall be deemed incorporated into Exhibit A as though set forth at the end of such Exhibit.

Certificate Account: The separate trust account created and maintained with the Trustee, the Investment Depository or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.04, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account in respect of the Mortgage Loans in each of the Loan Groups and amounts withdrawn from the Certificate Account attributable to each of such Loan Groups shall be accounted for separately. Funds in the Certificate Account may be invested in Eligible Investments pursuant to Section 3.04(b) and reinvestment earnings thereon shall be paid to the Servicer as additional servicing compensation. Funds deposited in the Certificate Account (exclusive of the Servicing Fee) shall be held in trust for the Certificateholders and for the uses and purposes set forth in Section 2.01, Section 3.04, Section 3.05, Section 4.01, Section 4.04 and Section 4.05.

Certificate Group: The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates or Group 5 Certificates, as applicable.

Certificateholder or Holder: With respect to the Certificates, the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Company, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained; provided, that the Trustee may conclusively rely upon an Officer’s Certificate to determine whether any Person is an affiliate of the Company or the Servicer. For so long as no Certificate Insurer Default exists (and whether or not any payments with respect to Insured Amounts have been made), the Certificate Insurer shall be deemed to be the sole Holder of all outstanding Insured Certificates (other than the right to receive distributions on such Insured Certificates); provided, that the Certificate Insurer shall have no power without the consent of the holder of each Certificate affected thereby to: (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Certificateholder's Percentage Interest, the Certificate Interest Rate or the Termination Payment with respect to the Insured Certificates; (ii) reduce the percentage of Percentage Interests specified in Section 10.01 which are required to amend this Agreement; (iii) create or permit the creation of any lien against any part of the Mortgage Pool Assets, the REMIC I Assets or the REMIC II Assets; (iv) modify any provision in any way which would permit an earlier retirement of the Certificates; or (v) amend this definition of “Certificateholder or Holder.”  With respect to the REMIC II Regular Interests, the owner of the REMIC II Regular Interests, which as of the Closing Date shall be the Trust.  With respect to the REMIC I Regular Interests, the owner of the REMIC I Regular Interests, which as of the Closing Date shall be the Trust. For purposes of the definitions of “Order” and “Preference Amount” herein, “Holder” shall have the meaning set forth in the first sentence of this definition of “Certificateholder or Holder” and shall also mean a Beneficial Holder. For purposes of the Certificate Insurance Policy, “Certificateholder” shall have the meaning set forth in the first sentence of this definition of “Certificateholder or Holder” and shall also mean a Beneficial Holder.

Certificate Insurance Policy: The Financial Guaranty Insurance Policy No. D-2005-34 issued by the Certificate Insurer in respect of the Class CB-15 Certificates, a copy of which is attached hereto as Exhibit K.

Certificate Insurer: Assured Guaranty Corp., a Maryland domiciled insurance company and a subsidiary of Assured Guaranty Ltd., or any successor thereto.

Certificate Insurer Default: The occurrence and continuance of any one of the following: (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; (b) the Certificate Insurer (i) files any petition or commences any case or any suit in equity, action at law, or other judicial or administrative proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (c) a court of competent jurisdiction or other competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

Certificate Insurer Premium: The “Premium,” with respect to the Class CB-15 Certificates, as set forth in the Premium Letter.

Certificate Interest Rate: For each Class of REMIC I, REMIC II and REMIC III Regular Interests and the Class R-1 Residual Interest, the per annum rate set forth as the Certificate Interest Rate for such Class in the Preliminary Statement hereto.

Certificate of Trust: The certificate of trust filed with respect to the Trust with the Secretary of State in accordance with Section 3810(a) of the Statutory Trust Statute.

Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 5.03.

Class: All REMIC I Regular Interests or the Class R-1 Residual Interest having the same priority and rights to payments on the Mortgage Loans from the REMIC I Available Distribution Amount, all REMIC II Regular Interests or the Class R-2 Residual Interest having the same priority and rights to payments on the REMIC I Regular Interests from the REMIC II Available Distribution Amount, and all REMIC III Regular Interests or the Class R-3 Residual Interest having the same priority and rights to payments on the REMIC II Regular Interests from the REMIC III Available Distribution Amount, as applicable, which REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and Class R Residual Interests, as applicable, shall be designated as a separate Class, and which, in the case of the Certificates (including the Class R Certificates representing ownership of the Class R Residual Interests), shall be set forth in the applicable forms of Certificates attached hereto as Exhibits A and B. Each Class of REMIC I Regular Interests and the Class R-1 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of “REMIC I Distribution Amount” only to the extent of the REMIC I Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of “REMIC I Distribution Amount,” each Class of REMIC II Regular Interests and the Class R-2 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of “REMIC II Distribution Amount” only to the extent of the REMIC II Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of “REMIC II Distribution Amount” and each Class of REMIC III Regular Interests and the Class R-3 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of “REMIC III Distribution Amount” only to the extent of the REMIC III Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of “REMIC III Distribution Amount.”

In addition to their right to receive payments from the REMIC III Available Distribution Amount on the Class CB-1-M Regular Interest, Class CB-3-M Regular Interest, Class CB-9-M Regular Interest, the Class CB-13-M Regular Interest, the Class 5-A-2-M Regular Interest and Class 5-A-5-M Regular Interest, respectively, the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificates shall be entitled to receive payments, if any, as specified in the second sentence of Section 4.05(a).

Class 1-P Fraction: For each Class 1-P Mortgage Loan, a fraction, the numerator of which is 5.500% less the Pass-Through Rate on such Class 1-P Mortgage Loan and the denominator of which is 5.500%.

Class 1-P Mortgage Loan: Any Group 1 Loan with a Pass-Through Rate of less than 5.500% per annum.

Class 2-CB Certificates: The Certificates designated as “Class 2-CB” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 2-CB-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 2-P Fraction: For each Class 2-P Mortgage Loan, a fraction, the numerator of which is 5.000% less the Pass-Through Rate on such Class 2-P Mortgage Loan and the denominator of which is 5.000%.

Class 2-P Mortgage Loan: Any Group 2 Loan with a Pass-Through Rate of less than 5.000% per annum.

Class 3-CB Certificates: The Certificates designated as “Class 3-CB” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 3-CB-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 4-A-1 Certificates: The Certificates designated as “Class 4-A-1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 4-A-1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 4-A-2 Certificates: The Certificates designated as “Class 4-A-2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 4-A-2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 4-P Fraction: For each Class 4-P Mortgage Loan, a fraction, the numerator of which is 5.500% less the Pass-Through Rate on such Class 4-P Mortgage Loan and the denominator of which is 5.500%.

Class 4-P Mortgage Loan: Any Group 4 Loan with a Pass-Through Rate of less than 5.500% per annum.

Class 5-A-1 Certificates: The Certificates designated as “Class 5-A-1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-A-2 Certificates: The Certificates designated as “Class 5-A-2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-A-2-M Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

 Class 5-A-3 Certificates: The Certificates designated as “Class 5-A-3” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-3 Notional Amount:  For any Distribution Date, the Class 5-A-2 Principal Balance immediately before that Distribution Date.

Class 5-A-4 Certificates: The Certificates designated as “Class 5-A-4” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-4-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-A-5 Certificates: The Certificates designated as “Class 5-A-5” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class 5-A-5-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-A-5-M Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

 Class 5-A-6 Certificates: The Certificates designated as “Class 5-A-6” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-6 Notional Amount:  For any Distribution Date, the Class 5-A-5 Principal Balance immediately before that Distribution Date.

Class 5-A-7 Certificates: The Certificates designated as “Class 5-A-7” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-7-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-A-8 Certificates: The Certificates designated as “Class 5-A-8” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-8-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-A-9 Certificates: The Certificates designated as “Class 5-A-9” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-9-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-A-10 Certificates: The Certificates designated as “Class 5-A-10” on the face thereof in substantially the form attached hereto as Exhibit A.

Class 5-A-10-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class 5-P Fraction: For each Class 5-P Mortgage Loan, a fraction, the numerator of which is 5.500% less the Pass-Through Rate on such Class 5-P Mortgage Loan and the denominator of which is 5.500%.

Class 5-P Mortgage Loan: Any Group 5 Loan with a Pass-Through Rate of less than 5.500% per annum.

Class A Certificates: The Group 1-A, Group 2-A, Group 3-A, Group 4-A and Group 5-A Certificates.

Class A-L Regular Interests:  The Group 1-A-L, Group 2-A-L, Group 3-A-L, Group 4-A-L and Group 5-A-L Regular Interests.

Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Class B Percentage: For any date of determination, the aggregate Class Principal Balance of the Class B Certificates divided by the then outstanding aggregate Principal Balance of the Mortgage Loans.

Class B-L Regular Interests: The Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L and Class B-6-L Regular Interests.

Class B-1 Certificates: The Certificates designated as “Class B-1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-2 Certificates: The Certificates designated as “Class B-2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-3 Certificates: The Certificates designated as “Class B-3” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-3-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-4 Certificates: The Certificates designated as “Class B-4” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-4-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-5 Certificates: The Certificates designated as “Class B-5” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-5-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-6 Certificates: The Certificates designated as “Class B-6” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-6-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

 Class CB-1 Certificates: The Certificates designated as “Class CB-1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-1-M Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

 Class CB-2 Certificates: The Certificates designated as “Class CB-2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-2 Notional Amount:  For any Distribution Date, the Class CB-1 Principal Balance immediately before that Distribution Date.

Class CB-3 Certificates: The Certificates designated as “Class CB-3” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-3 Fraction: For any Distribution Date, a fraction, the numerator of which is the Certificate Interest Rate for the Class CB-3-M Regular Interest for such Distribution Date and the denominator of which is 5.500%.

Class CB-3-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-3-M Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

 Class CB-4 Certificates: The Certificates designated as “Class CB-4” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-4 Notional Amount:  For any Distribution Date, the Class CB-3 Principal Balance immediately before that Distribution Date.

 Class CB-5 Certificates: The Certificates designated as “Class CB-5” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class CB-5-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-6 and Class CB-15 Priority Amount: For any Distribution Date before June 2008, zero; and for any Distribution Date in or after June 2008, $15,225.

Class CB-6 Certificates: The Certificates designated as “Class CB-6” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class CB-6-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-6 Rounding Account: The separate trust account maintained with the Trustee pursuant to Section 3.22, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class CB-6 Certificateholders, or any other account serving a similar function acceptable to the Rating Agencies, and which account provides that the Trustee may make, or cause to be made, withdrawals as provided in Section 3.22 hereof, to the extent of the amount then remaining in the Class CB-6 Rounding Account.

Class CB-7 Certificates: The Certificates designated as “Class CB-7” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class CB-7-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-8 Certificates: The Certificates designated as “Class CB-8” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class CB-8-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-9 Certificates: The Certificates designated as “Class CB-9” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-9-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-9-M Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

 Class CB-10 Certificates: The Certificates designated as “Class CB-10” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-10 Notional Amount:  For any Distribution Date, the Class CB-9 Principal Balance immediately before that Distribution Date.

Class CB-11 Certificates: The Certificates designated as “Class CB-11” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class CB-11-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-12 Certificates: The Certificates designated as “Class CB-12” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class CB-12-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-13 Certificates: The Certificates designated as “Class CB-13” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-13-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class CB-13-M Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

 Class CB-14 Certificates: The Certificates designated as “Class CB-14” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-14 Notional Amount:  For any Distribution Date, the Class CB-13 Principal Balance immediately before that Distribution Date.

Class CB-15 Additional Reimbursement Amount: The sum (to the extent not previously repaid to the Certificate Insurer) of all reasonable costs and expenses (including reasonable costs and expenses of counsel) incurred by the Certificate Insurer in connection with the enforcement, defense or preservation of any rights in respect of the transaction documentation or the Certificate Insurance Policy or the foreclosure against or sale or other disposition of any collateral or pursuit of any remedies under the transaction documentation, to the extent reported in writing by the Certificate Insurer to the Servicer and the Trustee.

 Class CB-15 Available Funds: For any Distribution Date, the portion of the REMIC III Available Distribution Amount payable to the Class CB-15 Certificates pursuant to the definition of  “REMIC III Distribution Amount” herein.

 Class CB-15 Certificates: The Certificates designated as “Class CB-15” on the face thereof in substantially the form attached hereto as Exhibit A.

 Class CB-15 Covered Payoff Shortfall Amount: For any Distribution Date, an amount equal to the portion of the amount, if any, for such Distribution Date specified in clause (iii) of the definition of “Uncompensated Interest Shortfall” that is allocated to the Class CB-15-L Regular Interest pursuant to such definition.

 Class CB-15 Reimbursement Amount: All amounts previously paid by the Certificate Insurer under the Certificate Insurance Policy which have not been previously repaid to the Certificate Insurer.

 Class CB-15 Required Distributions: With respect to any Distribution Date, the sum, without duplication, of (i) the portion of the Interest Distribution Amount for the Class CB-15-L Regular Interest allocable to the Class CB-15 Certificates on such Distribution Date, minus any basis risk shortfall and any shortfall attributable to the liability of the Trust, any REMIC or the Trustee for taxes or withholding taxes, including interest and penalties in respect of such liability, allocated to the Class CB-15 Certificates on such Distribution Date and (ii) the amount of any Realized Losses allocated to the Class CB-15 Certificates on such Distribution Date.

 Class CB-15 Reserve Fund: The separate trust account maintained and held by the Trustee pursuant to Section 3.17, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust solely for the benefit of the Trust on behalf of the Class CB-15 Certificateholders, or any other account serving a similar function acceptable to the Rating Agencies and the Certificate Insurer, and which account provides that the Trustee may make, or cause to be made, withdrawals therefrom in accordance with Section 3.17.

 Class CB-15-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class CB-15 Rounding Account: The separate trust account maintained with the Trustee pursuant to Section 3.22, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class CB-15 Certificateholders, or any other account serving a similar function acceptable to the Rating Agencies, and which account provides that the Trustee may make, or cause to be made, withdrawals as provided in Section 3.22 hereof, to the extent of the amount then remaining in the Class CB-15 Rounding Account.

Class CB-16 Certificates: The Certificates designated as “Class CB-16” on the face thereof in substantially the form attached hereto as Exhibit A.

Class CB-16 Notional Amount:  For any Distribution Date, the Class CB-15 Principal Balance immediately before that Distribution Date multiplied by 2/550.

Class C-P Certificates: The Certificates designated as “Class C-P” on the face thereof in substantially the form attached hereto as Exhibit A.

Class C-P-L Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class C-P-M Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class C-X Certificates: The Certificates designated as “Class C-X” on the face thereof in substantially the form attached hereto as Exhibit A.

Class C-X Notional Amount: With respect to any Distribution Date, the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received (and after giving effect to Principal Prepayments, Monthly P&I Advances and the principal portion of Realized Losses applied prior to such Due Date), or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group 1 Premium Rate Mortgage Loans and the Group 5 Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for Group 1 Premium Rate Mortgage Loans and the Group 5 Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 5.500%.

Class C-X-L Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class C-X-M Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class C-Y Principal Reduction Amounts:  For any Distribution Date, the amounts by which the Class Principal Balances of the Class C-Y-1 and Class C-Y-2 Regular Interests, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix 1.

Class C-Y Regular Interests: The Class C-Y-1 and Class C-Y-2 Regular Interests.

Class C-Y-1 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class C-Y-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class C-Y-1 Regular Interest on such Distribution Date.

Class C-Y-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class C-Y-2 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class C-Y-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class C-Y-2 Regular Interest on such Distribution Date.

Class C-Y-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class C-Z Principal Reduction Amounts: For any Distribution Date, the amounts by which the Class Principal Balances of the Class C-Z-1 and Class C-Z-2 Regular Interests, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, which shall be in each case the excess of (A) the sum of (x) the excess of the REMIC I Available Distribution Amount for the related Loan Group or Groups (i.e. the “related Loan Groups” for the Class C-Z-1 Regular Interest are Loan Group 1, Loan Group 3, Loan Group 4 and Loan Group 5 and the “related Loan Group” for the Class C-Z-2 Regular Interest is Loan Group 2) over the sum of the amounts thereof distributable (i) in the case of Loan Group 1 and Loan Group 5, to the Class C-P-M Regular Interest and, in the case of Loan Group 2 and Loan Group 4, to the Class D-P-M Regular Interest, (ii) in the case of each Loan Group, to the related Class X-M Regular Interest, (iii) in respect of interest on such Class C-Z Regular Interest and the related Class C-Y Regular Interest, (iv) to such Class C-Z Regular Interest and the related Class C-Y Regular Interest pursuant to clause (c)(ii) of the definition of “REMIC I Distribution Amount” and (v) in the case of Loan Group 1, to the Class R-1 Residual Interest and (y) the amount of Realized Losses allocable to principal for the related Loan Group or Groups (reduced, in the case of Loan Group 1 and Loan Group 5, by the amount allocable to the Class C-P-M Regular Interest and, in the case of Loan Group 2 and Loan Group 4, by the amount allocable to the Class D-P-M Regular Interest) over (B) the Class C-Y Principal Reduction Amount for the related Loan Group or Groups.

Class C-Z Regular Interests: The Class C-Z-1 and Class C-Z-2 Regular Interests.

Class C-Z-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class C-Z-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class C-Z-1 Regular Interest on such Distribution Date.

Class C-Z-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class C-Z-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class C-Z-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class C-Z-2 Regular Interest on such Distribution Date.

Class C-Z-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class D-P Certificates: The Certificates designated as “Class D-P” on the face thereof in substantially the form attached hereto as Exhibit A.

Class D-P-L Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class D-P-M Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class D-X Certificates: The Certificates designated as “Class D-X” on the face thereof in substantially the form attached hereto as Exhibit A.

Class D-X Notional Amount: With respect to any Distribution Date, the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received (and after giving effect to Principal Prepayments, Monthly P&I Advances and the principal portion of Realized Losses applied prior to such Due Date), or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group 2 Premium Rate Mortgage Loans, the Group 3 Premium Rate Mortgage Loans and the Group 4 Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for Group 2 Premium Rate Mortgage Loans, the Group 3 Premium Rate Mortgage Loans and the Group 4 Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 5.500%.

Class D-X-L Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class D-X-M Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Notional Amount:  With respect to any of the Class CB-2, Class CB-4, Class CB-10, Class CB-14, Class CB-16, Class 5-A-3, Class 5-A-6, Class C-X and Class D-X Certificates and the Class C-X-L, Class D-X-L, Class C-X-M and Class D-X-M Regular Interests, the related notional amount for such Class, as specified herein (e.g., the “Class Notional Amount” for the Class C-X Certificates and the Class C-X-L and Class C-X-M Regular Interests is the Class C-X Notional Amount).

Class P Certificates: The Class C-P and Class D-P Certificates. As such term is used herein, the Class C-P Certificates are “related” to the Class 1-P and Class 5-P Mortgage Loans and the Class D-P Certificates are “related” to the Class 2-P and Class 4-P Mortgage Loans.

Class P Fraction: Any Class 1-P, Class 2-P, Class 4-P or Class 5-P Fraction, as applicable.

Class P Mortgage Loan: Any of the Class 1-P, Class 2-P, Class 4-P or Class 5-P Mortgage Loans.

Class P-L Regular Interests: The Class C-P-L and Class D-P-L Regular Interests. As such term is used herein, the Class C-P-L Regular Interest is “related” to the Class 1-P and Class 5-P Mortgage Loans and the Class D-P-L Regular Interest is “related” to the Class 2-P and Class 4-P Mortgage Loans.

Class P-M Regular Interests: The Class C-P-M and Class D-P-M Regular Interests. As such term is used herein, the Class C-P-M Regular Interest is “related” to the Class 1-P and Class 5-P Mortgage Loans and the Class D-P-M Regular Interest is “related” to the Class 2-P and Class 4-P Mortgage Loans.

Class Principal Balance: For any Class of REMIC I, REMIC II or REMIC III Regular Interests and for the Class R-1 Residual Interest, the applicable initial Class Principal Balance therefor set forth in the Preliminary Statement hereto (or, in the case of the Class R Certificates, the Class Principal Balance of the Class R-1 Residual Interest), corresponding to the rights of such Class in payments of principal due to be passed through to the Holders of such Class from principal payments on the Mortgage Loans, the REMIC I Regular Interests or the REMIC II Regular Interests, as applicable, as reduced from time to time by (x) distributions of principal to the Holders of such Class and (y) the portion of Realized Losses allocated to the Class Principal Balance of such Class pursuant to the definition of “Realized Loss” (including amounts allocated as losses to the Class B Certificates and the Class B-L Regular Interests pursuant to the fourth paragraph of the definition of “Realized Loss”) with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of REMIC I, REMIC II or REMIC III Regular Interests pursuant to the definition of “Realized Loss” shall be deemed effective after the determination and distribution of principal on such Class pursuant to the definitions of “REMIC I Distribution Amount,” “REMIC II Distribution Amount” and “REMIC III Distribution Amount.”

Notwithstanding the foregoing, (A) any amounts distributed in respect of losses pursuant to paragraph (I)(f)(i) or (I)(f)(ii) of the definition of “REMIC II Distribution Amount” shall not cause a reduction in the Class Principal Balances of the Class P Certificates or the Class P-L Regular Interests and (B) any amounts distributed in respect of principal losses pursuant to paragraph (I)(f)(xxiii) of the definition of “REMIC II Distribution Amount” shall not cause a reduction in the Class Principal Balances of the REMIC II Regular Interests or their Corresponding Classes.

In addition to the foregoing, on each Distribution Date, the Class Principal Balance of the Class of Class B Certificates with the lowest priority then outstanding (and of its Corresponding Class) shall be increased by an amount, for each Loan Group, equal to the lesser of (i) the Subsequent Recoveries for such Distribution Date for such Loan Group and (ii) the amount of Realized Losses for Mortgage Loans in such Loan Group allocated to such Class on previous Distribution Dates (the amount in this clause (ii) reduced by the amount, if any, by which such Class Principal Balance has been increased on prior Distribution Dates pursuant to this paragraph in respect of Subsequent Recoveries for such Loan Group).

The Class Principal Balance for the Class CB-1 Certificates shall be referred to as the “Class CB-1 Principal Balance,” the Class Principal Balance for the Class CB-1-L Regular Interest shall be referred to as the “Class CB-1-L Principal Balance” and so on.  The Class Principal Balances for the Class CB-2, Class CB-4, Class CB-10, Class CB-14, Class CB-16, Class 5-A-3, Class 5-A-6 and Class X Certificates, the Class X-L Regular Interests and the Class X-M Regular Interests shall each be zero.

Class R Certificates: The Certificates designated as “Class R” on the face thereof in substantially the form attached hereto as Exhibit B, representing ownership of the Class R-1, Class R-2 and Class R-3 Residual Interests, each of which Class of Residual Interests has been designated as the sole class of “residual interest” in REMIC I, REMIC II and REMIC III, respectively, pursuant to Section 2.06, Section 2.11 and Section 2.14, respectively, for purposes of Section 860G(a)(2) of the Code.

Class R Residual Interests: The Class R-1, Class R-2 and Class R-3 Residual Interests (which shall be transferable only as a unit evidenced by the Class R Certificates, in accordance with the applicable provisions of Section 5.01).

Class R-1 Residual Interest: The uncertificated undivided beneficial interest in REMIC I which has been designated as the single class of “residual interest” in REMIC I pursuant to Section 2.06.  The Class R-1 Residual Interest, together with the REMIC I Regular Interests, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC I Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

Class R-2 Residual Interest: The uncertificated undivided beneficial interest in REMIC II which has been designated as the single class of “residual interest” in REMIC II pursuant to Section 2.11.  The Class R-2 Residual Interest, together with the REMIC II Regular Interests, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC II Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

Class R-3 Residual Interest: The uncertificated undivided beneficial interest in REMIC III which has been designated as the single class of “residual interest” in REMIC III pursuant to Section 2.14.  The Class R-3 Residual Interest, together with the REMIC III Regular Interests, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC III Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

Class X Certificates: The Class C-X and Class D-X Certificates.

Class X-L Regular Interests: The Class C-X-L and Class D-X-L Regular Interests.

Class X-M Regular Interests: The Class C-X-M and Class D-X-M Regular Interests.

Clean-Up Call Percentage: 10%.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

Closing Date: May 25, 2005, which is the date of settlement of the sale of the Certificates to the original purchasers thereof.

Closing Date Loan-to-Value Ratio: For each Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date (after application of all scheduled principal payments due on or before the Cut-Off Date) divided by the value of the related Mortgaged Property as of the Closing Date.

Code: The Internal Revenue Code of 1986, as amended.

Company: Washington Mutual Mortgage Securities Corp., a Delaware corporation, or its successor-in-interest.

Compensating Interest: For any Distribution Date with respect to each Loan Group and the Mortgage Loans contained therein, the least of (i) the sum of (a) 1/12 of 0.050% of the aggregate Principal Balance of the Mortgage Loans for such Loan Group for such Distribution Date, (b) the aggregate Payoff Earnings with respect to such Loan Group for such Distribution Date and (c) the aggregate Payoff Interest with respect to such Loan Group for such Distribution Date; (ii) the aggregate Uncollected Interest with respect to such Loan Group for such Distribution Date and (iii) 1/12 of 0.125% of the aggregate Principal Balance of the Mortgage Loans contained in such Loan Group immediately preceding such Distribution Date.

Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loans:  Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.04.

Cooperative Stock:  With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

Cooperative Stock Certificate:  With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Corporate Trust Office: The corporate trust office of the Trustee, at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global Securitization Trust Services – WMALT Series 2005-4.

Corporation: Any Person (other than an individual, partnership, joint venture or unincorporated organization) incorporated, associated, organized, chartered or existing under the laws of any state or under the federal laws of the United States of America; provided, that such Person have indefinite existence under the law of its domicile.

Corresponding Class: With respect to the REMIC II Regular Interests and the REMIC III Regular Interests, the “Corresponding Class” shall be as indicated in the following table:

Class CB-1-L	Class CB-1-M
Class CB-3-L	Class CB-3-M
Class CB-5-L	Class CB-5
Class CB-6-L	Class CB-6
Class CB-7-L	Class CB-7
Class CB-8-L	Class CB-8
Class CB-9-L	Class CB-9-M
Class CB-11-L	Class CB-11
Class CB-12-L	Class CB-12
Class CB-13-L	Class CB-13-M
Class CB-15-L	Class CB-15
Class 2-CB-L	Class 2-CB
Class 3-CB-L	Class 3-CB
Class 4-A-1-L	Class 4-A-1
Class 4-A-2-L	Class 4-A-2
Class 5-A-1-L	Class 5-A-1
Class 5-A-2-L	Class 5-A-2-M
Class 5-A-4-L	Class 5-A-4
Class 5-A-5-L	Class 5-A-5-M
Class 5-A-7-L	Class 5-A-7
Class 5-A-8-L	Class 5-A-8
Class 5-A-9-L	Class 5-A-9
Class 5-A-10-L	Class 5-A-10
Class C-P-L	Class C-P
Class D-P-L	Class D-P
Class C-X-L	Class C-X
Class D-X-L	Class D-X
Class B-1-L	Class B-1
Class B-2-L	Class B-2
Class B-3-L	Class B-3
Class B-4-L	Class B-4
Class B-5-L	Class B-5
Class B-6-L	Class B-6

Credit Support Depletion Date: The first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

Cumulative Carry-Forward Subsequent Recoveries Amount: For any Distribution Date and any Loan Group, the sum of (i) the Carry-Forward Subsequent Recoveries Amount for such Distribution Date for such Loan Group and (ii) the Carry-Forward Subsequent Recoveries Amounts for prior Distribution Dates for such Loan Group to the extent such Carry-Forward Subsequent Recoveries Amounts have not been applied in reduction of Realized Losses on prior Distribution Dates pursuant to the first paragraph of the definition of “Realized Loss” herein.

Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding principal balance of the Mortgage Loan. (Prepayment penalties are not payments of principal and hence Curtailments do not include prepayment penalties.)

Curtailment Shortfall: For any Distribution Date and for any Curtailment applied with a Monthly Payment in the Prior Period other than a Prepaid Monthly Payment, an amount equal to one month’s interest on such Curtailment at the applicable Pass-Through Rate on such Mortgage Loan.

Custodial Account for P&I: The custodial account for principal and interest established and maintained by the Servicer pursuant to Section 3.02 either (a) with the corporate trust department of the Trustee or another financial institution approved by the Servicer such that the rights of the Servicer, the Trustee, the Trust, the Delaware Trustee, the Certificate Insurer and the Certificateholders thereto shall be fully protected against the claims of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by the Servicer or (c) as a separate account at an Eligible Institution. In the event that a Custodial Account for P&I is established pursuant to clause (b) of the preceding sentence, amounts held in such Custodial Account for P&I shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for P&I may be established. Any amount that is at any time not protected or insured to the extent, if any, required by the first sentence of this definition of “Custodial Account for P&I” shall promptly be withdrawn from such Custodial Account for P&I and be remitted to the Investment Account.  In the event that a Custodial Account for P&I is established pursuant to clause (c) it shall be entitled "Washington Mutual Bank in trust for holders of Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-4."

Custodial Account for Reserves: The custodial account for reserves established and maintained by the Servicer pursuant to Section 3.02 either (a) with the corporate trust department of the Trustee or another financial institution approved by the Servicer such that the rights of the Servicer, the Trustee, the Trust, the Delaware Trustee, the Certificate Insurer and the Certificateholders thereto shall be fully protected against the claims of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by the Servicer or (c) as a separate account at an Eligible Institution. In the event that a Custodial Account for Reserves is established pursuant to clause (b) of the preceding sentence, amounts held in such Custodial Account for Reserves shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for Reserves may be established. Any amount that is at any time not protected or insured to the extent, if any, required the first sentence of this definition of “Custodial Account for Reserves” shall promptly be withdrawn from such Custodial Account for Reserves and be remitted to the Investment Account.  In the event that a Custodial Account for Reserves is established pursuant to clause (c) it shall be entitled " Washington Mutual Bank in trust for various mortgagors and/or holders of Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-4."

Custodial Agreement: The agreement, if any, between the Trustee and a Custodian (or the Trustee, a Custodian and the Servicer) providing for the safekeeping of the Mortgage Files on behalf of the Trust.

Custodian: A custodian which is appointed by the Trustee with the consent of the Servicer, as provided in Article II hereof, pursuant to a Custodial Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee.  The reasonable fees and expenses of the Custodian shall be paid by the Servicer. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

Cut-Off Date: May 1, 2005.

Deceased Holder: A Beneficial Holder of a Special Retail Certificate who was living at the time such Certificate was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person empowered to act on behalf of such Beneficial Holder causes to be furnished to DTC evidence of such Beneficial Holder’s death satisfactory to the Trustee and any tax waivers requested by the Trustee.

Deficiency Amount: With respect to the Insured Certificates, the sum of (i) for each Distribution Date, the excess, if any, of the Class CB-15 Required Distributions for such Distribution Date over the Class CB-15 Available Funds for such Distribution Date and (ii) on the Last Scheduled Distribution Date for the Insured Certificates or, with the consent of the Certificates Insurer, upon the earlier termination of the Trust pursuant to the terms hereof, the Class Principal Balance of the Insured Certificates after giving effect to any distributions on such Distribution Date (other than distributions of Insured Amounts); provided, however, that “Deficiency Amount” shall not include any additional amounts owing by the Trust solely as a result of the failure by the Trustee to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by the Trust or the Trustee by reason of such a default.

Definitive Certificates: Certificates in definitive, fully registered and certificated form.

Delaware Trustee: Christiana Bank & Trust Company, or its successor-in-interest as provided in Section 8.09, or any successor trustee appointed as herein provided.

Depositary Agreement: The Letter of Representations, dated May 24, 2005 by and among DTC, the Trust and the Trustee. The Trustee is authorized to enter into the Depositary Agreement on behalf of the Trust.

Destroyed Mortgage Note: A Mortgage Note the original of which (or a portion of the original of which) was permanently lost or destroyed and has not been replaced.

Determination Date: A day not later than the 10th day preceding a related Distribution Date, as determined by the Servicer.

Disqualified Organization:  Any Person which is not a Permitted Transferee, but does not include any Pass-Through Entity which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

Distribution Date: With respect to distributions on the REMIC I, REMIC II and REMIC III Regular Interests and the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being June 27, 2005.  The “related Due Date” for any Distribution Date is the Due Date immediately preceding such Distribution Date.

DTC: The Depository Trust Company.

DTC Participant: A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Due Date: The day on which the Monthly Payment for each Mortgage Loan is due.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies, (ii) with respect to any Custodial Account for P&I and special Custodial Account for Reserves, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies, (iii) with respect to any Buydown Fund Account or Custodial Account which also serves as a Buydown Fund Account, the highest unsecured long-term debt rating by the Rating Agencies, or (iv) the approval of the Rating Agencies. Notwithstanding the foregoing, Washington Mutual Bank shall be an “Eligible Institution” if the following conditions are satisfied: (i) Washington Mutual Bank is acting as Servicer, (ii) if S&P is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A-” by S&P and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A-2” by S&P, (iii) if Fitch is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A” by Fitch and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “F1” by Fitch and (iv) if Moody’s is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A2” by Moody’s and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “P-1” by Moody’s; provided, that if the long-term or short-term unsecured debt obligations of Washington Mutual Bank are downgraded by any of the Rating Agencies to a rating lower than the applicable rating specified in this sentence, Washington Mutual Bank shall cease to be an “Eligible Institution” ten Business Days after notification of such downgrade.

Eligible Investments: Any one or more of the obligations or securities listed below in which funds deposited in the Investment Account, the Certificate Account, the Custodial Account for P&I and the Custodial Account for Reserves may be invested:

(i)                  Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)                Repurchase agreements on obligations described in clause (i) of this definition of “Eligible Investments,” provided that the unsecured obligations of the party (including the Trustee in its commercial capacity) agreeing to repurchase such obligations have at the time one of the two highest short term debt ratings  of the Rating Agencies and provided that such repurchaser’s unsecured long term debt has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(iii)               Federal funds, certificates of deposit, time deposits and bankers’ acceptances of LaSalle Bank or any trust company incorporated under the laws of the United States or any state (including the Trustee in its commercial capacity), provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) at the date of acquisition thereof have one of the two highest short term debt ratings of the Rating Agencies and unsecured long term debt has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(iv)              Obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia, provided that such obligations at the date of acquisition thereof shall have the highest long-term debt ratings available for such securities from the Rating Agencies;

(v)                Commercial paper of any corporation incorporated under the laws of the United States or any state thereof, which on the date of acquisition has the highest commercial paper rating of the Rating Agencies, provided that the corporation has unsecured long term debt that has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(vi)              Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and have the highest long-term unsecured rating available for such securities from the Rating Agencies; provided, however, that securities issued by any such corporation will not be investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account; and

(vii)             Units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from the Rating Agencies or which have been designated in writing by the Rating Agencies as Eligible Investments;

provided, however, that such obligation or security is held for a temporary period pursuant to Section 1.860G-2(g)(1) of the Treasury Regulations, and that such period can in no event exceed thirteen months.

In no event shall an instrument be an Eligible Investment if such instrument (a) evidences a right to receive only interest payments with respect to the obligations underlying such instrument or (b) has been purchased at a price greater than the outstanding principal balance of such instrument.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Any Senior Subordinate Certificate.

Event of Default: Any event of default as specified in Section 7.01.

Excess Liquidation Proceeds: With respect to any Distribution Date, the sum of (i) the excess, if any, of aggregate Liquidation Proceeds received during the Prior Period over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans on the date such Liquidation Proceeds were received and (ii) any Excess Subsequent Recoveries for any Loan Group for such Distribution Date.

Excess Subsequent Recoveries: For any Distribution Date and any Loan Group, the excess, if any, of (i) amounts received by the Servicer during the Prior Period (after deduction of amounts reimbursable under Section 3.05(a)(i) and (ii)) in connection with the liquidation of defaulted Mortgage Loans in such Loan Group after such Mortgage Loans became Liquidated Mortgage Loans over (ii) the Subsequent Recoveries for such Distribution Date for such Loan Group.

Fannie Mae: The entity formerly known as the Federal National Mortgage Association, or any successor thereto.

FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

FHA: Federal Housing Administration, or any successor thereto.

Final Maturity Date:  With respect to each Class of the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates, the date set forth in the applicable table contained in the Preliminary Statement hereto.

Final Yield Maintenance Payment Date: For the Class CB-1 and Class CB-3 Certificates, the Distribution Date in August 2016; for the Class CB-9 and Class CB-13 Certificates, the Distribution Date in April 2035; for the Class 5-A-2 Certificates, the Distribution Date in March 2012; and for the Class 5-A-5 Certificates, the Distribution Date in February 2011.

Fitch: Fitch Ratings, provided that at any time it be a Rating Agency.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

Group 1 Certificates: The Group 1-A Certificates.

Group 1 Loans:  The Mortgage Loans designated on the Mortgage Loan Schedule as Group 1 Loans.

Group 1 Lockout Adjusted Percentage: (i) For any Distribution Date occurring before June 2010, 0% and (ii) for any Distribution Date occurring in or after June 2010, the Group 1 Lockout Percentage.

Group 1 Lockout Liquidation Amount: For any Distribution Date, the aggregate, for each Group 1 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of (i) the Group 1 Lockout Adjusted Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Class 1-P Fraction thereof, with respect to any Class 1-P Mortgage Loan) and (ii) the Group 1 Lockout Adjusted Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group 1 Lockout Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the aggregate Class Principal Balance of the Class CB-7 and Class CB-8 Certificates, divided by the aggregate Principal Balance of the Group 1 Loans (exclusive of the Class 1-P Fraction thereof, with respect to any Class 1-P Mortgage Loan), in each case immediately before such Distribution Date.

Group 1 Lockout Prepayment Percentage: For any Distribution Date, the product of (i) the Group 1 Lockout Percentage and (ii) the Step Down Percentage.

Group 1 Lockout Priority Amount: For any Distribution Date, the sum of (i) the Group 1 Lockout Adjusted Percentage of the Principal Payment Amount for Loan Group 1 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(a)(i) and (II)(a)(i) of the definition of “REMIC II Distribution Amount”), (ii) the Group 1 Lockout Prepayment Percentage of the Principal Prepayment Amount for Loan Group 1 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(a)(i) and (II)(a)(i) of the definition of “REMIC II Distribution Amount”) and (iii) the Group 1 Lockout Liquidation Amount.

Group 1 Premium Rate Mortgage Loans:  The Group 1 Loans having Pass-Through Rates greater than or equal to 5.500% per annum.

Group 1 Senior Liquidation Amount: For any Distribution Date, the sum of (A) the aggregate, for each Group 1 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group 1 Senior Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Class 1-P Fraction thereof, with respect to any Class 1-P Mortgage Loan) and (ii) the Group 1 Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Group 1 Senior Prepayment Percentage of any Subsequent Recoveries for Loan Group 1 for such Distribution Date.

Group 1 Senior Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the aggregate Class Principal Balance of the Group 1-A Certificates and Residual Certificates divided by the aggregate Principal Balance of the Group 1 Loans (exclusive of the Class 1-P Fraction thereof with respect to any Class 1-P Mortgage Loan), in each case immediately before such Distribution Date.

Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage or Group 5 Senior Prepayment Percentage: For any Distribution Date, each of the Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, the Group 3 Senior Prepayment Percentage, the Group 4 Senior Prepayment Percentage and Group 5 Senior Prepayment Percentage shall equal 100%, unless (i) the Group 1 Senior Percentage for such Distribution Date is less than or equal to the Group 1 Senior Percentage as of the Closing Date, the Group 2 Senior Percentage for such Distribution Date is less than or equal to the Group 2 Senior Percentage as of the Closing Date, the Group 3 Senior Percentage for such Distribution Date is less than or equal to the Group 3 Senior Percentage as of the Closing Date, the Group 4 Senior Percentage for such Distribution Date is less than or equal to the Group 4 Senior Percentage as of the Closing Date and the Group 5 Senior Percentage for such Distribution Date is less than or equal to the Group 5 Senior Percentage as of the Closing Date, (ii) such Distribution Date occurs on or after the fifth anniversary of the first Distribution Date and (iii) the following tests specified in clauses (a) through (j) are met with respect to each of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5:

(a)        the mean aggregate Principal Balance as of the Distribution Date in each of the immediately preceding six calendar months of the Group 1 Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is less than or equal to 50% of the Subordinate Component Balance for Loan Group 1 as of the current Distribution Date,

(b)        the mean aggregate Principal Balance as of the Distribution Date in each of the immediately preceding six calendar months of the Group 2 Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is less than or equal to 50% of the Subordinate Component Balance for Loan Group 2 as of the current Distribution Date,

(c)        the mean aggregate Principal Balance as of the Distribution Date in each of the immediately preceding six calendar months of the Group 3 Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is less than or equal to 50% of the Subordinate Component Balance for Loan Group 3 as of the current Distribution Date,

(d)        the mean aggregate Principal Balance as of the Distribution Date in each of the immediately preceding six calendar months of the Group 4 Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is less than or equal to 50% of the Subordinate Component Balance for Loan Group 4 as of the current Distribution Date,

(e)        the mean aggregate Principal Balance as of the Distribution Date in each of the immediately preceding six calendar months of the Group 5 Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is less than or equal to 50% of the Subordinate Component Balance for Loan Group 5 as of the current Distribution Date,

(f)         cumulative Realized Losses on the Group 1 Loans allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for Loan Group 1 as of the Closing Date, are less than or equal to, for any Distribution Date (1) before the sixth anniversary of the first Distribution Date, 30%, (2) on or after the sixth anniversary but before the seventh anniversary of the first Distribution Date, 35%, (3) on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, 40%, (4) on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, 45%, and (5) on or after the ninth anniversary of the first Distribution Date, 50%,

(g)        cumulative Realized Losses on the Group 2 Loans allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for Loan Group 2 as of the Closing Date, are less than or equal to, for any Distribution Date (1) before the sixth anniversary of the first Distribution Date, 30%, (2) on or after the sixth anniversary but before the seventh anniversary of the first Distribution Date, 35%, (3) on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, 40%, (4) on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, 45%, and (5) on or after the ninth anniversary of the first Distribution Date, 50%,

(h)        cumulative Realized Losses on the Group 3 Loans allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for Loan Group 3 as of the Closing Date, are less than or equal to, for any Distribution Date (1) before the sixth anniversary of the first Distribution Date, 30%, (2) on or after the sixth anniversary but before the seventh anniversary of the first Distribution Date, 35%, (3) on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, 40%, (4) on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, 45%, and (5) on or after the ninth anniversary of the first Distribution Date, 50%,

(i)         cumulative Realized Losses on the Group 4 Loans allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for Loan Group 4 as of the Closing Date, are less than or equal to, for any Distribution Date (1) before the sixth anniversary of the first Distribution Date, 30%, (2) on or after the sixth anniversary but before the seventh anniversary of the first Distribution Date, 35%, (3) on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, 40%, (4) on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, 45%, and (5) on or after the ninth anniversary of the first Distribution Date, 50%, and

(j)         cumulative Realized Losses on the Group 5 Loans allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for Loan Group 5 as of the Closing Date, are less than or equal to, for any Distribution Date (1) before the sixth anniversary of the first Distribution Date, 30%, (2) on or after the sixth anniversary but before the seventh anniversary of the first Distribution Date, 35%, (3) on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, 40%, (4) on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, 45%, and (5) on or after the ninth anniversary of the first Distribution Date, 50%, in which case the Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage and Group 5 Senior Prepayment Percentage shall be calculated as follows: (1) for any such Distribution Date on or after the fifth anniversary but before the sixth anniversary of the first Distribution Date, the Group 1 Senior Percentage, Group 2 Senior Percentage, Group 3 Senior Percentage, Group 4 Senior Percentage or Group 5 Senior Percentage, as applicable, for such Distribution Date plus 70% of the Subordinate Percentage for the related Loan Group for such Distribution Date; (2) for any such Distribution Date on or after the sixth anniversary but before the seventh anniversary of the first Distribution Date, the Group 1 Senior Percentage, Group 2 Senior Percentage, Group 3 Senior Percentage, Group 4 Senior Percentage or Group 5 Senior Percentage, as applicable, for such Distribution Date plus 60% of the Subordinate Percentage for the related Loan Group for such Distribution Date; (3) for any such Distribution Date on or after the seventh anniversary but before the eighth anniversary of the first Distribution Date, the Group 1 Senior Percentage, Group 2 Senior Percentage, Group 3 Senior Percentage, Group 4 Senior Percentage or Group 5 Senior Percentage, as applicable, for such Distribution Date plus 40% of the Subordinate Percentage for the related Loan Group for such Distribution Date; (4) for any such Distribution Date on or after the eighth anniversary but before the ninth anniversary of the first Distribution Date, the Group 1 Senior Percentage, Group 2 Senior Percentage, Group 3 Senior Percentage, Group 4 Senior Percentage or Group 5 Senior Percentage, as applicable, for such Distribution Date plus 20% of the Subordinate Percentage for the related Loan Group for such Distribution Date; and (5) for any such Distribution Date thereafter, the Group 1 Senior Percentage, Group 2 Senior Percentage, Group 3 Senior Percentage, Group 4 Senior Percentage or Group 5 Senior Percentage, as applicable, for such Distribution Date.

If on any Distribution Date the allocation to the Group 1-A-L, Group 2-A-L, Group 3-A-L, Group 4-A-L or Group 5-A-L Regular Interests of Principal Prepayments in the percentage required would reduce the Class Principal Balance of such Regular Interests below zero, the Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage and Group 5 Senior Prepayment Percentage, as applicable, for such Distribution Date shall be limited to the percentage necessary to reduce such Class Principal Balance to zero. Notwithstanding the foregoing, however, on each Distribution Date, (a) the Class C-P-L Regular Interest shall receive the applicable (i) Class 1-P Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of Class 1-P Mortgage Loans and (ii) Class 5-P Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of Class 5-P Mortgage Loans, and (b) the Class D-P-L Regular Interest shall receive the applicable (i) Class 2-P Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of Class 2-P Mortgage Loans and (ii) Class 4-P Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of Class 4-P Mortgage Loans.

Group 1 Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group 1 Senior Percentage of the Principal Payment Amount for Loan Group 1 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(a)(i) and (II)(a)(i) of the definition of “REMIC II Distribution Amount”), (b) the Group 1 Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group 1 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(a)(i) and (II)(a)(i) of the definition of “REMIC II Distribution Amount”) and (c) the Group 1 Senior Liquidation Amount.

Group 1 Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group 1 Senior Percentage for such date.

Group 1 Subordinate Prepayment Percentage: For any Distribution Date, the excess of 100% over the Group 1 Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Group 1-A Certificates and Residual Certificates has been reduced to zero, then the Group 1 Subordinate Prepayment Percentage shall equal 100%.

Group 1 Super Lockout Priority Amount: For any Distribution Date, the lesser of (i)  99% of the aggregate amount available for distribution to the Class CB-9-L, Class CB-11-L, Class CB-12-L and Class CB-13-L Regular Interests pursuant to clause (I)(a)(iv)(B)(II) of the definition of “REMIC II Distribution Amount” and (ii) the product of (a) the aggregate amount available for distribution to the Class CB-9-L, Class CB-11-L, Class CB-12-L and Class CB-13-L Regular Interests pursuant to clause (I)(a)(iv)(B)(II) of the definition of “REMIC II Distribution Amount,” (b) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class CB-11-L and Class CB-12-L Regular Interests plus $26,156,799, and the denominator of which is the aggregate Class Principal Balance of the Class CB-9-L, Class CB-11-L, Class CB-12-L and Class CB-13-L Regular Interests, and (c) the Step Down Percentage.

Group 1-A Certificates: The Class CB-1, Class CB-2, Class CB-3, Class CB-4, Class CB-5, Class CB-6, Class CB-7, Class CB-8, Class CB-9, Class CB-10, Class CB-11, Class CB-12, Class CB-13, Class CB-14, Class CB-15 and Class CB-16 Certificates.

Group 1-A-L Regular Interests: The Class CB-1-L, Class CB-3-L, Class CB-5-L, Class CB-6-L, Class CB-7-L, Class CB-8-L, Class CB-9-L, Class CB-11-L, Class CB-12-L, Class CB-13-L and Class CB-15-L Regular Interests.

Group 1-L Regular Interests: The Group 1-A-L Regular Interests.

Group 2 Certificates: The Group 2-A Certificates.

Group 2 Loans:  The Mortgage Loans designated on the Mortgage Loan Schedule as Group 2 Loans.

Group 2 Premium Rate Mortgage Loans:  The Group 2 Loans having Pass-Through Rates greater than or equal to 5.000% per annum.

Group 2 Senior Liquidation Amount: For any Distribution Date, the sum of (A) the aggregate, for each Group 2 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group 2 Senior Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Class 2-P Fraction thereof, with respect to any Class 2-P Mortgage Loan) and (ii) the Group 2 Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Group 2 Senior Prepayment Percentage of any Subsequent Recoveries for Loan Group 2 for such Distribution Date.

Group 2 Senior Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the Class 2-CB Principal Balance divided by the aggregate Principal Balance of the Group 2 Loans (exclusive of the Class 2-P Fraction thereof with respect to any Class 2-P Mortgage Loan), in each case immediately before such Distribution Date.

Group 2 Senior Prepayment Percentage: See the definition of “Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage or Group 5 Senior Prepayment Percentage.”

Group 2 Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group 2 Senior Percentage of the Principal Payment Amount for Loan Group 2 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clauses (I)(b)(i) and (II)(b)(i) of the definition of “REMIC II Distribution Amount”), (b) the Group 2 Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group 2 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clauses (I)(b)(i) and (II)(b)(i) of the definition of “REMIC II Distribution Amount”) and (c) the Group 2 Senior Liquidation Amount.

Group 2 Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group 2 Senior Percentage for such date.

Group 2 Subordinate Prepayment Percentage: For any Distribution Date, the excess of 100% over the Group 2 Senior Prepayment Percentage for such Distribution Date; provided, however, that if the Class 2-CB Principal Balance has been reduced to zero, then the Group 2 Subordinate Prepayment Percentage shall equal 100%.

Group 2-A Certificates: The Class 2-CB Certificates.

Group 2-A-L Regular Interest: The Class 2-CB-L Regular Interest.

Group 2-L Regular Interest: The Group 2-A-L Regular Interest.

Group 3 Certificates: The Group 3-A Certificates.

Group 3 Loans:  The Mortgage Loans designated on the Mortgage Loan Schedule as Group 3 Loans.

Group 3 Premium Rate Mortgage Loans:  The Group 3 Loans having Pass-Through Rates greater than or equal to 5.500% per annum.

Group 3 Senior Liquidation Amount: For any Distribution Date, the sum of (A) the aggregate, for each Group 3 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group 3 Senior Percentage of the Principal Balance of such Mortgage Loan and (ii) the Group 3 Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Group 3 Senior Prepayment Percentage of any Subsequent Recoveries for Loan Group 3 for such Distribution Date.

Group 3 Senior Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the Class 3-CB Principal Balance divided by the aggregate Principal Balance of the Group 3 Loans, in each case immediately before such Distribution Date.

Group 3 Senior Prepayment Percentage: See the definition of “Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage or Group 5 Senior Prepayment Percentage.”

Group 3 Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group 3 Senior Percentage of the Principal Payment Amount for Loan Group 3, (b) the Group 3 Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group 3 and (c) the Group 3 Senior Liquidation Amount.

Group 3 Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group 3 Senior Percentage for such date.

Group 3 Subordinate Prepayment Percentage: For any Distribution Date, the excess of 100% over the Group 3 Senior Prepayment Percentage for such Distribution Date; provided, however, that if the Class 3-CB Principal Balance has been reduced to zero, then the Group 3 Subordinate Prepayment Percentage shall equal 100%.

Group 3-A Certificates: The Class 3-CB Certificates.

Group 3-A-L Regular Interest: The Class 3-CB-L Regular Interest.

Group 3-L Regular Interest: The Group 3-A-L Regular Interest.

Group 4 Certificates: The Group 4-A Certificates.

Group 4 Loans:  The Mortgage Loans designated on the Mortgage Loan Schedule as Group 4 Loans.

Group 4 Premium Rate Mortgage Loans:  The Group 4 Loans having Pass-Through Rates greater than or equal to 5.500% per annum.

Group 4 Senior Liquidation Amount: For any Distribution Date, the sum of (A) the aggregate, for each Group 4 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group 4 Senior Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Class 4-P Fraction thereof, with respect to any Class 4-P Mortgage Loan) and (ii) the Group 4 Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Group 4 Senior Prepayment Percentage of any Subsequent Recoveries for Loan Group 4 for such Distribution Date.

Group 4 Senior Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the aggregate Class Principal Balance of the Group 4-A Certificates divided by the aggregate Principal Balance of the Group 4 Loans (exclusive of the Class 4-P Fraction thereof with respect to any Class 4-P Mortgage Loan), in each case immediately before such Distribution Date.

Group 4 Senior Prepayment Percentage: See the definition of “Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage or Group 5 Senior Prepayment Percentage.”

Group 4 Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group 4 Senior Percentage of the Principal Payment Amount for Loan Group 4 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clauses (I)(d)(i) and (II)(d)(i) of the definition of “REMIC II Distribution Amount”), (b) the Group 4 Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group 4 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clauses (I)(d)(i) and (II)(d)(i) of the definition of “REMIC II Distribution Amount”) and (c) the Group 4 Senior Liquidation Amount.

Group 4 Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group 4 Senior Percentage for such date.

Group 4 Subordinate Prepayment Percentage: For any Distribution Date, the excess of 100% over the Group 4 Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Group 4-A Certificates has been reduced to zero, then the Group 4 Subordinate Prepayment Percentage shall equal 100%.

Group 4-A Certificates: The Class 4-A-1 and Class 4-A-2 Certificates.

Group 4-A-L Regular Interests: The Class 4-A-1-L and Class 4-A-2-L Regular Interests.

Group 4-L Regular Interests: The Group 4-A-L Regular Interests.

Group 5 Certificates: The Group 5-A Certificates.

Group 5 Loans:  The Mortgage Loans designated on the Mortgage Loan Schedule as Group 5 Loans.

Group 5 Lockout Adjusted Percentage: (i) For any Distribution Date occurring before June 2010, 0% and (ii) for any Distribution Date occurring in or after June 2010, the Group 5 Lockout Percentage.

Group 5 Lockout Liquidation Amount: For any Distribution Date, the aggregate, for each Group 5 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of (i) the Group 5 Lockout Adjusted Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Class 5-P Fraction thereof, with respect to any Class 5-P Mortgage Loan) and (ii) the Group 5 Lockout Adjusted Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group 5 Lockout Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the aggregate Principal Balance of the Class 5-A-1 and Class 5-A-9 Certificates divided by the aggregate Principal Balance of the Group 5 Loans (exclusive of the Class 5-P Fraction thereof, with respect to any Class 5-P Mortgage Loan), in each case immediately before such Distribution Date.

Group 5 Lockout Prepayment Percentage: For any Distribution Date, the product of (i) the Group 5 Lockout Percentage and (ii) the Step Down Percentage.

Group 5 Lockout Priority Amount: For any Distribution Date, the sum of (i) the Group 5 Lockout Adjusted Percentage of the Principal Payment Amount for Loan Group 5 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(e)(i) and (II)(e)(i) of the definition of “REMIC II Distribution Amount”), (ii) the Group 5 Lockout Prepayment Percentage of the Principal Prepayment Amount for Loan Group 5 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(e)(i) and (II)(e)(i) of the definition of “REMIC II Distribution Amount”) and (iii) the Group 5 Lockout Liquidation Amount.

Group 5 Premium Rate Mortgage Loans:  The Group 5 Loans having Pass-Through Rates greater than or equal to 5.500% per annum.

Group 5 Senior Liquidation Amount: For any Distribution Date, the sum of (A) the aggregate, for each Group 5 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group 5 Senior Percentage of the Principal Balance of such Mortgage Loan (exclusive of the Class 5-P Fraction thereof, with respect to any Class 5-P Mortgage Loan) and (ii) the Group 5 Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Group 5 Senior Prepayment Percentage of any Subsequent Recoveries for Loan Group 5 for such Distribution Date.

Group 5 Senior Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the aggregate Class Principal Balance of the Group 5-A Certificates divided by the aggregate Principal Balance of the Group 5 Loans (exclusive of the Class 5-P Fraction thereof with respect to any Class 5-P Mortgage Loan), in each case immediately before such Distribution Date.

Group 5 Senior Prepayment Percentage: See the definition of “Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage or Group 5 Senior Prepayment Percentage.”

Group 5 Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group 5 Senior Percentage of the Principal Payment Amount for Loan Group 5 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(e)(i) and (II)(e)(i) of the definition of “REMIC II Distribution Amount”), (b) the Group 5 Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group 5 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clauses (I)(e)(i) and (II)(e)(i) of the definition of “REMIC II Distribution Amount”) and (c) the Group 5 Senior Liquidation Amount.

Group 5 Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group 5 Senior Percentage for such date.

Group 5 Subordinate Prepayment Percentage: For any Distribution Date, the excess of 100% over the Group 5 Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Group 5-A Certificates has been reduced to zero, then the Group 5 Subordinate Prepayment Percentage shall equal 100%.

Group 5 Super Lockout Priority Amount: For any Distribution Date, the lesser of (i)  99% of the aggregate amount available for distribution to the Class 5-A-4-L, Class 5-A-5-L and Class 5-A-10-L Regular Interests pursuant to clause (I)(e)(iv)(B)(II) of the definition of “REMIC II Distribution Amount” and (ii) the product of (a) the aggregate amount available for distribution to the Class 5-A-4-L, Class 5-A-5-L and Class 5-A-10-L Regular Interests pursuant to clause (I)(e)(iv)(B)(II) of the definition of “REMIC II Distribution Amount,” (b) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class 5-A-4-L and Class 5-A-10-L Regular Interests plus $6,857,944, and the denominator of which is the aggregate Class Principal Balance of the Class 5-A-4-L, Class 5-A-5-L and Class 5-A-10-L Regular Interests, and (c) the Step Down Percentage.

Group 5-A Certificates: The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7, Class 5-A-8, Class 5-A-9 and Class 5-A-10 Certificates.

Group 5-A-L Regular Interests: The Class 5-A-1-L, Class 5-A-2-L, Class 5-A-4-L, Class 5-A-5-L, Class 5-A-7-L, Class 5-A-8-L, Class 5-A-9-L and Class 5-A-10-L Regular Interests.

Group 5-L Regular Interests: The Group 5-A-L Regular Interests.

Group I Subordinate Balance:  For any date of determination, an amount equal to the then outstanding aggregate Principal Balance of the Group 1, Group 3, Group 4 and Group 5 Loans reduced by the sum of (i) the aggregate Class Principal Balance of the Group 1‑A, Group 3-A, Group 4-A, Group 5-A and Residual Certificates and (ii) the portion of the Class C-P and Class D-P Certificates attributable to the Group 1, Group 3, Group 4 and Group 5 Loans.

Group II Subordinate Balance:  For any date of determination, an amount equal to the then outstanding aggregate Principal Balance of the Group 2 Loans reduced by the sum of (i) the aggregate Class Principal Balance of the Group 2‑A Certificates and (ii) the portion of the Class D-P Certificates attributable to the Group 2 Loans.

Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Initial Custodial Agreement:  The Custodial Agreement, dated the date hereof, among the Trustee, the Servicer and the Initial Custodian.

Initial Custodian:  Washington Mutual Bank fsb, which has been designated by the Servicer to be appointed by the Trustee to act as Custodian with respect to the Mortgage Loans in Washington Mutual Bank fsb's possession.

Insurance Proceeds: Amounts paid or payable by the insurer under any Primary Insurance Policy or any other insurance policy (including any replacement policy permitted under this Agreement) covering any Mortgage Loan or Mortgaged Property, including, without limitation, any hazard insurance policy required pursuant to Section 3.07, any title insurance policy required pursuant to Section 2.08 and any FHA insurance policy or VA guaranty, but excluding the Certificate Insurance Policy.

Insured Amount: For any Distribution Date and the Insured Certificates, the Deficiency Amount for such Distribution Date and any Preference Amount.

Insured Certificates: The Class CB-15 Certificates.

Interest Distribution Amount: For any Distribution Date, for any Class of REMIC I Regular Interests and REMIC II Regular Interests and for the Class R-1 Residual Interest, the amount of interest accrued during the Prior Period (or, in the case of the Class CB-1-L, Class CB-3-L, Class CB-9-L, Class CB-13-L, Class 5-A-2-L and Class 5-A-5-L Regular Interests, during the period beginning on the 25th day of the preceding calendar month and ending on the 24th day of the month of the Distribution Date), at the related Certificate Interest Rate for such Class for such Distribution Date, on the respective Class Principal Balance or Class Notional Amount immediately before such Distribution Date, reduced by Uncompensated Interest Shortfall and the interest portion of Realized Losses allocated to such Class on such Distribution Date pursuant to the definitions of “Uncompensated Interest Shortfall” and “Realized Loss,” respectively.  The computation of interest accrued shall be made on the basis of a 360-day year of twelve 30-day months.  The Interest Distribution Amounts for the Class P-L Regular Interests shall equal zero.

Interest Transfer Amount: On any Distribution Date for an Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Transfer Amount at 5.500% per annum if the Undercollateralized Group is Loan Group 1, Loan Group 3, Loan Group 4 or Loan Group 5 and at 5.000% if the Undercollateralized Group is Loan Group 2, plus any interest accrued on the Senior Regular Interests related to such Undercollateralized Group remaining unpaid from prior Distribution Dates.

Investment Account: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates which has a rating equal to the highest of the Ratings of the Certificates) maintained by the Servicer in the trust department of the Investment Depository pursuant to Section 3.03 and which bears a designation acceptable to the Rating Agencies.

Investment Depository: JPMorgan Chase Bank, or another bank or trust company designated from time to time by the Servicer. The Investment Depository shall at all times be an Eligible Institution.

Junior Subordinate Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

Last Scheduled Distribution Date: With respect to any Class of Certificates (other than the Group 2-A, Group 3-A and Group 4-A Certificates), the Final Maturity Date for such Class; and for the Group 2-A, Group 3-A and Group 4-A Certificates, June 2020.

Lender: An institution from which the Company purchased any Mortgage Loans pursuant to a Selling and Servicing Contract.

LIBOR: The London Interbank Offered Rate for one-month United States dollar deposits calculated in the manner described in Section 3.19.

LIBOR Determination Date: With respect to interest paid on any Distribution Date, the second day on which banks in London and New York City are open for conducting transactions in foreign currency and exchange prior to the 25th day of the month preceding the Distribution Date.

Living Holder: A Beneficial Holder of a Special Retail Certificate other than a Deceased Holder.

Liquidated Mortgage Loan: A Mortgage Loan (other than a Mortgage Loan with respect to which a Payoff has been made) for which the Servicer has determined in accordance with its customary servicing practices that it has received all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise. For purposes of this definition, acquisition of a Mortgaged Property by the Trust shall not constitute final liquidation of the related Mortgage Loan.

Liquidation Principal: The principal portion of Liquidation Proceeds received (exclusive of the portion thereof attributable to distributions to the Class P-L Regular Interests pursuant to clauses (I)(a)(i), (I)(b)(i), (I)(d)(i), (I)(e)(i), (II)(a)(i), (II)(b)(i), (II)(d)(i) and (II)(e)(i) of the definition of “REMIC I Distribution Amount”) with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the Prior Period.

Liquidation Proceeds: Amounts after deduction of amounts reimbursable under Section 3.05(a)(i) and (ii) received and retained in connection with the liquidation of defaulted Mortgage Loans, whether through foreclosure or otherwise, other than any Subsequent Recoveries.

Loan Group: Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5, as applicable.

Loan Group 1: The group of Mortgage Loans comprised of the Group 1 Loans.

Loan Group 2: The group of Mortgage Loans comprised of the Group 2 Loans.

Loan Group 3: The group of Mortgage Loans comprised of the Group 3 Loans.

Loan Group 4: The group of Mortgage Loans comprised of the Group 4 Loans.

Loan Group 5: The group of Mortgage Loans comprised of the Group 5 Loans.

Loan-to-Value Ratio: The original principal amount of a Mortgage Loan divided by the Original Value; provided, however, that references to “current Loan-to-Value Ratio” or “Loan-to-Value Ratio as of the Cut-Off Date” in Section 2.08 shall be deemed to mean the then current Principal Balance of a Mortgage Loan divided by the Original Value.

Lowest Class B Owner: An owner unaffiliated with the Company or the Servicer of (i) a 100% interest in the Class of Class B Certificates with the lowest priority or (ii) a 100% interest in a class of securities representing such interest in such Class specified in clause (i) above.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

MERS Loan: Any Mortgage Loan registered on the MERS® System for which MERS appears as the mortgagee of record on the Mortgage or on an assignment thereof.

MERS® System: The system of electronically recording transfers of Mortgages maintained by MERS.

MIN: The Mortgage Identification Number for a MERS Loan.

MOM Loan: A Mortgage Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the mortgagee of record on the Mortgage.

Monthly P&I Advance: An advance of funds by the Servicer pursuant to Section 4.02 to cover delinquent principal and interest installments.

Monthly Payment: The scheduled payment of principal and interest on a Mortgage Loan (including any amounts due from a Buydown Fund, if any) which is due on the related Due Date for such Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc., provided that at any time it be a Rating Agency.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

Mortgage File: The following documents or instruments with respect to each Mortgage Loan transferred and assigned by the Company pursuant to Section 2.04, (X) with respect to each Mortgage Loan that is not a Cooperative Loan:

(i)                  The original Mortgage Note endorsed (A) in blank, without recourse, or (B) to “LaSalle Bank National Association, as Custodian/Trustee, without recourse” or to “Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust, without recourse” and all intervening endorsements evidencing a complete chain of endorsements from the originator to the Trustee or the Trust, as applicable, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note (or portion thereof, as applicable), together with an original lost note affidavit from the originator of the Mortgage Loan or the Company (or any affiliate of the Company from which the Company acquired the Mortgage Loan), as applicable, stating that the original Mortgage Note (or portion thereof, as applicable) was lost, misplaced or destroyed, together with a copy of the Mortgage Note (or portion thereof, as applicable); provided, however, that in the event the Company acquired the Mortgage Loan from an affiliate of the Company, then the Mortgage Note (or portion thereof, as applicable) need not be endorsed in blank or to LaSalle Bank National Association or the Trust as provided above (but, if not so endorsed, shall be made payable to, or endorsed by the mortgagee named therein to, such affiliate of the Company);

(ii)                The Buydown Agreement, if applicable;

(iii)               A Mortgage that is either

(1)        (x) the original recorded Mortgage with evidence of recording thereon for the jurisdiction in which the Mortgaged Property is located (which original recorded Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan), (y) unless the Mortgage Loan is a MERS Loan, an original Mortgage assignment thereof duly executed and acknowledged in recordable form (A) in blank or (B) to “LaSalle Bank National Association, as Custodian/Trustee,” or to “Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust,” and (z) unless the Mortgage Loan is a MOM Loan, recorded originals of all intervening assignments evidencing a complete chain of assignment, from the originator to the name holder or the payee endorsing the related Mortgage Note (or, in the case of a MERS Loan other than a MOM Loan, from the originator to MERS); or

(2)        (x) a copy (which may be in electronic form) of the Mortgage (which Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan) which represents a true and correct reproduction of the original Mortgage and which has either been certified (i) on the face thereof by the public recording office in the appropriate jurisdiction in which the Mortgaged Property is located, or (ii) by the originator, the related Lender or the escrow or title company which provided closing services in connection with such Mortgage Loan as a true and correct copy the original of which has been sent for recordation, (y) unless the Mortgage Loan is a MERS Loan, an original Mortgage assignment thereof duly executed and acknowledged in recordable form (A) in blank or (B) to “LaSalle Bank National Association, as Custodian/Trustee,” or to “Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust,” and (z) unless the Mortgage Loan is a MOM Loan, true and correct copies, certified by the applicable county recorder or by the originator or Lender as described above, of all intervening assignments evidencing a complete chain of assignment from the originator to the name holder or the payee endorsing the related Mortgage Note (or, in the case of a MERS Loan other than a MOM Loan, from the originator to MERS);

provided, however, that in the event the Company acquired the Mortgage Loan from an affiliate of the Company, then the Mortgage File need not include a Mortgage assignment executed in blank or to LaSalle Bank National Association or the Trust as provided in clause (X)(iii)(1)(y) or (X)(iii)(2)(y) above, as applicable (but the Mortgage File shall, unless the Mortgage Loan was originated by such affiliate of the Company, include an intervening Mortgage assignment to such affiliate as provided in clause (X)(iii)(1)(z) or (X)(iii)(2)(z) above, as applicable); and

(iv)              For any Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

and (Y) with respect to each Cooperative Loan:

(i)                  the original Mortgage Note endorsed (A) in blank, without recourse, or (B) to “LaSalle Bank National Association, as Custodian/Trustee, without recourse” or to “Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust, without recourse” and all intervening endorsements evidencing a complete chain of endorsements, from the originator to the Trustee or the Trust, as applicable, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note (or portion thereof, as applicable), together with an original lost note affidavit from the originator of the Cooperative Loan or the Company (or any affiliate of the Company from which the Company acquired the Mortgage Loan), as applicable, stating that the original Mortgage Note (or portion thereof, as applicable) was lost, misplaced or destroyed, together with a copy of the Mortgage Note (or portion thereof, as applicable); provided, however, that in the event the Company acquired the Cooperative Loan from an affiliate of the Company, then the Mortgage Note need not be endorsed in blank or to LaSalle Bank National Association or the Trust as provided above (but, if not so endorsed, shall be made payable to, or endorsed by the originator or successor lender named therein to, such affiliate of the Company);

(ii)                A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(iii)               The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv)              The Recognition Agreement;

(v)                The Security Agreement;

(vi)              Copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii)             Copies of the filed UCC assignments or amendments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(viii)           An executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

(ix)              For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

provided, however, that in the event the Company acquired the Cooperative Loan from an affiliate of the Company, then the Mortgage File need not include (1) a UCC assignment or amendment of the security interest referenced in clause (Y)(vi) above to the Trust as provided in clause (Y)(vii) above (but the Mortgage File shall, unless the Cooperative Loan was originated by such affiliate of the Company, include a UCC assignment or amendment of such security interest to such affiliate) or (2) an assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement to the Trust as provided in clause (Y)(viii) above (but the Mortgage File shall, unless the Cooperative Loan was originated by such affiliate of the Company, include an assignment of such interest to such affiliate).

Mortgage Interest Rate: For any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Mortgage Loan Schedule: The schedule, as amended from time to time, of Mortgage Loans attached hereto as Exhibit D, which shall set forth as to each Mortgage Loan the following, among other things:

(i)                  its loan number,

(ii)                the address of the Mortgaged Property,

(iii)               the name of the Mortgagor,

(iv)              the Original Value of the property subject to the Mortgage,

(v)                the Principal Balance as of the Cut-Off Date,

(vi)              the Mortgage Interest Rate borne by the Mortgage Note,

(vii)             whether a Primary Insurance Policy is in effect as of the Cut-Off Date, and, if so, whether such Primary Insurance Policy is a Special Primary Insurance Policy,

(viii)           the maturity of the Mortgage Note,

(ix)              the Servicing Fee Rate,

(x)                its Loan Group, and

(xi)              whether it imposes penalties for early prepayments.

Mortgage Loans: The mortgage loans and cooperative loans (if any) listed on the Mortgage Loan Schedule and transferred and assigned to the Trust pursuant hereto. With respect to each Mortgage Loan that is a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to, the Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Stock Certificate and Cooperative Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to the Mortgage Note and the related Mortgage.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool: All of the Mortgage Loans.

Mortgage Pool Assets: (i) The Mortgage Loans (including all Substitute Mortgage Loans) identified on the Mortgage Loan Schedule, and all rights pertaining thereto, including the related Mortgage Notes, Mortgages, Cooperative Stock Certificates, Cooperative Leases, Security Agreements, Assignments of Proprietary Lease, and Recognition Agreements, and all payments and distributions with respect to the Mortgage Loans payable on and after the Cut-Off Date; (ii) the Certificate Account, the Investment Account, the Class CB-15 Reserve Fund, the Rounding Accounts, and all money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Servicing Fee); (iii) the Custodial Accounts for P&I, the Custodial Accounts for Reserves, any Buydown Fund Account (to the extent of the amounts on deposit or other property therein attributable to the Mortgage Loans), and all money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Servicing Fee); (iv) all property that secured a Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure or, in the case of a Cooperative Loan, a similar form of conversion, after the Cut-Off Date; and (v) the Certificate Insurance Policy and each FHA insurance policy, Primary Insurance Policy, VA guaranty, and other insurance policy related to any Mortgage Loan, and all amounts paid or payable thereunder and all proceeds thereof.

Mortgaged Property: With respect to any Mortgage Loan, other than a Cooperative Loan, the real property, together with improvements thereto, and, with respect to any Cooperative Loan, the related Cooperative Stock and Cooperative Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.  “Mortgaged Property” shall also refer to property which once secured the indebtedness of a Mortgagor under the related Mortgage Loan but which was acquired by the Trust upon foreclosure or other liquidation of such Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Nonrecoverable Advance: With respect to any Mortgage Loan, any advance which the Servicer shall determine to be a Nonrecoverable Advance pursuant to Section 4.03 and which was, or is proposed to be, made by the Servicer.

Non-U.S. Person: A Person that is not a U.S. Person.

Notice Addresses: (a) In the case of the Company, 75 North Fairway Drive, Vernon Hills, Illinois 60061, Attention: Servicing Department, with a copy to: Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, Attention: WMMSC, or such other address as may hereafter be furnished to the Trustee in writing by the Company, (b) in the case of the Servicer, 19850 Plummer St. (Mail Stop N070205) Chatsworth, California 91311, Fax No: (818) 775-2815, Attention: Vice President Investor Reporting, with a copy to: Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, Fax No: (206) 377-6244, Attention: WaMu, or such other address and fax number as may hereafter be furnished in writing by the Servicer, (c) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the Servicer in writing by the Trustee, (d) in the case of the Delaware Trustee, 1314 King Street, Wilmington, DE  19801, or such other address as may hereafter be furnished to the Servicer in writing by the Delaware Trustee, (e) in the case of the Trust, c/o LaSalle Bank National Association, at the Corporate Trust Office, or such other address as may hereafter be furnished to the Servicer in writing by the Trustee, (f) in the case of the Certificate Registrar, at its Corporate Trust Office, or such other address as may hereafter be furnished to the Trustee in writing by the Certificate Registrar, (g) in the case of S&P, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention:  Frank Raiter, or such other address as may hereafter be furnished to the Trustee and Servicer in writing by S&P, (h) in the case of Moody’s, 99 Church Street, New York, New York 10007, Attention:  Monitoring, or such other address as may hereafter be furnished to the Trustee and Master Servicer in writing by Moody’s and (i) in the case of the Certificate Insurer, 1325 Avenue of the Americas, New York, New York 10019, Attention: Risk Management and General Counsel, or such other address as may hereafter be furnished to the Trustee and the Servicer in writing by the Certificate Insurer.

Notice of Claim: With respect to the Insured Certificates, a notice of claim in the form of Exhibit A attached to the Certificate Insurance Policy, from the Trustee to the Certificate Insurer specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

OTS: The Office of Thrift Supervision, or any successor thereto.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the President, a Vice President, or the Treasurer of the Servicer and delivered to the Trustee, the Delaware Trustee or the Certificate Insurer, as applicable.

Opinion of Counsel: A written opinion of counsel, who shall be reasonably acceptable to the Trustee or the Delaware Trustee, as applicable, and who may be counsel (including in-house counsel) for the Company or the Servicer.

Order: A final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding (as defined in the Certificate Insurance Policy) by or against the Trust, to the effect that a Holder or the Beneficiary (as defined in the Certificate Insurance Policy) is required to return or repay all or any portion of a Preference Amount.

Original Trust Agreement: The Trust Agreement, dated as of May 1, 2005, between the Company and the Delaware Trustee, providing for the creation of the Trust.

Original Value: With respect to any Mortgage Loan other than a Mortgage Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Mortgage Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Mortgage Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the Appraised Value of the Mortgaged Property.

Overcollateralized Group: Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5, if on any Distribution Date such Loan Group is not an Undercollateralized Group and any other Loan Group is an Undercollateralized Group.

Ownership Interest:  With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass-Through Entity:  Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

Pass-Through Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less (i) the Servicing Fee Rate for such Mortgage Loan and (ii) if such Mortgage Loan was covered by a Special Primary Insurance Policy on the Closing Date (even if no longer so covered), the per annum rate at which the applicable Special Primary Insurance Premium for such Mortgage Loan is calculated. For each Mortgage Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Balance of such Mortgage Loan divided by twelve, and any calculation of interest at such rate by reason of a Payoff shall be based upon annual interest at such rate on the outstanding Principal Balance of such Mortgage Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such Payoff, and the denominator of which is (a) for Payoffs received on a Due Date, 360, and (b) for all other Payoffs, 365.

Paying Agent: Any paying agent appointed by the Trustee pursuant to Section 8.12.

Payoff: Any Mortgagor payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.  (Prepayment penalties are not payments of principal and hence Payoffs do not include prepayment penalties.)

Payoff Earnings: For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the Servicer during the Payoff Period, the aggregate of the interest earned by the Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

Payoff Interest: For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Pass-Through Rate from the first day of the month of distribution through the day of receipt thereof; to the extent (together with Payoff Earnings and the aggregate Servicing Fee) not required to be distributed as Compensating Interest on such Distribution Date, Payoff Interest shall be payable to the Servicer as additional servicing compensation.

Payoff Period: For the first Distribution Date, the period from the Cut-Off Date through June 14, 2005, inclusive; and for any Distribution Date thereafter, the period from the 15th day of the Prior Period through the 14th day of the month of such Distribution Date, inclusive.

Percentage Interest:  (a)  With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, “Percentage Interest” shall mean the percentage equal to:

(i)                  with respect to any Certificate (other than the Residual, Class CB-2, Class CB-4, Class CB-10, Class CB-14, Class CB-16, Class 5-A-3, Class 5-A-6, Class C-X and Class D-X Certificates), its Certificate Principal Balance divided by the applicable Class Principal Balance;

(ii)                with respect to any Class CB-2, Class CB-4, Class CB-10, Class CB-14, Class CB-16, Class 5-A-3, Class 5-A-6, Class C-X or Class D-X Certificate, the portion of the respective Class Notional Amount evidenced by such Certificate divided by the respective Class Notional Amount; and

(iii)               with respect to any Residual Certificate, the percentage set forth on the face of such Certificate.

(b)        With respect to the rights of each Certificate in connection with Sections 5.09, 7.01, 8.01(c), 8.02, 8.07, 10.01 and 10.03, “Percentage Interest” shall mean the percentage equal to:

(i)                  with respect to any Certificate (other than the Residual, Class CB-2, Class CB-4, Class CB-10, Class CB-14, Class CB-16, Class 5-A-3, Class 5-A-6, Class C-X and Class D-X Certificates), the product of (x) ninety-one percent (91%) and (y) its Certificate Principal Balance divided by the Aggregate Certificate Principal Balance of the Certificates; provided, however, that the percentage in clause (x) above shall be increased by one percent (1%) upon the retirement of each Class of Certificates referenced in the parenthetical above (other than the Residual Certificates).

(ii)                with respect to each Class CB-2, Class CB-4, Class CB-10, Class CB-14, Class CB-16, Class 5-A-3, Class 5-A-6, Class C-X or Class D-X Certificate, one percent (1%) of such Certificate’s Percentage Interest as calculated by paragraph (a)(ii) of this definition; and

(iii)               with respect to any Residual Certificate, zero.

Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any “electing large partnership” as defined in Section 775(a) of the Code, (vi) any Person from whom the Trustee has not received an affidavit to the effect that it is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Company based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Preference Amount: Any payment of principal or interest previously distributed by or on behalf of the Trust to a Holder of Insured Certificates, which would have been covered under the Certificate Insurance Policy as a Deficiency Amount if there had been a shortfall in funds available to make such payment on the required Distribution Date for such payment, which has been deemed a preferential transfer and has been recovered from such Holder pursuant to the United States Bankruptcy Code in accordance with an Order.

Premium Letter: The premium letter, dated May 25, 2005, delivered by the Trust to the Certificate Insurer.

Prepaid Monthly Payment: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Mortgage Loan on its scheduled Due Date and held in the related Custodial Account for P&I until the Withdrawal Date following its scheduled Due Date.

Primary Insurance Policy: A policy of mortgage guaranty insurance, if any, on an individual Mortgage Loan or on pools of mortgage loans that include an individual Mortgage Loan, providing coverage as required by Section 2.08(xi) (including any Special Primary Insurance Policy).

Principal Balance: Except as used in Sections 2.07, 3.09 and 9.01 and for purposes of the definition of Purchase Price, at the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut‑Off Date, after application of all scheduled principal payments due on or before the Cut‑Off Date, whether or not received, reduced by all amounts distributed or (except when such determination occurs earlier in the month than the Distribution Date) to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan.

For purposes of the definition of Purchase Price and as used in Sections 2.07, 3.09 and 9.01, at the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan.

In the case of a Substitute Mortgage Loan, “Principal Balance” shall mean, at the time of any determination, the principal balance of such Substitute Mortgage Loan transferred to the Trust, on the date of substitution, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Substitute Mortgage Loan.

The Principal Balance of a Mortgage Loan (including a Substitute Mortgage Loan) shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Mortgage Loan during a calendar month, the Principal Balance of such Mortgage Loan shall be reduced by the amount of such Realized Loss as of the Due Date next following the end of such calendar month.

Principal Payment: Any payment of principal on a Mortgage Loan other than a Principal Prepayment.

Principal Payment Amount: For any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) the scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of proceeds received with respect to any Mortgage Loan which was purchased or repurchased pursuant to a Purchase Obligation or as permitted by this Agreement during the Prior Period and (iii) any other unscheduled payments of principal which were received with respect to any Mortgage Loan during the Prior Period, other than Payoffs, Curtailments, Liquidation Principal and Subsequent Recoveries.

Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or a Curtailment.

Principal Prepayment Amount: For any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) Curtailments received during the Prior Period from such Mortgage Loans and (ii) Payoffs received during the Payoff Period from such Mortgage Loans.

Principal Transfer Amount: For any Distribution Date for an Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group (plus, in the case of Loan Group 1, any Class CB-15 Reimbursement Amount) over the aggregate Principal Balance of the Mortgage Loans in such Loan Group (less the applicable Class P Fraction thereof with respect to any Class P Mortgage Loans in such Loan Group), in each case immediately prior to such Distribution Date.

Prior Period: With respect to any Distribution Date, the calendar month immediately preceding such Distribution Date.

Prospectus:  The Prospectus, dated April 20, 2005, and the Prospectus Supplement, dated May 23, 2005, of the Company.

Purchase Obligation: An obligation of the Company to repurchase Mortgage Loans under the circumstances and in the manner provided in Section 2.07 or Section 2.08.

Purchase Price: With respect to any Mortgage Loan to be purchased pursuant to a Purchase Obligation, an amount equal to the sum of (i) the Principal Balance thereof, (ii) unpaid accrued interest thereon, if any, during the calendar month in which the date of purchase occurs to the last day of such month at a rate equal to the applicable Pass-Through Rate and (iii) with respect to any Mortgage Loan to be purchased pursuant to Section 2.08, any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by the Company pursuant to clause (viii) of Section 2.08; provided, however, that to the extent that such costs and damages constitute a set-off against the principal balance of the Mortgage Loan, such costs and damages will not be paid pursuant to this clause (iii), and the amount paid pursuant to clause (i) above will be calculated without regard to such set-off; provided, further, that no Mortgage Loan shall be purchased or required to be purchased pursuant to Section 2.08, or more than two years after the Closing Date under Section 2.07, unless (a) the Mortgage Loan to be purchased is in default, or default is in the judgment of the Company reasonably imminent, or (b) the Company, at its expense, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee to the effect that the purchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code.

Random Lot: With respect to any Distribution Date on which a mandatory distribution is to be made on the Special Retail Certificates (as described in Section 4.07), the method by which DTC will determine which Special Retail Certificates will be paid principal, using its established random lot procedures or, if such Certificates are no longer represented by a Book-Entry Certificate, using the Trustee’s procedures.

Rating Agency: Initially, each of S&P and Moody’s and thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Company, or their respective successors in interest.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the applicable Rating Agencies.

Realized Loss: For any Distribution Date, with respect to any Mortgage Loan which became a Liquidated Mortgage Loan during the related Prior Period, the sum of (i) the principal balance of such Mortgage Loan remaining outstanding and the principal portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the principal portion of such Realized Loss), and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the interest portion of such Realized Loss); provided, however, that for purposes of allocating Realized Losses to the REMIC I, REMIC II and REMIC III Regular Interests pursuant to this definition of “Realized Loss,” the aggregate principal portion of Realized Losses for any Distribution Date for any Loan Group shall be reduced by the Cumulative Carry-Forward Subsequent Recoveries Amount for such Distribution Date for such Loan Group. For any Distribution Date, with respect to any Mortgage Loan which is not a Liquidated Mortgage Loan, the amount of the Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date.

Realized Losses on Group 1, Group 2, Group 3, Group 4 and Group 5 Loans shall be allocated to the REMIC I Regular Interests as follows: (1) The interest portion of Realized Losses on Group 1 Loans, Group 3 Loans, Group 4 Loans and Group 5 Loans, if any, shall be allocated, first, to the Class C-X-M and Class D-X-M Regular Interests in an amount equal to the amount of such losses allocated to the Class C-X-L and Class D-X-L Regular Interests pursuant to the fourth paragraph of this definition of “Realized Loss,” in reduction of the amount of interest accrued but unpaid thereon, and, second, the remainder of such losses shall be allocated between the Class C-Y-1 and Class C-Z-1 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; and (2) The interest portion of Realized Losses on Group 2 Loans, if any, shall be allocated, first, to the Class D-X-M Regular Interest in an amount equal to the amount of such losses allocated to the Class D-X-L Regular Interest pursuant to the fourth paragraph of this definition of “Realized Loss,” in reduction of the amount of interest accrued but unpaid thereon, and, second, the remainder of such losses shall be allocated between the Class C-Y-2 and Class C-Z-2 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof.  Any interest portion of such Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan in such Loan Group and allocated pursuant to the succeeding sentences. The applicable Class P Fraction of any principal portion of Realized Losses attributable to a Class P Mortgage Loan shall be allocated to the related Class P‑M Regular Interest in reduction of the Class Principal Balance thereof.  The remainder of the principal portion of Realized Losses with respect to Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 shall be allocated to the REMIC I Regular Interests as follows: (1) the principal portion of Realized Losses on Group 1 Loans, Group 3 Loans, Group 4 Loans and Group 5 Loans shall be allocated, first, to the Class C-Y-1 Regular Interest to the extent of the Class C-Y-1 Principal Reduction Amount in reduction of the Class Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class C-Z-1 Regular Interest in reduction of the Class Principal Balance thereof; and (2) the principal portion of Realized Losses on Group 2 Loans shall be allocated, first, to the Class C-Y-2 Regular Interest to the extent of the Class C-Y-2 Principal Reduction Amount in reduction of the Class Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class C-Z-2 Regular Interest in reduction of the Class Principal Balance thereof.

Realized Losses on Mortgage Loans in a Loan Group shall be allocated among the REMIC II Regular Interests (i) for Realized Losses allocable to principal (a) first, to the Class B-6-L Regular Interest, until the Class B-6-L Principal Balance has been reduced to zero, (b) second, to the Class B-5-L Regular Interest, until the Class B-5-L Principal Balance has been reduced to zero, (c) third, to the Class B-4-L Regular Interest, until the Class B-4-L Principal Balance has been reduced to zero, (d) fourth, to the Class B-3-L Regular Interest, until the Class B-3-L Principal Balance has been reduced to zero, (e) fifth, to the Class B-2-L Regular Interest, until the Class B-2-L Principal Balance has been reduced to zero, (f) sixth, to the Class B-1-L Regular Interest, until the Class B-1-L Principal Balance has been reduced to zero, and (g) seventh, to the Class A-L Regular Interests related to such Loan Group, pro rata according to the Class Principal Balances thereof, in reduction thereof; provided, however, that if the loss is recognized with respect to a Class P Mortgage Loan, the applicable Class P Fraction of such loss shall first be allocated to the related Class P-L Regular Interest and the remainder of such loss shall be allocated as set forth above in this clause (i); and (ii) for Realized Losses allocable to interest (a) first, to the Class B-6-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-6-L Principal Balance, (b) second, to the Class B-5-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-5-L Principal Balance, (c) third, to the Class B-4-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-4-L Principal Balance, (d) fourth, to the Class B-3-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-3-L Principal Balance, (e) fifth, to the Class B-2-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-2-L Principal Balance, (f) sixth, to the Class B-1-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-1-L Principal Balance, and (g) seventh, to the Class A-L Regular Interests related to such Loan Group, and the portion of the related Class X-L Regular Interest that derives its interest from such Loan Group, pro rata according to accrued but unpaid interest on such Classes (or portions thereof), in reduction thereof, and then to those related Class A-L Regular Interests, pro rata according to the Class Principal Balances thereof, in reduction thereof; provided, however, that (1) until the Class CB-5-L Principal Balance has been reduced to zero, all principal losses that would otherwise be allocated to the Class CB-3-L Regular Interest pursuant to clause (i) of this paragraph shall instead be allocated to the Class CB-5-L Regular Interest, in reduction of the Class CB-5-L Principal Balance, and the Class CB-3 Fraction of all interest losses that would otherwise be allocated to the Class CB-3-L Regular Interest pursuant to clause (ii) of this paragraph shall instead be allocated to the Class CB-5-L Regular Interest, in reduction of accrued but unpaid interest thereon, and then in reduction of the Class CB-5-L Principal Balance, (2) until the Class CB-8-L Principal Balance has been reduced to zero, all principal losses that would otherwise be allocated to the Class CB-7-L Regular Interest pursuant to clause (i) of this paragraph shall instead be allocated to the Class CB-8-L Regular Interest, in reduction of the Class CB-8-L Principal Balance, and all interest losses that would otherwise be allocated to the Class CB-7-L Regular Interest pursuant to clause (ii) of this paragraph shall instead be allocated to the Class CB-8-L Regular Interest, in reduction of accrued but unpaid interest thereon, and then in reduction of the Class CB-8-L Principal Balance, (3) until the Class CB-12-L Principal Balance has been reduced to zero, all principal losses that would otherwise be allocated to the Class CB-11-L Regular Interest pursuant to clause (i) of this paragraph shall instead be allocated to the Class CB-12-L Regular Interest, in reduction of the Class CB-12-L Principal Balance, and all interest losses that would otherwise be allocated to the Class CB-11-L Regular Interest pursuant to clause (ii) of this paragraph shall instead be allocated to the Class CB-12-L Regular Interest, in reduction of accrued but unpaid interest thereon, and then in reduction of the Class CB-12-L Principal Balance, (4) until the Class 4-A-2-L Principal Balance has been reduced to zero, all principal losses that would otherwise be allocated to the Class 4-A-1-L Regular Interest pursuant to clause (i) of this paragraph shall instead be allocated to the Class 4-A-2-L Regular Interest, in reduction of the Class 4-A-2-L Principal Balance, and all interest losses that would otherwise be allocated to the Class 4-A-1-L Regular Interest pursuant to clause (ii) of this paragraph shall instead be allocated to the Class 4-A-2-L Regular Interest, in reduction of accrued but unpaid interest thereon, and then in reduction of the Class 4-A-2-L Principal Balance, (5) until the Class 5-A-9-L Principal Balance has been reduced to zero, all principal losses that would otherwise be allocated to the Class 5-A-1-L Regular Interest pursuant to clause (i) of this paragraph shall instead be allocated to the Class 5-A-9-L Regular Interest, in reduction of the Class 5-A-9-L Principal Balance, and all interest losses that would otherwise be allocated to the Class 5-A-1-L Regular Interest pursuant to clause (ii) of this paragraph shall instead be allocated to the Class 5-A-9-L Regular Interest, in reduction of accrued but unpaid interest thereon, and then in reduction of the Class 5-A-9-L Principal Balance and (6) until the Class 5-A-10-L Principal Balance has been reduced to zero, all principal losses that would otherwise be allocated to the Class 5-A-4-L Regular Interest pursuant to clause (i) of this paragraph shall instead be allocated to the Class 5-A-10-L Regular Interest, in reduction of the Class 5-A-10-L Principal Balance, and all interest losses that would otherwise be allocated to the Class 5-A-4-L Regular Interest pursuant to clause (ii) of this paragraph shall instead be allocated to the Class 5-A-10-L Regular Interest, in reduction of accrued but unpaid interest thereon, and then in reduction of the Class 5-A-10-L Principal Balance.

For any Distribution Date, any amounts distributed to the Class P-L Regular Interests pursuant to clauses (I)(f)(i) and (I)(f)(ii) of the definition of “REMIC II Distribution Amount” shall be allocated as a loss to the most junior Class (or Classes) of Class B-L Regular Interests, until the Class Principal Balance thereof has been reduced to zero.

Realized Losses allocated to any Class of REMIC II Regular Interests pursuant to this definition of “Realized Loss” in reduction of the Class Principal Balance thereof (including losses allocated to the Class B-L Regular Interests pursuant to the immediately preceding paragraph of this definition of “Realized Loss”) shall also be allocated to the Corresponding Class in reduction of the Class Principal Balance thereof by the same amount.

On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the aggregate Class Principal Balance of all outstanding Classes of REMIC II Regular Interests (plus any Cumulative Carry-Forward Subsequent Recoveries Amount for such Distribution Date for any Loan Group) exceeds the aggregate principal balance of the Mortgage Loans remaining to be paid at the close of business on the Cut-Off Date, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each such Mortgage Loan whether or not paid, and (ii) all amounts of principal in respect of each Mortgage Loan that have been received or advanced and included in the REMIC II Available Distribution Amount for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 and all losses in respect of each Mortgage Loan that have been allocated to the REMIC I Regular Interests on such Distribution Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Class of Class B-L Regular Interests, in reduction of the Class Principal Balance thereof.

Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

Reference Banks: As defined in Section 3.19(b).

Regular Interest Group: The Group 1-L, Group 2-L, Group 3-L, Group 4-L or Group 5-L Regular Interests, as applicable.

Regular Interests: (i) With respect to REMIC I, the REMIC I Regular Interests, (ii) with respect to REMIC II, the REMIC II Regular Interests and (iii) with respect to REMIC III, the REMIC III Regular Interests.

Relief Act Shortfall: With respect to a Loan Group, for any Distribution Date for any Mortgage Loan in such Loan Group with respect to which the Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, or any comparable state legislation (collectively, the “Relief Act”), limits the amount of interest payable by the related Mortgagor, an amount equal to one month’s interest on such Mortgage Loan at an annual interest rate equal to the excess, if any, of (i) the annual interest rate otherwise payable by the Mortgagor on the related Due Date under the terms of the related Mortgage Note over (ii) the annual interest rate payable by the Mortgagor on the related Due Date by application of the Relief Act.

REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.

REMIC Provisions: Sections 860A through 860G of the Code, related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC I: The segregated pool of assets of the Trust consisting of the REMIC I Assets, which shall be a REMIC pursuant to the Code, with respect to which a separate REMIC election is to be made and the beneficial interests in which shall be the REMIC I Regular Interests and the Class R-1 Residual Interest.

REMIC I Assets: All of the Mortgage Pool Assets other than the Yield Maintenance Agreements, the Certificate Insurance Policy, the Class CB-15 Reserve Fund and any proceeds thereof.

REMIC I Available Distribution Amount:  For each Loan Group for any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans in such Loan Group:

(1)        the total amount of all cash received by or on behalf of the Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed, including Monthly P&I Advances made by the Servicer, Liquidation Proceeds and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any, except:

(a)        all scheduled payments of principal and interest collected but due subsequent to such Distribution Date;

(b)        all Curtailments received after the Prior Period;

(c)        all Payoffs received after the Payoff Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the Prior Period), and interest which was accrued and received on Payoffs received during the period from the 1st to the 14th day of the month of such Distribution Date, which interest shall not be included in the calculation of the REMIC I Available Distribution Amount for any Distribution Date;

(d)        Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received on such Mortgage Loans after the Prior Period;

(e)        all amounts in the Certificate Account which are due and reimbursable to the Servicer pursuant to the terms of this Agreement;

(f)         the sum of the Servicing Fee for each such Mortgage Loan, and any Special Primary Insurance Premium payable on such Distribution Date with respect to such Mortgage Loan; and

(g)        Excess Liquidation Proceeds;

(2)        the sum, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Servicer:

(a)        any Monthly P&I Advance made by the Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans; and

(b)        Compensating Interest; and

(3)        the total amount of any cash received during the Prior Period by the Trustee or the Servicer in respect of a Purchase Obligation under Section 2.07 and Section 2.08 or any permitted purchase of such a Mortgage Loan.

REMIC I Distribution Amount: For any Distribution Date, the REMIC I Available Distribution Amount shall be distributed to the REMIC I Regular Interests and the Class R-1 Residual Interest in the following amounts and priority:

(a)        To the extent of the REMIC I Available Distribution Amount for Loan Group 1, Loan Group 3, Loan Group 4 and Loan Group 5:

(i)                  first, to (A) the Class C-P-M Regular Interest, the aggregate for all of the Class 1-P Mortgage Loans of the product for each Class 1-P Mortgage Loan of the applicable Class 1-P Fraction and the sum of (x) scheduled payments of principal on such Class 1-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 1-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 1-P Mortgage Loan during the Payoff Period; (B) the Class C-P-M Regular Interest, the aggregate for all of the Class 5-P Mortgage Loans of the product for each Class 5-P Mortgage Loan of the applicable Class 5-P Fraction and the sum of (x) scheduled payments of principal on such Class 5-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 5-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 5-P Mortgage Loan during the Payoff Period; and (C) to the Class D-P-M Regular Interest, the aggregate for all of the Class 4-P Mortgage Loans of the product for each Class 4-P Mortgage Loan of the applicable Class 4-P Fraction and the sum of (x) scheduled payments of principal on such Class 4-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 4-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 4-P Mortgage Loan during the Payoff Period;

(ii)                second, to the Class C-X-M, Class D-X-M, Class C-Y-1 and Class C-Z-1 Regular Interests and the Class R-1 Residual Interest, concurrently, the sum of (x) the Interest Distribution Amounts for the Class C-Y-1 and Class C-Z-1 Regular Interests and the Class R-1 Residual Interest and (y) the portion of the Interest Distribution Amount for the Class C-X-M and Class D-X-M Regular Interests derived from the Group 1, Group 3, Group 4 and Group 5 Loans, in each case remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(iii)               third, to the Class C-X-M, Class D-X-M, Class C-Y-1 and Class C-Z-1 Regular Interests and the Class R-1 Residual Interest, concurrently, the sum of (x) the Interest Distribution Amounts for the Class C-Y-1 and Class C-Z-1 Regular Interests and the Class R-1 Residual Interest and (y) the portion of the Interest Distribution Amount for the Class C-X-M and Class D-X-M Regular Interests derived from the Group 1, Group 3, Group 4 and Group 5 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts (or portion thereof, as applicable); and

(iv)       fourth, to the Class R-1 Residual Interest, until the Class Principal Balance thereof has been reduced to zero; and

(v)        fifth, to the Class C-Y-1 and Class C-Z-1 Regular Interests, the Class C-Y-1 Principal Distribution Amount and the Class C-Z-1 Principal Distribution Amount, respectively.

(b)        To the extent of the REMIC I Available Distribution Amount for Loan Group 2:

(i)         first, to the Class D-P-M Regular Interest, the aggregate for all of the Class 2-P Mortgage Loans of the product for each Class 2-P Mortgage Loan of the applicable Class 2-P Fraction and the sum of (x) scheduled payments of principal on such Class 2-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 2-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 2-P Mortgage Loan during the Payoff Period;

(ii)        second, to the Class D-X-M, Class C-Y-2 and Class C-Z-2 Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Class C-Y-2 and Class C-Z-2 Regular Interests and (y) the portion of the Interest Distribution Amount for the Class D-X-M Regular Interest derived from the Group 2 Loans, in each case remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(iii)       third, to the Class D-X-M, Class C-Y-2 and Class C-Z-2 Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Class C-Y-2 and Class C-Z-2 Regular Interests and (y) the portion of the Interest Distribution Amount for the Class D-X-M Regular Interest derived from the Group 2 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts (or portion thereof, as applicable); and

(iv)       fourth, to the Class C-Y-2 and Class C-Z-2 Regular Interests, the Class C-Y-2 Principal Distribution Amount and the Class C-Z-2 Principal Distribution Amount, respectively.

(c)        To the extent of the REMIC I Available Distribution Amounts for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 for such Distribution Date remaining after payment of the amounts pursuant to paragraphs (a) and (b) of this definition of “REMIC I Distribution Amount”:

(i)         first, to the Class P-M Regular Interests, the aggregate amount of any distributions to the related Class P Certificates pursuant to paragraphs (I)(f)(i) and (I)(f)(ii) of the definition of “REMIC II Distribution Amount” on such Distribution Date; provided, however, that any amounts distributed pursuant to this paragraph (c)(i) of this definition of “REMIC I Distribution Amount” shall not cause a reduction in the Class Principal Balances of the Class P-M Regular Interests;

(ii)        second, to each Class of Class C-Y and Class C-Z Regular Interests, pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such Class, the aggregate amount of any distributions to the Certificates pursuant to paragraph (I)(f)(xxiii) of the definition of “REMIC II Distribution Amount” on such Distribution Date; provided, however, that any amounts distributed pursuant to this paragraph (c)(ii) of this definition of “REMIC I Distribution Amount” shall not cause a reduction in the Class Principal Balances of any of the Class C-Y and Class C-Z Regular Interests; and

(iii)       third, to the Class R-1 Residual Interest, the Residual Distribution Amount for the Class R-1 Residual Interest for such Distribution Date.

REMIC I Regular Interests: The Classes of undivided beneficial interests in REMIC I designated as “regular interests” in the table titled “REMIC I Interests” in the Preliminary Statement hereto. The REMIC I Regular Interests, together with the Class R-1 Residual Interest, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC I Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

REMIC II: The segregated pool of assets of the Trust consisting of the REMIC II Assets, which shall be a REMIC pursuant to the Code, with respect to which a separate REMIC election is to be made, and the beneficial interests in which shall be the REMIC II Regular Interests and the Class R-2 Residual Interest.

REMIC II Assets: The REMIC I Regular Interests.

REMIC II Available Distribution Amount: For the Group 1-L Regular Interests, on any Distribution Date, the aggregate of the portions attributable to Group 1 Loans of all distributions to the Class C-P-M, Class C-X-M, Class C-Y-1 and Class C-Z-1 Regular Interests, other than the Certificate Insurer Premium (which amount shall be available for distributions to the Group 1-L and Class B-L Regular Interests and the Class R-2 Residual Interest as provided herein). For the Group 2-L Regular Interest, on any Distribution Date, the aggregate of the portions attributable to Group 2 Loans of all distributions to the Class D-P-M, Class D-X-M, Class C-Y-2 and Class C-Z-2 Regular Interests (which amount shall be available for distributions to the Group 2-L and Class B-L Regular Interests and the Class R-2 Residual Interest as provided herein). For the Group 3-L Regular Interest, on any Distribution Date, the aggregate of the portions attributable to Group 3 Loans of all distributions to the Class D-X-M, Class C-Y-1 and Class C-Z-1 Regular Interests (which amount shall be available for distributions to the Group 3-L and Class B-L Regular Interests and the Class R-2 Residual Interest as provided herein). For the Group 4-L Regular Interests, on any Distribution Date, the aggregate of the portions attributable to Group 4 Loans of all distributions to the Class D-P-M, Class D-X-M, Class C-Y-1 and Class C-Z-1 Regular Interests (which amount shall be available for distributions to the Group 4-L and Class B-L Regular Interests and the Class R-2 Residual Interest as provided herein). For the Group 5-L Regular Interests, on any Distribution Date, the aggregate of the portions attributable to Group 5 Loans of all distributions to the Class C-P-M, Class C-X-M, Class C-Y-1 and Class C-Z-1 Regular Interests (which amount shall be available for distributions to the Group 5-L and Class B-L Regular Interests and the Class R-2 Residual Interest as provided herein).

REMIC II Distribution Amount: (I) For any Distribution Date prior to the Credit Support Depletion Date, the REMIC II Available Distribution Amount for such Distribution Date shall be distributed to the REMIC II Regular Interests, the Class R-2 Residual Interest and the Certificate Insurer in the following amounts and priority:

(a)        With respect to the Group 1-L, Class C-P-L and Class C-X-L Regular Interests and the Certificate Insurer, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 1 for such Distribution Date:

(i)                  first, to the Class C-P-L Regular Interest, the aggregate for all Class 1-P Mortgage Loans of the product for each Class 1-P Mortgage Loan of the applicable Class 1-P Fraction and the sum of (x) scheduled payments of principal on such Class 1-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 1-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 1-P Mortgage Loan during the Payoff Period;

(ii)                second, to the Group 1-A-L and Class C-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 1-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class C-X-L Regular Interest derived from the Group 1 Loans, in each case remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(iii)               third, to the Group 1-A-L and Class C-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 1-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class C-X-L Regular Interest derived from the Group 1 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iv)              fourth, to the Group 1-A-L Regular Interests, as principal, the Group 1 Senior Principal Distribution Amount (reduced, on the first distribution date, by $100), sequentially, as follows:

            (A)       first, to the Class CB-7-L and Class CB-8-L Regular Interests, pro rata, an amount, up to the amount of the Group 1 Lockout Priority Amount for that Distribution Date;

            (B)       second, concurrently, until the Class CB-1-L, Class CB-3-L, Class CB-5-L, Class CB-6-L, Class CB-9-L, Class CB-11-L, Class CB-12-L, Class CB-13-L and Class CB-15-L Principal Balances have each been reduced to zero, as follows:

            (I)        73.6152314163%, sequentially, as follows:

            (a)        first, to the Class CB-6-L and Class CB-15-L Regular Interests, pro rata, an amount, up to the amount of the Class CB-6 and Class CB-15 Priority Amount for that Distribution Date;

            (b)        second, to the Class CB-1-L, Class CB-3-L and Class CB-5-L Regular Interests, pro rata, until the Class CB-1-L, Class CB-3-L and Class CB-5-L Principal Balances have each been reduced to zero; and

            (c)        third, to the Class CB-6-L and Class CB-15-L Regular Interests, pro rata, until the Class CB-6-L and Class CB-15-L Principal Balances have each been reduced to zero; and

            (II)       26.3847685837%, sequentially, as follows:

            (a)        first, to the Class CB-11-L and Class CB-12-L Regular Interests, pro rata, an amount, up to the amount of the Group 1 Super Lockout Priority Amount for that Distribution Date;

            (b)        second, to the Class CB-9-L and Class CB-13-L Regular Interests, pro rata, until the Class CB-9-L and Class CB-13-L Principal Balances have each been reduced to zero; and

            (c)        third, to the Class CB-11-L and Class CB-12-L Regular Interests, pro rata, until the Class CB-11-L and Class CB-12-L Principal Balances have each been reduced to zero; and

(C)       third, to the Class CB-7-L and Class CB-8-L Regular Interests, pro rata, until the Class CB-7-L and Class CB-8-L Principal Balances have each been reduced to zero; and

(v)                fifth, to the Certificate Insurer, the Class CB-15 Reimbursement Amount for such Distribution Date;

(b)        With respect to the Group 2-L, Class D-P-L and Class D-X-L Regular Interests, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 2 for such Distribution Date:

(i)                  first, to the Class D-P-L Regular Interest, the aggregate for all Class 2-P Mortgage Loans of the product for each Class 2-P Mortgage Loan of the applicable Class 2-P Fraction and the sum of (x) scheduled payments of principal on such Class 2-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 2-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 2-P Mortgage Loan during the Payoff Period;

(ii)                second, to the Class 2-CB-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amount for the Class 2-CB-L Regular Interest and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 2 Loans, in each case remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(iii)               third, to the Class 2-CB-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amount for the Class 2-CB-L Regular Interest and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 2 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts; and

(iv)              fourth, to the Class 2-CB-L Regular Interest, as principal, the Group 2 Senior Principal Distribution Amount, until the Class 2-CB-L Principal Balance has been reduced to zero;

(c)        With respect to the Group 3-L and Class D-X-L Regular Interests, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 3 for such Distribution Date:

(i)                  first, to the Class 3-CB-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amount for the Class 3-CB-L Regular Interest and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 3 Loans, in each case remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)                second, to the Class 3-CB-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amount for the Class 3-CB-L Regular Interest and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 3 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts; and

(iii)               third, to the Class 3-CB-L Regular Interest, as principal, the Group 3 Senior Principal Distribution Amount, until the Class 3-CB-L Principal Balances has been reduced to zero;

(d)        With respect to the Group 4-L, Class D-P-L and Class D-X-L Regular Interests, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 4 for such Distribution Date:

(i)                  first, to the Class D-P-L Regular Interest, the aggregate for all Class 4-P Mortgage Loans of the product for each Class 4-P Mortgage Loan of the applicable Class 4-P Fraction and the sum of (x) scheduled payments of principal on such Class 4-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 4-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 4-P Mortgage Loan during the Payoff Period;

(ii)                second, to the Group 4-A-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 4-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 4 Loans, in each case remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(iii)               third, to the Group 4-A-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 4-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 4 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts; and

(iv)              fourth, to the Group 4-A-L Regular Interests, pro rata, as principal, the Group 4 Senior Principal Distribution Amount, until the aggregate Class Principal Balance of the Group 4-A-L Regular Interests has been reduced to zero;

(e)        With respect to the Group 5-L, Class C-P-L and Class C-X-L Regular Interests, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 5 for such Distribution Date:

(i)                  first, to the Class C-P-L Regular Interest, the aggregate for all Class 5-P Mortgage Loans of the product for each Class 5-P Mortgage Loan of the applicable Class 5-P Fraction and the sum of (x) scheduled payments of principal on such Class 5-P Mortgage Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of a Monthly P&I Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class 5-P Mortgage Loan during the Prior Period of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of the principal portion of the Purchase Price paid pursuant to a Purchase Obligation or any purchase of a Mortgage Loan permitted hereunder and (4) Liquidation Proceeds and (z) the principal portion of Payoffs received in respect of such Class 5-P Mortgage Loan during the Payoff Period;

(ii)                second, to the Group 5-A-L and Class C-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 5-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class C-X-L Regular Interest derived from the Group 5 Loans, in each case remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(iii)               third, to the Group 5-A-L and Class C-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 5-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class C-X-L Regular Interest derived from the Group 5 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iv)              fourth, to the Group 5-A-L Regular Interests, as principal, the Group 5 Senior Principal Distribution Amount, sequentially, as follows:

            (A)       first, to the Class 5-A-1-L and Class 5-A-9-L Regular Interests, pro rata, an amount, up to the amount of the Group 5 Lockout Priority Amount for that Distribution Date;

            (B)       second, concurrently, until the Class 5-A-2-L, Class 5-A-4-L, Class 5-A-5-L, Class 5-A-7-L, Class 5-A-8-L and Class 5-A-10-L Principal Balances have each been reduced to zero, as follows:

(I)        74.2179443108%, sequentially, as follows:

(a)        first, to the Class 5-A-2-L and Class 5-A-7-L Regular Interests, pro rata, until the Class 5-A-2-L and Class 5-A-7-L Principal Balances have each been reduced to zero; and

(b)        second, to the Class 5-A-8-L Regular Interest, until the Class 5-A-8-L Principal Balance has been reduced to zero; and

(II)       25.7820556892%, sequentially, as follows:

(a)        first, to the Class 5-A-4-L and Class 5-A-10-L Regular Interests, pro rata, an amount, up to the amount of the Group 5 Super Lockout Priority Amount for that Distribution Date;

(b)        second, to the Class 5-A-5-L Regular Interest, until the Class 5-A-5-L Principal Balance has been reduced to zero; and

(c)        third, to the Class 5-A-4-L and Class 5-A-10-L Regular Interests, pro rata, until the Class 5-A-4-L and Class 5-A-10-L Principal Balances have each been reduced to zero; and

(C)       third, to the Class 5-A-1-L and Class 5-A-9-L Regular Interests, pro rata, until the Class 5-A-1-L and Class 5-A-9-L Principal Balances have each been reduced to zero; and

(f)         With respect to the Group 1-L, Group 2-L, Group 3-L, Group 4-L, Group 5-L, Class C-X-L, Class D-X-L, Class C-P-L, Class D-X-L and Class B-L Regular Interests and the Class R-2 Residual Interest, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amounts for the Group 1-L, Group 2-L, Group 3-L, Group 4-L and Group 5-L Regular Interests for such Distribution Date remaining after the payment of the amounts pursuant to paragraphs (I)(a), (I)(b), (I)(c), (I)(d) and (I)(e) of this definition of “REMIC II Distribution Amount”:

(i)                  first, to the Class C-P-L and Class D-P-L Regular Interests, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (without regard to clause (B)(x) of the definition thereof) on such Distribution Date and to the extent not paid to such Classes on previous Distribution Dates pursuant to clause (I)(f)(ii) of this definition of “REMIC II Distribution Amount,” principal in an amount equal to (x) in the case of the Class C-P-L Regular Interest, the Class 1-P Fraction or Class 5-P Fraction, as applicable, of any Realized Loss on a Class 1-P or Class 5-P Mortgage Loan incurred prior to the Prior Period and (y) in the case of the Class D-P-L Regular Interest, the Class 2-P Fraction or Class 4-P Fraction, as applicable, of any Realized Loss on a Class 2-P or Class 4-P Mortgage Loan incurred prior to the Prior Period;

(ii)                second, to the Class C-P-L and Class D-P-L Regular Interests, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (without regard to clause (B)(x) of the definition thereof) on such Distribution Date, principal in an amount equal to (x) in the case of the Class C-P-L Regular Interest, the Class 1-P Fraction or Class 5-P Fraction, as applicable, of any loss on a Class 1-P or Class 5-P Mortgage Loan incurred in the Prior Period and (y) in the case of the Class D-P-L Regular Interest, the Class 2-P Fraction or Class 4-P Fraction, as applicable, of any loss on a Class 2-P or Class 4-P Mortgage Loan incurred in the Prior Period; provided, that any amounts distributed in respect of losses pursuant to paragraph (I)(f)(i) or this paragraph (I)(f)(ii) of this definition of “REMIC II Distribution Amount” shall not cause a reduction in either of the Class C-P-L Principal Balance or the Class D-P-L Principal Balance; provided, further, that if the amounts otherwise available to pay the Subordinate Principal Distribution Amount (without regard to clause (B)(x) of the definition thereof) for any such Distribution Date are insufficient to cover such outstanding principal losses for the Class C-P-L and Class D-P-L Regular Interests as provided in paragraph (I)(f)(i) or this paragraph (I)(f)(ii) of this definition of “REMIC II Distribution Amount,” then such amounts will be allocated pro rata to the Class C-P-L and Class D-P-L Regular Interests based on the amount such Regular Interests are entitled to receive pursuant to paragraph (I)(f)(i) or this paragraph (I)(f)(ii) of this definition of “REMIC II Distribution Amount”;

(iii)               third, to the Certificate Insurer, any unpaid Class CB-15 Reimbursement Amount for such Distribution Date;

(iv)              fourth, to the Class B-1-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(v)                fifth, to the Class B-1-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(vi)              sixth, to the Class B-1-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-1-L Principal Balance has been reduced to zero;

(vii)             seventh, to the Class B-2-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(viii)           eighth, to the Class B-2-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(ix)              ninth, to the Class B-2-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-2-L Principal Balance has been reduced to zero;

(x)                tenth, to the Class B-3-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xi)              eleventh, to the Class B-3-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xii)             twelfth, to the Class B-3-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-3-L Principal Balance has been reduced to zero;

(xiii)           thirteenth, to the Class B-4-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xiv)           fourteenth, to the Class B-4-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xv)            fifteenth, to the Class B-4-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-4-L Principal Balance has been reduced to zero;

(xvi)           sixteenth, to the Class B-5-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xvii)         seventeenth, to the Class B-5-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xviii)        eighteenth, to the Class B-5-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-5-L Principal Balance has been reduced to zero;

(xix)           nineteenth, to the Class B-6-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xx)            twentieth, to the Class B-6-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxi)           twenty-first, to the Class B-6-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-6-L Principal Balance has been reduced to zero;

(xxii)         twenty-second, to the Certificate Insurer, the Class CB-15 Additional Reimbursement Amount for such Distribution Date;

(xxiii)        twenty-third, to each Class of REMIC II Regular Interests in order of seniority (which, from highest to lowest, shall be as follows: the Class C-P-L, Class D-P-L, Group 1-A-L, Group 2-A-L, Group 3-A-L, Group 4-A-L and Grop 5-A-L Regular Interests of equal seniority, and then Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L and Class B-6-L of decreasing seniority) the remaining portion, if any, of the REMIC II Available Distribution Amounts for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, up to the amount of unreimbursed Realized Losses allocable to principal previously allocated or to be allocated on such Distribution Date to such Class, if any; provided, however, that in the case of Classes of REMIC II Regular Interests of equal seniority, the amount distributable to such Classes shall be allocated among such Classes according to the amount of losses allocated thereto; provided, further, that any amounts distributed pursuant to this paragraph (I)(f)(xxiii) of this definition of “REMIC II Distribution Amount” shall not cause a reduction in the Class Principal Balances of any of the REMIC II Regular Interests; and

(xxiv)       twenty-fourth, to the Class R-2 Residual Interest, the Residual Distribution Amounts for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5 for such Distribution Date.

Notwithstanding the foregoing paragraph (I)(f) of this definition of “REMIC II Distribution Amount,”

(X)       on any Distribution Date on which both of the following conditions specified in clauses (1) and (2) are met:

(1)        the aggregate Class Principal Balance of any of the Group 1-A-L Regular Interests, the Group 2-A-L Regular Interest, the Group 3-A-L Regular Interest, the Group 4-A-L Regular Interests or the Group 5-A-L Regular Interests has been reduced to zero, and

(2)        either (a) the Class B Percentage for such Distribution Date is less than 200% of the Class B Percentage as of the Closing Date or (b) the outstanding principal balance of the Mortgage Loans in any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5 delinquent 60 days or more averaged over the last six months (including Mortgage Loans in foreclosure and Mortgage Loans the Mortgaged Property of which is held by REMIC I and acquired by foreclosure or deed in lieu of foreclosure), as a percentage of the related Subordinate Component Balance, is greater than or equal to 50%, all principal received or advanced with respect to the Mortgage Loans in the Loan Group related to the Class A-L Regular Interests that have been paid in full (after distributions of principal to the related Class P-L Regular Interest pursuant to paragraph (I)(a)(i), (I)(b)(i), (I)(c)(i), (I)(d)(i), (I)(e)(i), (I)(f)(i) and (I)(f)(ii) above, if applicable) shall be paid as principal to the remaining Class A-L Regular Interests of such other Regular Interest Group or Groups to the extent of and in reduction of the Class Principal Balances thereof (plus, in the case of the Group 1-A-L Regular Interests, to the Certificate Insurer in payment of any unpaid Class CB-15 Reimbursement Amount) (and, in the case of the Group 1-A-L Regular Interests, in the order of priority of paragraph (I)(a)(iv)(A)-(C) above; in the case of the Group 5-A-L Regular Interests, in the order of priority of paragraph (I)(e)(iv)(A)-(C) above; and, in the case of the Certificate Insurer, in the same order of priority as the Class CB-15-L Regular Interest would receive distributions of principal pursuant to paragraph (I)(a)(iv) above), prior to any distributions of principal to the Class B-L Regular Interests pursuant to paragraph (I)(f) above; provided, however, that if there are two or more Regular Interest Groups with outstanding Class A-L Regular Interests, then such principal will be distributed between those Regular Interest Groups pro rata according to the aggregate Class Principal Balance of the Class A-L Regular Interests of such Regular Interest Groups (including, with respect to the Group 1-A-L Regular Interests, any unpaid Class CB-15 Reimbursement Amount), and

(Y)       if on any Distribution Date any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5 is an Undercollateralized Group and the other such Loan Group or Groups is an Overcollateralized Group, then the REMIC II Available Distribution Amount for the Regular Interest Group or Groups related to the Overcollateralized Group or Groups, to the extent remaining following distributions of interest and principal to the Group 1-L, Group 2-L, Group 3-L, Group 4-L and Group 5-L Regular Interests (and, if applicable, payment of any Class CB-15 Reimbursement Amount to the Certificate Insurer) pursuant to paragraph (I)(a), (I)(b), (I)(c), (I)(d) or (I)(e) above, as applicable, shall be paid in the following priority: (1) first, such remaining amount, up to the Total Transfer Amount for each Undercollateralized Group, pro rata according to the Total Transfer Amount for each such Undercollateralized Group, shall be distributed (a) first, to the Class A-L Regular Interests related to each Undercollateralized Group, in payment of any portion of the Interest Distribution Amounts for such Classes of Regular Interests remaining unpaid from such Distribution Date or previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts, and (b) second, to the Class A-L Regular Interests related to each such Undercollateralized Group, as principal (plus, in the case of the Group 1-A-L Regular Interests, to the Certificate Insurer in payment of any unpaid Class CB-15 Reimbursement Amount) (and, in the case of the Group 1-A-L Regular Interests, in the order of priority of paragraph (I)(a)(iv)(A)-(C) above; in the case of the Group 5-A-L Regular Interests, in the order of priority of paragraph (I)(e)(iv)(A)-(C) above; and, in the case of the Certificate Insurer, in the same order of priority as the Class CB-15-L Regular Interest would receive distributions of principal pursuant to paragraph (I)(a)(iv) above), and (2) second, any remaining amount shall be distributed pursuant to paragraph (I)(f) above.

(II)       For any Distribution Date on or after the Credit Support Depletion Date, the REMIC II Available Distribution Amount for such Distribution Date shall be distributed to the outstanding Classes of REMIC II Regular Interests, the Class R-2 Residual Interest and the Certificate Insurer in the following amounts and priority:

(a)        With respect to the Group 1-L, Class C-P-L and Class C-X-L Regular Interests, on each Distribution Date on or after the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 1 for such Distribution Date:

(i)                  first, to the Class C-P-L Regular Interest, principal in the amount that would otherwise be distributed to such Class on such Distribution Date pursuant to clause (I)(a)(i) of this definition of “REMIC II Distribution Amount”;

(ii)                second, to the Group 1-A-L and Class C-X-L Regular Interests, the amount payable to each such Class of Regular Interests on prior Distribution Dates pursuant to clause (I)(a)(iii) or (II)(a)(iii) of this definition of “REMIC II Distribution Amount,” and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(iii)               third, to the Group 1-A-L and Class C-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 1-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class C-X-L Regular Interest derived from the Group 1 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iv)              fourth, to the Group 1-A-L Regular Interests, pro rata according to Class Principal Balance, as principal, the Group 1 Senior Principal Distribution Amount;

(v)                fifth, to the Certificate Insurer, the Class CB-15 Reimbursement Amount for such Distribution Date;

(vi)              sixth, after any payments to the Group 2-L, Group 3-L, Group 4-L or Group 5-L Regular Interests pursuant to the last paragraph of this definition of “REMIC II Distribution Amount,” to the Certificate Insurer, the Class CB-15 Additional Reimbursement Amount for such Distribution Date; and

(vii)             seventh, to the Class R-2 Residual Interest, the Residual Distribution Amount for the Loan Group 1 for such Distribution Date.

(b)        With respect to the Group 2-L, Class D-P-L and Class D-X-L Regular Interests, on each Distribution Date on or after the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 2 for such Distribution Date:

(i)                  first, to the Class D-P-L Regular Interest, principal in the amount that would otherwise be distributed to such Class on such Distribution Date pursuant to clause (I)(b)(i) of this definition of “REMIC II Distribution Amount”;

(ii)                second, to the Class 2-CB-L and Class D-X-L Regular Interests, the amount payable to each such Class of Regular Interests on prior Distribution Dates pursuant to clause (I)(b)(iii) or (II)(b)(iii) of this definition of “REMIC II Distribution Amount,” and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(iii)               third, to the Class 2-CB-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amount for the Class 2-CB-L Regular Interest and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 2 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iv)              fourth, to the Class 2-CB-L Regular Interest, as principal, the Group 2 Senior Principal Distribution Amount; and

(v)                fifth, after any payments to the Group 1-L, Group 3-L, Group 4-L or Group 5-L Regular Interests (and, if applicable, to the Certificate Insurer) pursuant to the last paragraph of this definition of “REMIC II Distribution Amount,” to the Class R-2 Residual Interest, the Residual Distribution Amount for Loan Group 2 for such Distribution Date.

(c)        With respect to the Group 3-L and Class D-X-L Regular Interests, on each Distribution Date on or after the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 3 for such Distribution Date:

(i)                  first, to the Class 3-CB-L and Class D-X-L Regular Interests, the amount payable to each such Class of Regular Interests on prior Distribution Dates pursuant to clause (I)(c)(ii) or (II)(c)(ii) of this definition of “REMIC II Distribution Amount,” and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(ii)                second, to the Class 3-CB-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amount for the Class 3-CB-L Regular Interest and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 3 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iii)               third, to the Class 3-CB-L Regular Interest, as principal, the Group 3 Senior Principal Distribution Amount; and

(iv)              fourth, after any payments to the Group 1-L, Group 2-L, Group 4-L or Group 5-L Regular Interests (and, if applicable, to the Certificate Insurer) pursuant to the last paragraph of this definition of “REMIC II Distribution Amount,” to the Class R-2 Residual Interest, the Residual Distribution Amount for Loan Group 2 for such Distribution Date.

(d)        With respect to the Group 4-L, Class D-P-L and Class D-X-L Regular Interests, on each Distribution Date on or after the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 4 for such Distribution Date:

(i)                  first, to the Class D-P-L Regular Interest, principal in the amount that would otherwise be distributed to such Class on such Distribution Date pursuant to clause (I)(d)(i) of this definition of “REMIC II Distribution Amount”;

(ii)                second, to the Group 4-A-L and Class D-X-L Regular Interests, the amount payable to each such Class of Regular Interests on prior Distribution Dates pursuant to clause (I)(d)(iii) or (II)(d)(iii) of this definition of “REMIC II Distribution Amount,” and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(iii)               third, to the Group 4-A-L and Class D-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 4-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class D-X-L Regular Interest derived from the Group 4 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iv)              fourth, to the Group 4-A-L Regular Interests, pro rata according to Class Principal Balance, as principal, the Group 4 Senior Principal Distribution Amount; and

(v)                fifth, after any payments to the Group 1-L, Group 2-L, Group 3-L or Group 5-L Regular Interests (and, if applicable, to the Certificate Insurer) pursuant to the last paragraph of this definition of “REMIC II Distribution Amount,” to the Class R-2 Residual Interest, the Residual Distribution Amount for Loan Group 2 for such Distribution Date.

(e)        With respect to the Group 5-L, Class C-P-L and Class C-X-L Regular Interests, on each Distribution Date on or after the Credit Support Depletion Date, to the extent of the REMIC II Available Distribution Amount for Loan Group 5 for such Distribution Date:

(i)                  first, to the Class C-P-L Regular Interest, principal in the amount that would otherwise be distributed to such Class on such Distribution Date pursuant to clause (I)(e)(i) of this definition of “REMIC II Distribution Amount”;

(ii)                second, to the Group 5-A-L and Class C-X-L Regular Interests, the amount payable to each such Class of Regular Interests on prior Distribution Dates pursuant to clause (I)(e)(iii) or (II)(e)(iii) of this definition of “REMIC II Distribution Amount,” and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(iii)               third, to the Group 5-A-L and Class C-X-L Regular Interests, concurrently, the sum of (x) the Interest Distribution Amounts for the Group 5-A-L Regular Interests and (y) the portion of the Interest Distribution Amount for the Class C-X-L Regular Interest derived from the Group 5 Loans, in each case for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iv)              fourth, to the Group 5-A-L Regular Interests, pro rata according to Class Principal Balance, as principal, the Group 5 Senior Principal Distribution Amount; and

(v)                fifth, after any payments to the Group 1-L, Group 2-L, Group 3-L or Group 4-L Regular Interests (and, if applicable, to the Certificate Insurer) pursuant to the last paragraph of this definition of “REMIC II Distribution Amount,” to the Class R-2 Residual Interest, the Residual Distribution Amount for the Loan Group 5 for such Distribution Date.

If on any Distribution Date any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5 is an Undercollateralized Group and the other such Loan Group or Groups is an Overcollateralized Group, then the REMIC II Available Distribution Amount for the Regular Interest Group or Groups related to the Overcollateralized Group or Groups, to the extent remaining following distributions of interest and principal to the Group 1-L, Group 2-L, Group 3-L, Group 4-L, Group 5-L, Class C-P-L and Class D-P-L Regular Interests (and, if applicable, payment of any Class CB-15 Reimbursement Amount to the Certificate Insurer) pursuant to paragraph (II)(a)(i) through (II)(a)(v), paragraph (II)(b)(i) through (II)(b)(iv), paragraph (II)(c)(i) through (II)(c)(iii), paragraph (II)(d)(i) through (II)(d)(iv) or paragraph (II)(e)(i) through (II)(e)(iv), as applicable, shall be paid in the following priority: (1) first, such remaining amount, up to the Total Transfer Amount for each such Undercollateralized Group, pro rata according to the Total Transfer Amount for each such Undercollateralized Group, shall be distributed (a) first, to the Class A-L Regular Interests related to each such Undercollateralized Group, in payment of any portion of the Interest Distribution Amounts for such Classes of Regular Interests remaining unpaid from such Distribution Date or previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts, and (b) second, to the Class A-L Regular Interests related to each such Undercollateralized Group, as principal (plus, in the case of the Group 1-A-L Regular Interests, to the Certificate Insurer in payment of any unpaid Class CB-15 Reimbursement Amount), pro rata according to Class Principal Balance (or, in the case of the Certificate Insurer, according to unpaid Class CB-15 Reimbursement Amount), and (2) second, any remaining amount shall be distributed pursuant to paragraph (II)(a)(vi)-(vii), (II)(b)(v), (II)(c)(iv), (II)(d)(v) and (II)(e)(v) above, as applicable; provided that if there are two Overcollateralized Groups and the remaining REMIC II Available Distribution Amounts for the Regular Interest Groups related to such Overcollateralized Groups exceeds the Total Transfer Amount for the Undercollateralized Group, then the sum of such remaining REMIC II Available Distribution Amounts shall be distributed to the Regular Interest Group related to the Undercollateralized Group in accordance with clause (1) of this paragraph pro rata according to such remaining REMIC II Available Distribution Amounts.

REMIC II Regular Interests: The Classes of undivided beneficial interests in REMIC II designated as “regular interests” in the table titled “REMIC II Interests” in the Preliminary Statement hereto. The REMIC II Regular Interests, together with the Class R-2 Residual Interest, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC II Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

REMIC III: The segregated pool of assets of the Trust consisting of the REMIC III Assets, which shall be a REMIC pursuant to the Code, with respect to which a separate REMIC election is to be made, and the beneficial interests in which shall be the REMIC III Regular Interests and the Class R-3 Residual Interest.

REMIC III Assets: The REMIC II Regular Interests.

REMIC III Available Distribution Amount: For the Group 1 Certificates, on any Distribution Date, the aggregate of all distributions to the Group 1-L Regular Interests, and the portions of the distributions to the Class C-P-L and Class C-X-L Regular Interests paid in respect of Group 1 Loans, in each case pursuant to clauses (I)(a), (I)(f) and (II)(a) of the definition of “REMIC II Distribution Amount” (which amount shall be available for distributions to the Group 1 Certificates (other than the Class CB-1, Class CB-3, Class CB-9 and Class CB-13 Certificates); the Class CB-1-M, Class CB-3-M, Class CB-9-M and Class CB-13-M Regular Interests; the Class C-P and Class C-X Certificates; and the Class R-3 Residual Interest, as provided herein). For the Group 2 Certificates, on any Distribution Date, the aggregate of all distributions to the Group 2-L Regular Interest, and the portions of the distributions to the Class D-P-L and Class D-X-L Regular Interests paid in respect of Group 2 Loans, in each case pursuant to clauses (I)(b), (I)(f) and (II)(b) of the definition of “REMIC II Distribution Amount” (which amount shall be available for distributions to the Group 2 Certificates, the Class D-P and Class D-X Certificates and the Class R-3 Residual Interest as provided herein). For the Group 3 Certificates, on any Distribution Date, the aggregate of all distributions to the Group 3-L Regular Interest, and the portions of the distributions to the Class D-X-L Regular Interest paid in respect of Group 3 Loans, in each case pursuant to clauses (I)(c), (I)(f) and (II)(c) of the definition of “REMIC II Distribution Amount” (which amount shall be available for distributions to the Group 3 and Class D-X Certificates and the Class R-3 Residual Interest as provided herein). For the Group 4 Certificates, on any Distribution Date, the aggregate of all distributions to the Group 4-L Regular Interests, and the portions of the distributions to the Class D-P-L and Class D-X-L Regular Interests paid in respect of Group 4 Loans, in each case pursuant to clauses (I)(d), (I)(f) and (II)(d) of the definition of “REMIC II Distribution Amount” (which amount shall be available for distributions to the Group 4 Certificates, the Class D-P and Class D-X Certificates and the Class R-3 Residual Interest as provided herein). For the Group 5 Certificates, on any Distribution Date, the aggregate of all distributions to the Group 5-L Regular Interests, and the portions of the distributions to the Class C-P-L and Class C-X-L Regular Interests paid in respect of Group 5 Loans, in each case pursuant to clauses (I)(e), (I)(f) and (II)(e) of the definition of “REMIC II Distribution Amount” (which amount shall be available for distributions to the Group 5 Certificates (other than the Class 5-A-2 and Class 5-A-5 Certificates); the Class 5-A-2-M and Class 5-A-5-M Regular Interests; the Class C-P and Class C-X Certificates; and the Class R-3 Residual Interest, as provided herein). For the Class B Certificates, on any Distribution Date, the aggregate of all distributions to the Class B-L Regular Interests (which amount shall be available for distributions to the Class B Certificates and the Class R-3 Residual Interest as provided herein).

REMIC III Distribution Amount:  The REMIC III Available Distribution Amount for any Distribution Date shall be distributed to the Certificates (other than the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificates); the Class CB-1-M, Class CB-3-M, Class CB-9-M, Class CB-13-M, Class 5-A-2-M and Class 5-A-5-M Regular Interests; and the Class R-3 Residual Interest in the following amounts and priority:

(a)        With respect to the Group 1 Certificates (other than the Class CB-1, Class CB-3, Class CB-9 and Class CB-13 Certificates); the Class CB-1-M, Class CB-3-M, Class CB-9-M, Class CB-13-M Regular Interests; and the Class C-P and Class C-X Certificates, to the extent of the REMIC III Available Distribution Amount for the Group 1 Certificates for such Distribution Date:

(i)                  to each of the Class C-P and Class C-X Certificates, the portion of the amounts distributed to its Corresponding Class in respect of Group 1 Loans on such Distribution Date;

(ii)                to each Class of Group 1 Certificates (other than the Class CB-1, Class CB-2, Class CB-3, Class CB-4, Class CB-9, Class CB-10, Class CB-13, Class CB-14, Class CB-15 and Class CB-16 Certificates), the amounts (other than any Rounding Amount, Class CB-15 Covered Payoff Shortfall Amount or Deficiency Amount) distributed to its Corresponding Class on such Distribution Date; and

(iii)       (A) to the Class CB-1-M Regular Interest, the amount distributed as principal to its Corresponding Class on such Distribution Date; (B) to each Class of the Class CB-1-M Regular Interest and the Class CB-2 Certificates, the amount distributed as interest to the Class CB-1-L Regular Interest on such Distribution Date, pro rata according to, for each such Class, the product of 1/12 of the Certificate Interest Rate for such Class and the Class Principal Balance or Class Notional Amount, as applicable, for such Class before allocating principal losses and giving effect to distributions of principal on such Distribution Date; (C) to the Class CB-3-M Regular Interest, the amount distributed as principal to its Corresponding Class on such Distribution Date; (D) to each Class of the Class CB-3-M Regular Interest and the Class CB-4 Certificates, the amount distributed as interest to the Class CB-3-L Regular Interest on such Distribution Date, pro rata according to, for each such Class, the product of 1/12 of the Certificate Interest Rate for such Class and the Class Principal Balance or Class Notional Amount, as applicable, for such Class before allocating principal losses and giving effect to distributions of principal on such Distribution Date; (E) to the Class CB-9-M Regular Interest, the amount distributed as principal to its Corresponding Class on such Distribution Date; (F) to each Class of the Class CB-9-M Regular Interest and the Class CB-10 Certificates, the amount distributed as interest to the Class CB-9-L Regular Interest on such Distribution Date, pro rata according to, for each such Class, the product of 1/12 of the Certificate Interest Rate for such Class and the Class Principal Balance or Class Notional Amount, as applicable, for such Class before allocating principal losses and giving effect to distributions of principal on such Distribution Date; (G) to the Class CB-13-M Regular Interest, the amount distributed as principal to its Corresponding Class on such Distribution Date; (H) to each Class of the Class CB-13-M Regular Interest and the Class CB-14 Certificates, the amount distributed as interest to the Class CB-13-L Regular Interest on such Distribution Date, pro rata according to, for each such Class, the product of 1/12 of the Certificate Interest Rate for such Class and the Class Principal Balance or Class Notional Amount, as applicable, for such Class before allocating principal losses and giving effect to distributions of principal on such Distribution Date; (I) to the Class CB-15 Certificates, the amount distributed as principal to its Corresponding Class on such Distribution Date and (J) to each Class of the Class CB-15 Certificates and the Class CB-16 Certificates, the amount distributed as interest to the Class CB-15-L Regular Interest on such Distribution Date, pro rata according to, for each such Class, the product of 1/12 of the Certificate Interest Rate for such Class and the Class Principal Balance or Class Notional Amount, as applicable, for such Class before allocating principal losses and giving effect to distributions of principal on such Distribution Date;

(b)        With respect to the Group 2, Class D-P and Class D-X Certificates, to the extent of the REMIC III Available Distribution Amount for the Group 2 Certificates for such Distribution Date:

(i)                  to each of the Class D-P and Class D-X Certificates, the portion of the amounts distributed to its Corresponding Class in respect of Group 2 Loans on such Distribution Date; and

(ii)                to each Class of Group 2 Certificates, the amounts distributed to its Corresponding Class on such Distribution Date;

(c)        With respect to the Group 3 and Class C-X Certificates, to the extent of the REMIC III Available Distribution Amount for the Group 3 Certificates for such Distribution Date:

(i)         to the Class C-X Certificates, the portion of the amounts distributed to its Corresponding Class in respect of Group 3 Loans on such Distribution Date; and

(ii)        to each Class of Group 3 Certificates, the amounts distributed to its Corresponding Class on such Distribution Date;

(d)        With respect to the Group 4, Class D-P and Class D-X Certificates, to the extent of the REMIC III Available Distribution Amount for the Group 4 Certificates for such Distribution Date:

(i)                  to each of the Class D-P and Class D-X Certificates, the portion of the amounts distributed to its Corresponding Class in respect of Group 4 Loans on such Distribution Date; and

(ii)                to each Class of Group 4 Certificates, the amounts distributed to its Corresponding Class on such Distribution Date;

(e)        With respect to the Group 5 Certificates (other than the Class 5-A-2 and Class 5-A-5 Certificates); the Class 5-A-2-M and Class 5-A-5-M Regular Interests; and the Class C-P and Class C-X Certificates, to the extent of the REMIC III Available Distribution Amount for the Group 5 Certificates for such Distribution Date:

(i)                  to each of the Class C-P and Class C-X Certificates, the portion of the amounts distributed to its Corresponding Class in respect of Group 5 Loans on such Distribution Date;

(ii)                to each Class of Group 5 Certificates (other than the Class 5-A-2, Class 5-A-3, Class 5-A-5 and Class 5-A-6 Certificates), the amounts distributed to its Corresponding Class on such Distribution Date; and

(iii)       (A) to the Class 5-A-2-M Regular Interest, the amount distributed as principal to its Corresponding Class on such Distribution Date; (B) to each Class of the Class 5-A-2-M Regular Interest and the Class 5-A-3 Certificates, the amount distributed as interest to the Class 5-A-2-L Regular Interest on such Distribution Date, pro rata according to, for each such Class, the product of 1/12 of the Certificate Interest Rate for such Class and the Class Principal Balance or Class Notional Amount, as applicable, for such Class before allocating principal losses and giving effect to distributions of principal on such Distribution Date; (C) to the Class 5-A-5-M Regular Interest, the amount distributed as principal to its Corresponding Class on such Distribution Date; and (D) to each Class of the Class 5-A-5-M Regular Interest and the Class 5-A-6 Certificates, the amount distributed as interest to the Class 5-A-5-L Regular Interest on such Distribution Date, pro rata according to, for each such Class, the product of 1/12 of the Certificate Interest Rate for such Class and the Class Principal Balance or Class Notional Amount, as applicable, for such Class before allocating principal losses and giving effect to distributions of principal on such Distribution Date;

(f)         With respect to the Class B Certificates, to the extent of the REMIC III Available Distribution Amount for the Class B Certificates for such Distribution Date, to each such Class of Certificates, the amounts distributed to its Corresponding Class on such Distribution Date; and

(g)        To the Class R-3 Residual Interest, the Residual Distribution Amount for the Class R-3 Residual Interest for such Distribution Date.

In each case where a distribution is required to be made concurrently to two or more Classes of Certificates pursuant to this definition of “REMIC III Distribution Amount,” if the portion of the REMIC III Available Distribution Amount from which such distribution is required to be made is insufficient to make such distribution in full to such Classes, such distribution shall be allocated among such Classes pro rata according to the respective amounts to which they are otherwise entitled from such distribution.

REMIC III Regular Interests: The Classes of undivided beneficial interests in REMIC III designated as “regular interests” in the table titled “REMIC III Interests” in the Preliminary Statement hereto. The REMIC III Regular Interests, together with the Class R-3 Residual Interest, shall be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC III Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

Residual Certificates:  The Class R Certificates.

Residual Distribution Amount: For any Distribution Date, with respect to the Class R-1 Residual Interest and for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, any portion of the REMIC I Available Distribution Amount for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, remaining after all distributions of such REMIC I Available Distribution Amount pursuant to clauses (a), (b) and (c), as applicable, of the definition of “REMIC I Distribution Amount” (other than the distributions pursuant to the last subclause of clause (c)).

For any Distribution Date, with respect to the Class R-2 Residual Interest and for the Group 1-L, Group 2-L, Group 3-L, Group 4-L and Group 5-L Regular Interests, any portion of the REMIC II Available Distribution Amount for the Group 1-L, Group 2-L, Group 3-L, Group 4-L and Group 5-L Regular Interests, respectively, remaining after all distributions of such REMIC II Available Distribution Amount pursuant to clauses (I)(a), (I)(b), (I)(c), (I)(d), (I)(e), (I)(f), (II)(a), (II)(b), (II)(c), (II)(d) and (II)(e), as applicable, of the definition of “REMIC II Distribution Amount” (other than the distributions pursuant to the last subclause of clauses (I)(f), (II)(a), (II)(b), (II)(c), (II)(d) and (II)(e)).

For any Distribution Date, with respect to the Class R-3 Residual Interest, any portion of the REMIC III Available Distribution Amount for the Group 1, Group 2, Group 3, Group 4, Group 5 and Class B Certificates remaining after all distributions of the REMIC III Available Distribution Amount pursuant to clauses (a), (b), (c), (d), (e) and (f) of the definition of “REMIC III Distribution Amount.”

Upon termination of the obligations created by this Agreement and liquidation of REMIC I, REMIC II and REMIC III, the amounts which remain on deposit in the Certificate Account after payment to the Holders of the REMIC I Regular Interests of the amounts set forth in Section 9.01 of this Agreement, and subject to the conditions set forth therein, shall be distributed to the Class R-1, Class R-2 and Class R-3 Residual Interests in accordance with the preceding sentences of this definition as if the date of such distribution were a Distribution Date.

Responsible Officer: When used with respect to the Trustee or the Delaware Trustee, any officer assigned to and working in the Corporate Trust Office (in the case of the Trustee) or its corporate trust office (in the case of the Delaware Trustee) or, in each case, in a similar group and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rounding Accounts: The Class CB-6 Rounding Account and the Class CB-15 Rounding Account, as applicable.

Rounding Amount: With respect to each Class of Special Retail Certificates and for each Distribution Date, the amount of funds, if any, needed to be withdrawn from the related Rounding Account and used to round the amount of any distributions in reduction of the related Class Principal Balance on any Distribution Date upward to the next higher integral multiple of $1,000.

ROV Mortgage Loan:  A Mortgage Loan originated by Washington Mutual Bank or an affiliate thereof with respect to which the value set forth on the appraisal has been appealed and, as a result, an internal valuation has been conducted and included in a residential appraisal review contained in the related credit file.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., provided that at any time it be a Rating Agency.

Secretary of State: The Secretary of State of the State of Delaware.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

Selling and Servicing Contract: The contract (including the Washington Mutual Mortgage Securities Corp. Selling Guide and Washington Mutual Mortgage Securities Corp. Servicing Guide to the extent incorporated by reference therein) between the Company and a Person relating to the sale of the Mortgage Loans to the Company.

Senior Regular Interests: The Group 1-A-L, Group 2-A-L, Group 3-A-L, Group 4-A-L and Group 5-A-L Regular Interests.

Senior Subordinate Certificates:  The Subordinate Certificates other than the Junior Subordinate Certificates.

Servicer:  Washington Mutual Bank, or any successor thereto appointed as provided pursuant to Section 7.02, acting to service and administer the Mortgage Loans pursuant to Section 3.01.

Servicer Business Day:  Any day other than a Saturday, a Sunday, or a day on which banking institutions in Seattle, Washington are authorized or obligated by law or executive order to be closed.

Servicing Fee: For each Mortgage Loan, the fee charged by the Servicer for servicing and advancing certain expenses with respect to such Mortgage Loan, equal to 1/12 of the product of (i) the Servicing Fee Rate for such Mortgage Loan and (ii) the outstanding Principal Balance of such Mortgage Loan, payable monthly from the Certificate Account, the Investment Account or the Custodial Account for P&I.  In addition, any prepayment penalty received on a Mortgage Loan will be paid as additional servicing compensation to the Servicer.

Servicing Fee Rate:  For each Mortgage Loan, the per annum rate set forth for such Mortgage Loan in the Mortgage Loan Schedule.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or the Certificates, as applicable, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

Special Primary Insurance Policy: Any Primary Insurance Policy covering a Mortgage Loan the premium of which is payable by the Trustee pursuant to Section 4.05(a), if so identified in the Mortgage Loan Schedule. There are no Special Primary Insurance Policies with respect to any of the Mortgage Loans.

Special Primary Insurance Premium: With respect to any Special Primary Insurance Policy, the monthly premium payable thereunder.

Special Retail Certificates: The Class CB-6 and Class CB-15 Certificates.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.

Step Down Percentage: For any Distribution Date, the percentage indicated below:

Distribution Date Occurring In	Step Down Percentage
June 2005 through May 2010	0%
June 2010 through May 2011	30%
June 2011 through May 2012	40%
June 2012 through May 2013	60%
June 2013 through May 2014	80%
June 2014 and after	100%

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the streamlined loan documentation program then in effect of the seller from which the Company acquired the Mortgage Loan.

Stripped Interest Rate: For each Group 1, Group 3, Group 4 or Group 5 Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 5.500% per annum. For each Group 2 Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 5.000% per annum.

Subordinate Certificates:  The Class B Certificates.

Subordinate Component Balance: With respect to Loan Group 1 for any date of determination, the then outstanding aggregate Principal Balance of the Group 1 Loans (less the applicable Class 1-P Fraction thereof with respect to any Class 1-P Mortgage Loan) minus the then outstanding aggregate Class Principal Balance of the Group 1-A Certificates and Residual Certificates. With respect to Loan Group 2 for any date of determination, the then outstanding aggregate Principal Balance of the Group 2 Loans (less the applicable Class 2-P Fraction thereof with respect to any Class 2-P Mortgage Loan) minus the then outstanding Class 2-CB Principal Balance. With respect to Loan Group 3 for any date of determination, the then outstanding aggregate Principal Balance of the Group 3 Loans minus the then outstanding Class 3-CB Principal Balance. With respect to Loan Group 4 for any date of determination, the then outstanding aggregate Principal Balance of the Group 4 Loans (less the applicable Class 4-P Fraction thereof with respect to any Class 4-P Mortgage Loan) minus the then outstanding aggregate Class Principal Balance of the Group 4-A Certificates. With respect to Loan Group 5 for any date of determination, the then outstanding aggregate Principal Balance of the Group 5 Loans (less the applicable Class 5-P Fraction thereof with respect to any Class 5-P Mortgage Loan) minus the then outstanding aggregate Class Principal Balance of the Group 5-A Certificates.

Subordinate Liquidation Amount: For any Distribution Date, the excess, if any, of the sum of (A) the aggregate of Liquidation Principal for all Mortgage Loans which became Liquidated Mortgage Loans during the Prior Period and (B) any Subsequent Recoveries for such Distribution Date for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, over the sum of the Group 1 Senior Liquidation Amount, the Group 2 Senior Liquidation Amount, the Group 3 Senior Liquidation Amount, the Group 4 Senior Liquidation Amount and the Group 5 Senior Liquidation Amount for such Distribution Date.

Subordinate Percentage:  The Group 1 Subordinate Percentage, Group 2 Subordinate Percentage, Group 3 Subordinate Percentage, Group 4 Subordinate Percentage or Group 5 Subordinate Percentage, as applicable.

Subordinate Principal Distribution Amount: For any Distribution Date, the excess of (A) the sum of (i) the Group 1 Subordinate Percentage of the Principal Payment Amount for Loan Group 1 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clause (I)(a)(i) of the definition of “REMIC II Distribution Amount”), (ii) the Group 2 Subordinate Percentage of the Principal Payment Amount for Loan Group 2 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clause (I)(b)(i) of the definition of “REMIC II Distribution Amount”), (iii) the Group 3 Subordinate Percentage of the Principal Payment Amount for Loan Group 3, (iv) the Group 4 Subordinate Percentage of the Principal Payment Amount for Loan Group 4 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clause (I)(d)(i) of the definition of “REMIC II Distribution Amount”), (v) the Group 5 Subordinate Percentage of the Principal Payment Amount for Loan Group 5 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clause (I)(e)(i) of the definition of “REMIC II Distribution Amount”), (vi) the Subordinate Principal Prepayments Distribution Amount (without regard to the proviso in the definition thereof) and (vii) the Subordinate Liquidation Amount over (B) the sum of (x) the amounts required to be distributed to the Class C-P-L and Class D-P-L Regular Interests pursuant to clauses (I)(f)(i) and (I)(f)(ii) of the definition of “REMIC II Distribution Amount” on such Distribution Date, (y) in the event that the aggregate Class Principal Balance of any of the Group 1-A-L, Group 2-A-L, Group 3-A-L, Group 4-A-L or Group 5-A-L Regular Interests has been reduced to zero, principal paid from the REMIC II Available Distribution Amount related to such Class A-L Regular Interests to the remaining Class A-L Regular Interests and the Certificate Insurer, as set forth in clause (X) of the sentence immediately following paragraph (I)(f) of the definition of “REMIC II Distribution Amount,” and (z) the amounts paid from the REMIC II Available Distribution Amount for an Overcollateralized Group to the Class A-L Regular Interests related to an Undercollateralized Group and the Certificate Insurer pursuant to clause (Y) of the sentence immediately following paragraph (I)(f) of the definition of “REMIC II Distribution Amount.”

On any Distribution Date, the Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Class B-L Regular Interests and paid in the order of distribution to such Classes pursuant to clause (I)(f) of the definition of “REMIC II Distribution Amount” except as otherwise stated in such definition. Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the Subordination Level for any Class of Class B-L Regular Interests is less than such Subordination Level as of the Closing Date, the pro rata portion of the Subordinate Principal Prepayments Distribution Amount otherwise allocable to the Class or Classes of Class B-L Regular Interests junior to such Class will be distributed to the most senior Class of Class B-L Regular Interests for which the Subordination Level is less than the Subordination Level as of the Closing Date, and to the Class or Classes of Class B-L Regular Interests senior thereto, pro rata according to the Class Principal Balances of such Classes. For purposes of this definition and the definition of “Subordination Level,” the relative seniority, from highest to lowest, of the Class B-L Regular Interests shall be as follows: Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L and Class B-6-L.

Subordinate Principal Prepayments Distribution Amount: For any Distribution Date, the sum of (i) the Group 1 Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 1 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interest pursuant to clause (I)(a)(i) of the definition of “REMIC II Distribution Amount”), (ii) the Group 2 Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 2 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clause (I)(b)(i) of the definition of “REMIC II Distribution Amount”), (iii) the Group 3 Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 3, (iv) the Group 4 Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 4 (exclusive of the portion thereof attributable to principal distributions to the Class D-P-L Regular Interest pursuant to clause (I)(d)(i) of the definition of “REMIC II Distribution Amount”) and (v) the Group 5 Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 5 (exclusive of the portion thereof attributable to principal distributions to the Class C-P-L Regular Interests pursuant to clause (I)(e)(i) of the definition of “REMIC II Distribution Amount”); provided, however, that if the amount specified in clause (B) of the definition of “Subordinate Principal Distribution Amount” is greater than the sum of the amounts specified in clauses (A)(i), (A)(ii), (A)(iii), (A)(iv), (A)(v) and (A)(vii) of such definition, then the Subordinate Principal Prepayments Distribution Amount shall be reduced by the amount of such excess.

Subordination Level: On any specified date, with respect to any Class of Class B-L Regular Interests, the percentage obtained by dividing the aggregate Class Principal Balance of the Classes of Class B-L Regular Interests which are subordinate in right of payment to such Class by the aggregate Class Principal Balance of the REMIC II Regular Interests and the Class R-1 Residual Interest as of such date prior to giving effect to distributions of principal and interest and allocations of Realized Losses on the Mortgage Loans on such date.

Subsequent Recoveries: For any Distribution Date and any Loan Group, amounts received by the Servicer during the Prior Period (after deduction of amounts reimbursable under Section 3.05(a)(i) and (ii)) in connection with the liquidation of defaulted Mortgage Loans in such Loan Group after such Mortgage Loans became Liquidated Mortgage Loans, for each such Mortgage Loan up to the amount of Realized Losses, if any, previously allocated in respect of such Mortgage Loan in reduction of the Class Principal Balance of any Class of Certificates.

Substitute Mortgage Loan: A Mortgage Loan which is substituted for another Mortgage Loan pursuant to and in accordance with the provisions of Section 2.07.

Tax Matters Person: With respect to each of REMIC I, REMIC II and REMIC III, a Holder of a Class R Certificate with a Percentage Interest of at least 0.01% or any Permitted Transferee of such Class R Certificateholder designated as succeeding to the position of Tax Matters Person in a notice to the Trustee signed by authorized representatives of the transferor and transferee of such Class R Certificate. The Servicer is hereby appointed to act as the Tax Matters Person for REMIC I, REMIC II and REMIC III so long as it holds a Class R Certificate with a Percentage Interest of at least 0.01%.  The Servicer is hereby appointed to act as agent for the Tax Matters Person for REMIC I, REMIC II and REMIC III, to perform the functions of such Tax Matters Person as provided herein, so long as an affiliate of the Servicer is the Servicer hereunder, in the event that the Servicer ceases to hold a Class R Certificate with the required Percentage Interest. If the Tax Matters Person for REMIC I, REMIC II and REMIC III becomes a Disqualified Organization, the last preceding Holder, that is not a Disqualified Organization, of the Class R Certificate held by the Disqualified Organization shall be Tax Matters Person pursuant to and as permitted by Section 5.01(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

Termination Date: The date upon which final payment of the Certificates will be made pursuant to the procedures set forth in Section 9.01(b).

Termination Payment: The final payment delivered to the Certificateholders on the Termination Date pursuant to the procedures set forth in Section 9.01(b).

Total Transfer Amount:  For any Distribution Date and for an Undercollateralized Group, an amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for such Undercollateralized Group.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

Transferee Affidavit and Agreement: An affidavit and agreement in the form attached hereto as Exhibit J.

Trust: Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust, a Delaware statutory trust, created pursuant to this Agreement.

Trustee: LaSalle Bank National Association, or its successor-in-interest as provided in Section 8.09, or any successor trustee appointed as herein provided.

Uncollected Interest: With respect to any Distribution Date for any Mortgage Loan on which a Payoff was made by a Mortgagor during the related Payoff Period, except for Payoffs received during the period from the first through the 14th day of the month of such Distribution Date, an amount equal to one month’s interest at the applicable Pass-Through Rate on such Mortgage Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

Uncompensated Interest Shortfall: With respect to a Loan Group, for any Distribution Date, the sum of (i) the aggregate Relief Act Shortfall for such Distribution Date with respect to the Mortgage Loans in such Loan Group, (ii) aggregate Curtailment Shortfall for such Distribution Date with respect to the Mortgage Loans in such Loan Group and (iii) the excess, if any, of (a) aggregate Uncollected Interest for such Distribution Date with respect to the Mortgage Loans in such Loan Group over (b) Compensating Interest for such Distribution Date with respect to the Mortgage Loans in such Loan Group.

Uncompensated Interest Shortfall for Loan Group 1 shall be allocated to the Group 1-A-L Regular Interests and the portions of the Class C-X-L and Class B-L Regular Interests that derive their Interest Distribution Amounts from the Group 1 Loans, pro rata according to the amount of interest accrued but unpaid on each such Class or portion thereof, in reduction thereof.

Uncompensated Interest Shortfall for Loan Group 2 shall be allocated to the Group 2-A-L Regular Interest and the portions of the Class D-X-L and Class B-L Regular Interests that derive their Interest Distribution Amounts from the Group 2 Loans, pro rata according to the amount of interest accrued but unpaid on each such Class or portion thereof, in reduction thereof.

Uncompensated Interest Shortfall for Loan Group 3 shall be allocated to the Group 3-A-L Regular Interest and the portions of the Class D-X-L and Class B-L Regular Interests that derive their Interest Distribution Amounts from the Group 3 Loans, pro rata according to the amount of interest accrued but unpaid on each such Class or portion thereof, in reduction thereof.

Uncompensated Interest Shortfall for Loan Group 4 shall be allocated to the Group 4-A-L Regular Interests and the portions of the Class D-X-L and Class B-L Regular Interests that derive their Interest Distribution Amounts from the Group 4 Loans, pro rata according to the amount of interest accrued but unpaid on each such Class or portion thereof, in reduction thereof.

Uncompensated Interest Shortfall for Loan Group 5 shall be allocated to the Group 5-A-L Regular Interests and the portions of the Class C-X-L and Class B-L Regular Interests that derive their Interest Distribution Amounts from the Group 5 Loans, pro rata according to the amount of interest accrued but unpaid on each such Class or portion thereof, in reduction thereof.

The  aggregate of Uncompensated Interest Shortfall for Loan Group 1, Loan Group 3, Loan Group 4 and Loan Group 5 shall be allocated, first, (i) to the Class C-X-M Regular Interest, in an amount equal to the aggregate amount of Uncompensated Interest Shortfall allocated to the Class C-X-L Regular Interest, in reduction of the Interest Distribution Amount to which such Class of Regular Interests would otherwise be entitled and (ii) to the portion of the Class D-X-M Regular Interest that derives its Interest Distribution Amount from the Group 3 and Group 4 Loans, and, second, the remainder of such Uncompensated Interest Shortfall shall be allocated between the Class C-Y-1 and Class C-Z-1 Regular Interests, pro rata according to the amount of the Interest Distribution Amount to which each such Class of Regular Interests would otherwise be entitled in reduction thereof.

Uncompensated Interest Shortfall for Loan Group 2 shall be allocated to the Class C-Y-1 and Class C-Z-1 Regular Interests and the portion of the Class D-X-M Regular Interest that derives its Interest Distribution Amount from the Group 2 Loans, pro rata according to the amount of the Interest Distribution Amount to which each such Class of Regular Interests or portion thereof would otherwise be entitled in reduction thereof.

Undercollateralized Group: For any Distribution Date, Loan Group 1, if immediately prior to such Distribution Date the aggregate Class Principal Balance of the Group 1-A-L Regular Interests and the Residual Certificates (plus any unpaid Class CB-15 Reimbursement Amount) is greater than the aggregate Principal Balance of the Group 1 Loans (less the applicable Class 1-P Fraction thereof with respect to each Class 1-P Mortgage Loan); for any Distribution Date, Loan Group 2, if immediately prior to such Distribution Date the aggregate Class Principal Balance of the Group 2-A-L Regular Interest is greater than the aggregate Principal Balance of the Group 2 Loans (less the applicable Class 2-P Fraction thereof with respect to each Class 2-P Mortgage Loan); for any Distribution Date, Loan Group 3, if immediately prior to such Distribution Date the aggregate Class Principal Balance of the Group 3-A-L Regular Interest is greater than the aggregate Principal Balance of the Group 3 Loans; for any Distribution Date, Loan Group 4, if immediately prior to such Distribution Date the aggregate Class Principal Balance of the Group 4-A-L Regular Interests is greater than the aggregate Principal Balance of the Group 4 Loans (less the applicable Class 4-P Fraction thereof with respect to each Class 4-P Mortgage Loan); and for any Distribution Date, Loan Group 5, if immediately prior to such Distribution Date the Class Principal Balance of the Group 5-A-L Regular Interests is greater than the aggregate Principal Balance of the Group 5 Loans (less the applicable Class 5-P Fraction thereof with respect to each Class 5-P Mortgage Loan).

Underwriter: WaMu Capital Corp.

Underwriting Standards: The underwriting standards of Washington Mutual Bank, or the published underwriting standards of the Company, or, if the related Mortgage Loan was underwritten pursuant to underwriting standards other than the published underwriting standards of the Company, then such other underwriting standards.

Uninsured Cause: Any cause of damage to a Mortgaged Property, the cost of the complete restoration of which is not fully reimbursable under the hazard insurance policies required to be maintained pursuant to Section 3.07.

U.S. Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

Withdrawal Date: Any day during the period commencing on the 18th day of the month of the related Distribution Date (or if such day is not a Business Day, the immediately preceding Business Day) and ending on the last Business Day prior to the 21st day of the month of such Distribution Date. The “related Due Date” for any Withdrawal Date is the Due Date immediately preceding the related Distribution Date.

Yield Maintenance Account:  The separate trust account maintained and held by the Trustee pursuant to Section 3.16, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificateholders, and which account provides that the Trustee may make, or cause to be made, withdrawals therefrom in accordance with Section 3.16.

Yield Maintenance Agreements:  The transactions evidenced by the novation agreement, together with the related confirmations, each dated as of May 25, 2005, and any other related documents thereto, between the applicable Cap Counterparty and the Trustee, which shall be an asset of the Trust.

Yield Maintenance Notional Balance:  For the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificates and for any Distribution Date from and including June 2005 to and including the related Final Yield Maintenance Payment Date, the corresponding amount listed for such Class and such Distribution Date in Schedule 1 of the Prospectus.

Yield Maintenance Payment Amount:  For the Class CB-1 Certificates and for any Distribution Date on or before the related Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement with respect to the Class CB-1 Certificates for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 and (b) the product of (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the applicable Cap Counterparty), subject to a maximum of 8.550%, over (y) 5.050%, (ii) the lesser of (a) the Class CB-1 Principal Balance immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date and (iii) one-twelfth.

For the Class CB-3 Certificates and for any Distribution Date on or before the related Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement with respect to the Class CB-3 Certificates for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 and (b) the product of (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the applicable Cap Counterparty), subject to a maximum of 8.550%, over (y) 5.050%, (ii) the lesser of (a) the Class CB-3 Principal Balance immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date and (iii) one-twelfth.

For the Class CB-9 Certificates and for any Distribution Date on or before the related Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement with respect to the Class CB-9 Certificates for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 and (b) the product of (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the applicable Cap Counterparty), subject to a maximum of 8.600%, over (y) 5.100%, (ii) the lesser of (a) the Class CB-9 Principal Balance immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date and (iii) one-twelfth.

For the Class CB-13 Certificates and for any Distribution Date on or before the related Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement with respect to the Class CB-13 Certificates for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 and (b) the product of (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the applicable Cap Counterparty), subject to a maximum of 8.500%, over (y) 5.000%, (ii) the lesser of (a) the Class CB-13 Principal Balance immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date and (iii) one-twelfth.

For the Class 5-A-2 Certificates and for any Distribution Date on or before the related Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement with respect to the Class 5-A-2 Certificates for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 and (b) the product of (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the applicable Cap Counterparty), subject to a maximum of 8.950%, over (y) 4.950%, (ii) the lesser of (a) the Class 5-A-2 Principal Balance immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date and (iii) one-twelfth.

For the Class 5-A-5 Certificates and for any Distribution Date on or before the related Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement with respect to the Class 5-A-5 Certificates for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 and (b) the product of (i) the excess, if any, of (x) LIBOR (as determined on the LIBOR Determination Date by the applicable Cap Counterparty), subject to a maximum of 8.900%, over (y) 4.900%, (ii) the lesser of (a) the Class 5-A-5 Principal Balance immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date and (iii) one-twelfth.

ARTICLE II

Creation of the Trust; Conveyance of the Mortgage Pool Assets, REMIC I Regular Interests,
REMIC II Regular Interests and REMIC III Regular Interests; REMIC Election and Designations; Original Issuance of Certificates

Section 2.01.        Creation of the Trust.  The Trust is hereby created and shall be known as “Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust”. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities, all as provided by and subject to the terms of this Agreement:

(i)         to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and/or transfer the Mortgage Pool Assets, the REMIC II Assets, the REMIC III Assets and the Yield Maintenance Agreements;

(ii)        to issue the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the Class R-1, Class R-2 and Class R-3 Residual Interests and the Certificates;

(iii)       to make distributions to the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Certificates; and

(iv)       to engage in such other activities, including entering into agreements, as are described in or required by the terms of this Agreement or as are necessary, suitable or convenient to accomplish the foregoing or incidental thereto.

LaSalle Bank National Association is hereby appointed as a trustee of the Trust, to have all the rights, duties and obligations of the Trustee with respect to the Trust expressly set forth hereunder, and LaSalle Bank National Association hereby accepts such appointment and the Trust created hereby.  Christiana Bank & Trust Company is hereby appointed as a Delaware trustee of the Trust, to have all the rights, duties and obligations of the Delaware Trustee with respect to the Trust hereunder, and Christiana Bank & Trust Company hereby accepts such appointment and the Trust created hereby.  It is the intention of the Company, the Servicer, the Trustee and the Delaware Trustee that the Trust constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original Trust Agreement.  The parties hereto acknowledge and agree that, prior to the execution and delivery hereof, the Delaware Trustee has filed the Certificate of Trust.  The parties hereto acknowledge that the Trust includes three separate pools of mortgage loans referred to herein as “Loan Groups” constituting separate subtrusts for ERISA purposes, and that the assets of each Loan Group are available to make payments to the holders of Certificates as provided in the definitions of “REMIC I Distribution Amount,” “REMIC II Distribution Amount” and “REMIC III Distribution Amount,” Section 4.01, Section 4.04 and Section 4.05 hereof.

The assets of the Trust shall remain in the custody of the Trustee (or Custodian), on behalf of the Trust, and shall be owned by the Trust except as otherwise expressly set forth herein.  Moneys to the credit of the Trust shall be held by the Trustee and invested as provided herein.  All assets received and held in the Trust will not be subject to any right, charge, security interest, lien or claim of any kind in favor of either of LaSalle Bank National Association or Christiana Bank & Trust Company in its own right, or any Person claiming through it.  Neither the Trustee nor the Delaware Trustee, on behalf of the Trust, shall have the power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the assets of the Trust to any Person, except as permitted herein.  No creditor of a beneficiary of the Trust, of the Trustee, of the Delaware Trustee, of the Servicer or of the Company shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of this Agreement.

Section 2.02.        Restrictions on Activities of the Trust. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall not, and none of the Trustee, the Delaware Trustee, the Company or the Servicer shall knowingly cause the Trust to, do any of the following:

(i)         engage in any business or activity other than those set forth in Section 2.01;

(ii)        incur or assume any indebtedness except for such indebtedness that may be incurred by the Trust in connection with the execution or performance of this Agreement or any other agreement contemplated hereby;

(iii)       guarantee or otherwise assume liability for the debts of any other party;

(iv)       do any act in contravention of this Agreement or any other agreement contemplated hereby to which the Trust is a party;

(v)        do any act which would make it impossible to carry on the ordinary business of the Trust;

(vi)       confess a judgment against the Trust;

(vii)      possess or assign the assets of the Trust for other than a Trust purpose;

(viii)      cause the Trust to lend any funds to any entity, except as contemplated by this Agreement; or

(ix)       change the purposes and powers of the Trust from those set forth in this Agreement.

Section 2.03.        Separateness Requirements. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall perform the following:

(i)         except as expressly permitted by this Agreement or the Custodial Agreement, maintain its books, records, bank accounts and files separate from those of any other Person;

(ii)        except as expressly permitted by this Agreement, maintain its assets in its own separate name and in such a manner that it is not costly or difficult to segregate, identify, or ascertain such assets;

(iii)       consider the interests of the Trust's creditors in connection with its actions;

(iv)       hold itself out to creditors and the public as a legal entity separate and distinct from any other Person and correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Trust;

(v)        prepare and maintain separate records, accounts and financial statements in accordance with generally accepted accounting principles, consistently applied, and susceptible to audit.  To the extent it is included in consolidated financial statements or consolidated tax returns, such financial statements and tax returns will reflect the separateness of the respective entities and indicate that the assets of the Trust will not be available to satisfy the debts of any other Person;

(vi)       allocate and charge fairly and reasonably any overhead shared with any other Person;

(vii)      transact all business with affiliates on an arm's-length basis and pursuant to written, enforceable agreements;

(viii)      conduct business solely in the name of the Trust.  In that regard all written and oral communications of the Trust, including, without limitation, letters, invoices, purchase orders and contracts, shall be made solely in the name of the Trust;

(ix)       maintain a separate office through which its business shall be conducted, provided that such office may be an office of the Trustee, which office shall not be shared with the Company or any affiliates of the Company;

(x)        in the event that services have been or are in the future performed or paid by any Person on behalf of the Trust (other than the Trustee, the Delaware Trustee, the Servicer or the Tax Matters Person as permitted herein), reimburse such Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such Person.  Accordingly, (i) the Trust shall reimburse such Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such Person; (ii) to the extent invoices for such services are not allocated and separately billed to the Trust, the amount thereof that was or is to be allocated and separately billed to the Trust was or will be reasonably related to the services provided to the Trust; and (iii) any other allocation of direct, indirect or overhead expenses for items shared between the Trust and any other Person, was or will be, to the extent practicable, allocated on the basis of actual use or value of services rendered or otherwise on a basis reasonably related to actual use or the value of services rendered;

(xi)       except as expressly permitted by this Agreement, not commingle its assets or funds with those of any other Person;

(xii)      except as expressly permitted by this Agreement, not assume, guarantee, or pay the debts or obligations of any other Person;

(xiii)      except as expressly permitted by this Agreement, not pledge its assets for the benefit of any other Person;

(xiv)     not hold out its credit or assets as being available to satisfy the obligations of others;

(xv)      pay its liabilities only out of its funds;

(xvi)     pay the salaries of its own employees, if any; and

(xvii)     cause the agents and other representatives of the Trust, if any, to act at all times with respect to the Trust consistently and in furtherance of the foregoing.

None of the Trustee, the Delaware Trustee, the Company or the Servicer shall  take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03.  Neither the Company nor the Servicer shall direct the Trustee or the Delaware Trustee to take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03.

Section 2.04.        Conveyance of Mortgage Pool Assets; Security Interest.

Concurrently with the execution and delivery hereof, the Company does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, all the Company’s right, title and interest in and to the Mortgage Pool Assets (such transfer and assignment by the Company to be referred to herein as the “Conveyance”).

It is the express intent of the parties hereto that the Conveyance of the Mortgage Pool Assets to the Trust by the Company as provided in this Section 2.04 be, and be construed as, an absolute sale of the Mortgage Pool Assets. It is, further, not the intention of the parties that such Conveyance be deemed the grant of a security interest in the Mortgage Pool Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the Mortgage Pool Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Pool Assets, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.04 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company’s obligations hereunder, a security interest in all of the Company’s right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The Mortgage Pool Assets;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company, the Servicer and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Mortgage Pool Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.05.        Delivery of Mortgage Files.

In connection with the sale, transfer and assignment referred to in Section 2.04, the Company, concurrently with the execution and delivery hereof, does deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee or Custodian the Mortgage Files, which shall at all times be identified in the records of the Trustee or the Custodian, as applicable, as being held by or on behalf of the Trust.

Concurrently with the execution and delivery hereof, the Company shall cause to be filed the UCC assignment or amendment referred to in clause (Y)(vii) of the definition of “Mortgage File.”  In connection with its servicing of Cooperative Loans, the Servicer will use its best efforts to file timely continuation statements, if necessary, with regard to each financing statement and assignment relating to Cooperative Loans.

In instances where the original recorded Mortgage or any intervening assignment thereof (recorded or in recordable form) required to be included in the Mortgage File pursuant to the definition of “Mortgage File” relating to a Mortgage Loan is not included in the Mortgage File delivered to the Trustee (or the Custodian) prior to or concurrently with the execution and delivery hereof (due to a delay on the part of the recording office), the Company shall deliver to the Trustee (or the Custodian) a fully legible reproduction (which may be in electronic form) of the original Mortgage or intervening assignment provided that the originator, the related Lender or the escrow or title company which provided closing services in connection with such Mortgage Loan certifies on the face of such reproduction(s) or copy as follows: “Certified true and correct copy of original which has been transmitted for recordation.” For purposes hereof, transmitted for recordation means having been mailed or otherwise delivered for recordation to the appropriate authority. In all such instances, the Company shall transmit the original recorded Mortgage and any intervening assignments with evidence of recording thereon (or a copy of such original Mortgage or intervening assignment certified by the applicable recording office) (which may be in electronic form) (collectively, “Recording Documents”) to the Trustee (or the Custodian) within 270 days after the execution and delivery hereof. In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Trustee within 270 days after execution and delivery hereof, the Company shall deliver to the Trustee within such time period a certificate (a “Company Officer’s Certificate”) signed by the Chairman of the Board, President, any Vice President or Treasurer of the Company stating the date by which the Company expects to receive such Recording Documents from the applicable recording office. In the event that Recording Documents have still not been received by the Company and delivered to the Trustee (or the Custodian) by the date specified in its previous Company Officer’s Certificate delivered to the Trustee, the Company shall deliver to the Trustee by such date an additional Company Officer’s Certificate stating a revised date by which the Company expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the Company and delivered to the Trustee (or the Custodian).

For Mortgage Loans for which the Company has received a Payoff after the Cut-Off Date and prior to the date of execution and delivery hereof, the Company, in lieu of delivering the above documents, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.10.

The Trustee is authorized, with the Servicer’s consent, to appoint any bank or trust company approved by each of the Company and the Servicer as Custodian of the documents or instruments referred to in this Section 2.05, Section 2.10 or Section 2.13, and to enter into a Custodial Agreement for such purpose; provided, however, that the Trustee shall be and remain liable for the acts of any such Custodian only to the extent that it is responsible for its own acts hereunder.  Any documents delivered by the Company or the Servicer to the Custodian, if any, shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by the Custodian, if any, shall be deemed to be held by the Trustee for all purposes hereunder. There shall be a written Custodial Agreement between the Trustee and each Custodian. Each Custodial Agreement shall contain an acknowledgment by the Custodian that all Mortgage Pool Assets, Mortgage Files, and other documents and property held by it at any time are held by it for the benefit of the Trust.  Pursuant to the Initial Custodial Agreement, the Initial Custodian shall perform responsibilities of the Trustee on the Trustee’s behalf with respect to the delivery, receipt, examination, custody and release of the Mortgage Files related to the Mortgage Loans identified in the Initial Custodial Agreement, as provided therein.  The Trustee shall not have any responsibility for the acts or omissions of the Initial Custodian provided however that nothing herein shall relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its willful misconduct.

On or promptly after the Closing Date, the Servicer shall cause the MERS® System to indicate that each MERS Loan, if any, has been assigned to “LaSalle Bank National Association, as Custodian/Trustee, without recourse” or to “Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust, without recourse” by including in the MERS® System computer files (a) the code necessary to identify the Trustee and (b) the code necessary to identify the series of the Certificates issued in connection with such Mortgage Loans; provided, however, that in the event the Company acquired such Mortgage Loans from an affiliate of the Company, then the Servicer need not cause the MERS® System to indicate such assignment.  The Servicer shall not alter the codes referenced in this paragraph with respect to any MERS Loan during the term of this Agreement except in connection with an assignment of such MERS Loan or de-registration thereof from the MERS® System in accordance with the terms of this Agreement.

Section 2.06.        REMIC Election for REMIC I.

The Tax Matters Person, shall, on behalf of REMIC I, elect to treat REMIC I as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC I for its first taxable year.

The Closing Date is hereby designated as the “startup day” of REMIC I within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC I are hereby designated as “regular interests” in REMIC I for purposes of Section 860G(a)(1) of the Code. The Class R-1 Residual Interest is hereby designated as the sole class of “residual interest” in REMIC I for purposes of Section 860G(a)(2) of the Code. The REMIC I Regular Interests and the Class R-1 Residual Interest shall together be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC I Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

The parties intend that the affairs of REMIC I shall constitute, and that the affairs of  REMIC I shall be conducted so as to qualify REMIC I as a REMIC. In furtherance of such intention, the Tax Matters Person shall, on behalf of REMIC I: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year and using an accrual method of accounting for REMIC I when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the trust, for REMIC I to be treated as a REMIC on the federal tax return of  REMIC I for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest and the Trustee, all information reports as and when required to be provided to them in accordance with the REMIC Provisions, and make available the information necessary for the application of Section 860E(e) of the Code; (d) conduct the affairs of REMIC I at all times that any REMIC I Regular Interests are outstanding so as to maintain the status of REMIC I as a REMIC under the REMIC Provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC I; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC I when and as the same shall be due and payable (but such obligation shall not prevent the Tax Matters Person from contesting any such tax in appropriate proceedings and shall not prevent the Tax Matters Person from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Tax Matters Person shall be entitled to be indemnified by REMIC I for any such prohibited transaction penalty taxes if the Tax Matters Person’s failure to exercise reasonable care was not the primary cause of the imposition of such prohibited transaction penalty taxes.

The Company, the Trustee and the Servicer shall promptly provide the Tax Matters Person with such information in the possession of the Trustee, the Company or the Servicer, respectively, as the Tax Matters Person may from time to time request for the purpose of enabling the Tax Matters Person to prepare or cause the preparation of tax returns.  If so requested by the Tax Matters Person, the Trustee shall sign tax returns on behalf of the REMICs.

In the event that a Mortgage Loan is discovered to have a defect which, had such defect been discovered before the startup day, would have prevented such Mortgage Loan from being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, and the Company does not repurchase such Mortgage Loan within 90 days of such date, the Servicer, on behalf of the Trustee, shall within 90 days of the date such defect is discovered sell such Mortgage Loan at such price as the Servicer in its sole discretion, determines to be the greatest price that will result in the purchase thereof within 90 days of such date, unless the Servicer delivers to the Trustee an Opinion of Counsel to the effect that continuing to hold such Mortgage Loan will not adversely affect the status of the electing portion of REMIC I as a REMIC for federal income tax purposes.

In the event that any tax is imposed on “prohibited transactions” of REMIC I as defined in Section 860F of the Code and not paid by the Tax Matters Person pursuant to clause (f) of the third preceding paragraph, such tax shall be charged against amounts otherwise distributable to the Class R-1 Residual Interest. Notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Class R-1 Residual Interest on any Distribution Date sufficient funds to reimburse the Tax Matters Person (or any agent therefor appointed in accordance with the definition of “Tax Matters Person” herein, if applicable), for the payment of such tax (upon the written request of the Tax Matters Person or its agent, to the extent reimbursable, and to the extent that the Tax Matters Person or its agent has not been previously reimbursed therefor).

Section 2.07.        Acceptance by Trustee. The Trustee acknowledges receipt (or with respect to any Mortgage Loan subject to a Custodial Agreement, including the Initial Custodial Agreement, receipt by the Custodian thereunder) on behalf of the Trust of the documents (or certified copies thereof as specified in Section 2.05) referred to in Section 2.05 above, but without having made the review required to be made within 45 days pursuant to this Section 2.07. The Trustee acknowledges that all Mortgage Pool Assets, Mortgage Files, and related documents and property held by it at any time are held by it as Trustee of the Trust for the benefit of the Trust as holder of the REMIC I Regular Interests and the Class R-1 Residual Interest. The Trustee agrees, for the benefit of the Trust, to review (or, with respect to the Mortgage Loans identified in the Initial Custodial Agreement, cause the Initial Custodian to review) each Mortgage File within 45 days after the Closing Date and deliver to the Company a certification (or, with respect to the Mortgage Loans identified in the Initial Custodial Agreement, cause the Initial Custodian to deliver to the Company a certification, which satisfies the applicable requirements of this Agreement) in the form attached as Exhibit M hereto, to the effect that, except as noted, all documents required (in the case of instruments described in clauses (X)(iv) and (Y)(ix) of the definition of “Mortgage File,” known by the Trustee to be required) pursuant to the definition of “Mortgage File” and Section 2.05 have been executed and received, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In performing such review, the Trustee may rely upon the purported genuineness and due execution of any such document, and on the purported genuineness of any signature thereon. The Trustee shall not be required to make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan. If the Trustee finds any document or documents constituting a part of a Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, the Trustee shall promptly so notify the Company. The Company hereby covenants and agrees that, if any such defect cannot be corrected or cured, the Company shall, not later than 60 days after the Trustee’s notice to it respecting such defect, within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), either (i) repurchase the related Mortgage Loan from the Trust at the Purchase Price, or (ii) substitute for any Mortgage Loan to which such defect relates a different mortgage loan (a “Substitute Mortgage Loan”) which is a “qualified replacement mortgage” (as defined in the Code) and, (iii) after such three-month or two-year period, as applicable, the Company shall repurchase the Mortgage Loan from the Trust at the Purchase Price but only if the Mortgage Loan is in default or default is, in the judgment of the Company, reasonably imminent. If such defect would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous sentence or any provision in the definition of “Purchase Price”, the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered or (ii) in the case of substitution, two years from the Closing Date.

Such Substitute Mortgage Loan shall mature no later than, and not more than two years earlier than, have a principal balance and Loan-to-Value Ratio equal to or less than, and have a Pass-Through Rate on the date of substitution equal to or no more than 1 percentage point greater than the Mortgage Loan being substituted for. If the aggregate of the principal balances of the Substitute Mortgage Loans substituted for a Mortgage Loan is less than the Principal Balance of such Mortgage Loan, the Company shall pay the difference in cash, together with unpaid accrued interest, if any, on the difference between the aggregate of the principal balances of the Substitute Mortgage Loans and the Principal Balance of such Mortgage Loan during the calendar month in which the substitution occurs to the last day of such month at a rate equal to the applicable Pass-Through Rate, to the Trustee for deposit into the Certificate Account, and such payment by the Company shall be treated in the same manner as proceeds of the repurchase by the Company of a Mortgage Loan pursuant to this Section 2.07. Furthermore, such Substitute Mortgage Loan shall otherwise have such characteristics so that the representations and warranties of the Company set forth in Section 2.08 hereof would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan, and the Company shall be deemed to have made such representations and warranties as to such Substitute Mortgage Loan. In addition, such Substitute Mortgage Loan shall not be a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS® Glossary in effect on the date of substitution, with such exceptions thereto as the Company and S&P may reasonably agree). A Substitute Mortgage Loan may be substituted for a defective Mortgage Loan whether or not such defective Mortgage Loan is itself a Substitute Mortgage Loan.  Notwithstanding anything herein to the contrary, each Substitute Mortgage Loan shall be deemed to have the same Pass-Through Rate as the Mortgage Loan for which it was substituted.

The Purchase Price for each purchased or repurchased Mortgage Loan shall be deposited by the Company in the Certificate Account and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall (or, if applicable, shall cause the Custodian to) release to the Company or the Company’s designee the related Mortgage File and shall execute and deliver (or, in the event that the Mortgage Files are held in the name of the Custodian, shall cause the Custodian to execute and deliver) on behalf of the Trust such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company or its designee or assignee title to any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if such Mortgage Loan is a MERS Loan and as a result of the repurchase thereof such Mortgage Loan shall cease to be serviced by a servicer that is a member of MERS or if the Company or its assignee shall so request, the Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form from MERS to the Company or its assignee and shall cause the Mortgage Loan to be removed from registration on the MERS® System in accordance with MERS’ rules and procedures. The obligation of the Company to repurchase or substitute any Mortgage Loan as to which such a defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Trust or the Holders of the REMIC I Regular Interests or the Class R-1 Residual Interest.

Section 2.08.        Representations and Warranties of the Company Concerning the Mortgage Loans. With respect to the conveyance of the Mortgage Loans provided for in Section 2.04 herein, the Company hereby represents and warrants to the Trust that as of the Cut-Off Date unless otherwise indicated:

(i)                  The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished;

(ii)                As of the Closing Date, each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is a valid and enforceable (subject to Section 2.08(xvi)) first lien on an unencumbered estate in fee simple or (if the related Mortgage Loan is secured by the interest of the Mortgagor as a lessee under a ground lease) leasehold estate in the related Mortgaged Property subject only to (a) liens for current real property taxes and special assessments; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the Mortgage Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage, such exceptions being acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

(iii)               Immediately upon the transfer and assignment contemplated herein, the Trust shall have good title to, and will be the sole legal owner of, each Mortgage Loan, free and clear of any encumbrance or lien (other than any lien under this Agreement);

(iv)              Except as set forth on Schedule 1 hereto, as of the day prior to the Cut-Off Date, all payments due on each Mortgage Loan had been made and no Mortgage Loan had been delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

(v)                As of the Closing Date, there is no late assessment for delinquent taxes outstanding against any Mortgaged Property;

(vi)              As of the Closing Date, there is no offset, defense or counterclaim to any Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note except to the extent that the Buydown Agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

(vii)             As of the Closing Date, each Mortgaged Property is free of damage and in good repair, ordinary wear and tear excepted;

(viii)           Each Mortgage Loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

(ix)              Each Mortgage Loan was originated by a savings association, savings bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the FHA and will be serviced by an institution which meets the servicer eligibility requirements established by the Company;

(x)                As of the Closing Date, each Mortgage Loan that is not a Cooperative Loan is covered by an ALTA form or CLTA form of mortgagee title insurance policy or other form of policy of insurance which has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of such Mortgage Loan, was qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the Mortgage Loan, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. Such policy is in full force and effect and inures to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such policy, and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such policy;

(xi)              All of the Mortgage Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy or an FHA insurance policy or a VA guaranty, and such policy or guaranty is valid and remains in full force and effect;

(xii)             As of the Closing Date, all policies of insurance required by this Agreement have been validly issued and remain in full force and effect, including such policies covering the Company or the Servicer;

(xiii)           As of the Closing Date, each insurer issuing a Primary Insurance Policy holds a rating acceptable to the Rating Agencies;

(xiv)           Each Mortgage (exclusive of any riders thereto) was documented by appropriate Fannie Mae/Freddie Mac mortgage instruments in effect at the time of origination, or other instruments approved by the Company;

(xv)            As of the Closing Date, the Mortgaged Property securing each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is improved with a one- to four-family dwelling unit, including units in a duplex, triplex, fourplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

(xvi)           As of the Closing Date, each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors’ rights generally and principles of equity;

(xvii)         As of the date of origination, as to Mortgaged Properties which are units in condominiums or planned unit developments, all of such units met the applicable Underwriting Standards, are located in a condominium or planned unit development projects which have received Fannie Mae or Freddie Mac approval, or are approvable by Fannie Mae or Freddie Mac or have otherwise been approved by the Company;

(xviii)        No Mortgage Loan is a Buydown Loan;

(xix)           Based solely on representations of the Mortgagors obtained at the origination of the related Mortgage Loans, approximately 68.38% (by Principal Balance) of the Group 1 Loans will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors, approximately 2.97% (by Principal Balance) of the Group 1 Loans will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and approximately 28.65% (by Principal Balance) of the Group 1 Loans will be secured by Mortgaged Properties which were investor properties of the related Mortgagors; approximately 59.46% (by Principal Balance) of the Group 2 Loans will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors, approximately 1.62% (by Principal Balance) of the Group 2 Loans will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and approximately 38.92% (by Principal Balance) of the Group 2 Loans will be secured by Mortgaged Properties which were investor properties of the related Mortgagors; approximately 32.98% (by Principal Balance) of the Group 3 Loans will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors, approximately 0.68% (by Principal Balance) of the Group 3 Loans will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and approximately 66.34% (by Principal Balance) of the Group 3 Loans will be secured by Mortgaged Properties which were investor properties of the related Mortgagors; approximately 85.35% (by Principal Balance) of the Group 4 Loans will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors, approximately 3.73% (by Principal Balance) of the Group 4 Loans will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and approximately 10.91% (by Principal Balance) of the Group 4 Loans will be secured by Mortgaged Properties which were investor properties of the related Mortgagors; and approximately 93.97% (by Principal Balance) of the Group 5 Loans will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors, approximately 1.85% (by Principal Balance) of the Group 5 Loans will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and approximately 4.18% (by Principal Balance) of the Group 5 Loans will be secured by Mortgaged Properties which were investor properties of the related Mortgagors;

(xx)            Prior to origination or refinancing, an appraisal of each Mortgaged Property was made by an appraiser on a form satisfactory to Fannie Mae or Freddie Mac;

(xxi)           The Mortgage Loans have been underwritten substantially in accordance with the applicable Underwriting Standards;

(xxii)         All of the Mortgage Loans have due-on-sale clauses; however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by law;

(xxiii)        The Company used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding fixed-rate conventional mortgage loans purchased by it which were available for inclusion in the Mortgage Pool and as to which the representations and warranties in this Section 2.08 could be made;

(xxiv)       With respect to each Cooperative Loan, the Cooperative Stock that is pledged as security for the Cooperative Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xxv)         Each Cooperative Loan is secured by a valid, subsisting and enforceable (except as such enforcement may be limited by laws affecting the enforcement of creditors’ rights generally and principles of equity) perfected first lien and security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement;

(xxvi)       With respect to any Mortgage Loan as to which an affidavit has been delivered to the Trustee certifying that the original Mortgage Note is a Destroyed Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trust will not be materially adversely affected by the absence of the original Mortgage Note (or portion thereof, as applicable);

(xxvii)      Based upon an appraisal of the Mortgaged Property securing each Mortgage Loan, approximately 91.29% (by Principal Balance) of the Group 1 Loans had a current Loan-to-Value Ratio less than or equal to 80%, approximately 8.72% (by Principal Balance) of the Group 1 Loans had a current Loan-to-Value Ratio greater than 80% but less than or equal to 95% and no Group 1 Loan had a current Loan-to-Value Ratio greater than 95%; approximately 98.69% (by Principal Balance) of the Group 2 Loans had a current Loan-to-Value Ratio less than or equal to 80%, approximately 1.31% (by Principal Balance) of the Group 2 Loans had a current Loan-to-Value Ratio greater than 80% but less than or equal to 95% and no Group 2 Loan had a current Loan-to-Value Ratio greater than 95%; approximately 96.07% (by Principal Balance) of the Group 3 Loans had a current Loan-to-Value Ratio less than or equal to 80%, approximately 3.92% (by Principal Balance) of the Group 3 Loans had a current Loan-to-Value Ratio greater than 80% but less than or equal to 95% and no Group 3 Loan had a current Loan-to-Value Ratio greater than 95%; approximately 97.17% (by Principal Balance) of the Group 4 Loans had a current Loan-to-Value Ratio less than or equal to 80%, approximately 2.83% (by Principal Balance) of the Group 4 Loans had a current Loan-to-Value Ratio greater than 80% but less than or equal to 95% and no Group 4 Loan had a current Loan-to-Value Ratio greater than 95%; and approximately 97.73% (by Principal Balance) of the Group 5 Loans had a current Loan-to-Value Ratio less than or equal to 80%, approximately 2.26% (by Principal Balance) of the Group 5 Loans had a current Loan-to-Value Ratio greater than 80% but less than or equal to 95% and no  Group 5 Loan had a current Loan-to-Value Ratio greater than 95%;

(xxviii)    Approximately 62.79% (by Principal Balance) of the Group 1 Loans, approximately 80.20% (by Principal Balance) of the Group 2 Loans, approximately 82.34% (by Principal Balance) of the Group 3 Loans, approximately 79.07% (by Principal Balance) of the Group 4 Loans and approximately 62.01% (by Principal Balance) of the Group 5 Loans were originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings; and approximately 37.20% (by Principal Balance) of the Group 1 Loans, approximately 19.80% (by Principal Balance) of the Group 2 Loans, approximately 17.66% (by Principal Balance) of the Group 3 Loans, approximately 20.92% (by Principal Balance) of the Group 4 Loans and approximately 37.99% (by Principal Balance) of the Group 5 Loans were originated for the purpose of purchasing the Mortgaged Property;

(xxix)       Not less than approximately 37.58%, 32.11%, 43.86%, 12.79% and 18.29% (by Principal Balance) of the Group 1 Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans and Group 5 Loans, respectively, were originated under full documentation programs;

(xxx)         Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(xxxi)       No Mortgage Loan is a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS® Glossary in effect on the Closing Date, which is now Version 5.6b Revised, Appendix E, applicable portions of which are attached hereto as Exhibit C), and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(xxxii)      No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or Section 226.32 of Regulation Z, is a “high-cost” loan or a “predatory” loan as defined under any state or local law or regulation applicable to the originator of such Mortgage Loan or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law, or, without limiting the generality of the foregoing, is a “covered” loan under the laws of the states of California, Colorado or Ohio; and

(xxxiii)    No Mortgage Loan has a Closing Date Loan-to-Value Ratio greater than 100%.

It is understood and agreed that the representations and warranties set forth in this Section 2.08 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian, as the case may be, and shall continue throughout the term of this Agreement. Upon discovery by any of the Company, the Servicer, the Certificate Insurer, the Trustee or the Custodian of a breach of any of the foregoing representations and warranties (in the case of a breach of the representation set forth in clause (xxxiii) of this Section 2.08, as based on a determination of the applicable Closing Date Loan-to-Value Ratio using such evidence as is reasonably designed to approximate the value of the applicable Mortgaged Property as of the Closing Date) which materially and adversely affects the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans, the Company, the Servicer, the Certificate Insurer, the Trustee or the Custodian, as the case may be, discovering such breach shall give prompt written notice to the others. Any breach of the representation set forth in clause (xxxi) or clause (xxxii) of this Section 2.08 shall be deemed to materially and adversely affect the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans. Within 90 days of its discovery or its receipt of notice of breach, the Company shall repurchase, subject to the limitations set forth in the definition of “Purchase Price,” or substitute for the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof from the Trust, unless it has cured such breach in all material respects; provided, however, that in the case of a breach of the representation set forth in clause (xxxiii) of this Section 2.08, any such substitution may be made only within two years after the Closing Date. After the end of the three-month period beginning on the “start-up day,” any such substitution shall be made only if the Company provides to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee reasonably satisfactory to the Trustee that each Substitute Mortgage Loan will be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code. Such substitution shall be made in the manner and within the time limits set forth in Section 2.07. Any such repurchase by the Company shall be accomplished in the manner and at the Purchase Price, if applicable, but shall not be subject to the time limits, set forth in Section 2.07. It is understood and agreed that the obligation of the Company to provide such substitution or to make such repurchase of any affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest or the Trustee on behalf of the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest.

Section 2.09.        Acknowledgment of Transfer of Mortgage Pool Assets. The Trustee hereby  acknowledges and accepts on behalf of the Trust the transfer and assignment to the Trust of the Mortgage Pool Assets, but without having made the review required to be made within 45 days pursuant to Section 2.07, and declares that as of the Closing Date it (or, with respect to the Mortgage Loans identified in the Initial Custodial Agreement, the Custodian on behalf of the Trustee) holds and shall hold any documents constituting a part of the Mortgage Pool Assets, and the Mortgage Pool Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest.  In connection therewith, as of the Closing Date, in exchange for the Mortgage Pool Assets, the Trust does hereby issue to the Company the REMIC I Regular Interests and the Class R-1 Residual Interest.

Section 2.10.        Conveyance of REMIC II Assets; Security Interest.  Concurrently with the execution and delivery hereof, the Company does hereby irrevocably sell, transfer, assign, set over, and otherwise convey to the Trust, without recourse, all the Company’s right, title and interest in and to the REMIC II Assets. Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC I Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust. The Trustee acknowledges that the REMIC II Assets are held by it as Trustee of the Trust for the benefit of the holders of the REMIC II Regular Interests and the Class R-2 Residual Interest. It is the express intent of the parties hereto that the conveyance of the REMIC II Assets to the Trust by the Company as provided in this Section 2.10 be, and be construed as, an absolute sale of the REMIC II Assets. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC II Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the REMIC II Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC II Assets, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.10 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company’s obligations hereunder, a security interest in all of the Company’s right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The REMIC I Regular Interests, including without limitation all rights represented thereby in and to the Mortgage Pool Assets and the proceeds thereof;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC II Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.11.        REMIC Election for REMIC II.

The Tax Matters Person shall, on behalf of REMIC II, elect to treat REMIC II as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC II for its first taxable year.

The Closing Date is hereby designated as the “startup day” of REMIC II within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC II are hereby designated as “regular interests” in REMIC II for purposes of Section 860G(a)(1) of the Code. The Class R-2 Residual Interest is hereby designated as the sole class of “residual interest” in REMIC II for purposes of Section 860G(a)(2) of the Code. The REMIC II Regular Interests and the Class R-2 Residual Interest shall together be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC II Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

The parties intend that the affairs of REMIC II shall constitute, and that the affairs of REMIC II shall be conducted so as to qualify it as, a REMIC. In furtherance of such intention, the Tax Matters Person shall, on behalf of REMIC II: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for REMIC II when and as required by the REMIC provisions and other applicable federal income tax laws; (b) make an election, on behalf of REMIC II, to be treated as a REMIC on the federal tax return of REMIC II for its first taxable year, in accordance with the REMIC provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Holders of the REMIC II Regular Interests and the Class R-2 Residual Interest all information reports as and when required to be provided to them in accordance with the REMIC provisions; (d) conduct the affairs of REMIC II at all times that any of the REMIC II Regular Interests and the Class R-2 Residual Interest are outstanding so as to maintain the status of REMIC II as a REMIC under the REMIC provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC II; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC II when and as the same shall be due and payable (but such obligation shall not prevent the Tax Matters Person or any other appropriate person from contesting any such tax in appropriate proceedings and shall not prevent the Tax Matters Person from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Tax Matters Person shall be entitled to be indemnified from REMIC II for any such prohibited transaction penalty taxes if the Tax Matters Person’s failure to exercise reasonable care was not the primary cause of the imposition of such prohibited transaction penalty taxes.

In the event that any tax is imposed on “prohibited transactions” of REMIC II as defined in Section 860F of the Code and not paid by the Tax Matters Person pursuant to clause (f) of the preceding paragraph, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R-2 Residual Interest. Notwithstanding anything to the contrary contained herein, the Trustee, acting at the request of the Tax Matters Person, is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R-2 Residual Interest on any Distribution Date sufficient funds to reimburse the Tax Matters Person for the payment of such tax (to the extent that the Tax Matters Person has not been previously reimbursed therefor).

Section 2.12.        Acknowledgement of Transfer of REMIC II Assets. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust of the REMIC II Assets and declares that as of the Closing Date it holds and shall hold any documents constituting a part of the REMIC II Assets, and the REMIC II Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the REMIC II Regular Interests and the Class R-2 Residual Interest.  In connection therewith, as of the Closing Date, in exchange for the REMIC II Assets, the Trust does hereby issue to the Company the REMIC II Regular Interests and the Class R-2 Residual Interest.

Section 2.13.        Conveyance of REMIC III Assets; Security Interest.  Concurrently with the execution and delivery hereof, the Company does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, all the Company’s right, title and interest in and to the REMIC III Assets.  Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC II Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust.  The Trustee acknowledges that the REMIC III Assets are held by it as Trustee of the Trust for the benefit of the holders of the Certificates.  It is the express intent of the parties hereto that the conveyance of the REMIC III Assets to the Trust by the Company as provided in this Section 2.13 be, and be construed as, an absolute sale of the REMIC III Assets.  It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC III Assets by the Company to the Trust to secure a debt or other obligation of the Company.  However, in the event that, notwithstanding the intent of the parties, the REMIC III Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC III Assets, then:

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.13 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company’s obligations hereunder, a security interest in all of the Company’s right, title and interest, whether now owned or hereafter acquired, in and to:

(I)        The REMIC II Regular Interests, including without limitation all rights represented thereby in and to the Mortgage Pool Assets and the proceeds thereof;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC III Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

In the event that a pleading is filed in a court of competent jurisdiction asserting that this Agreement creates a security interest in the REMIC III Assets, the Trustee on behalf of the Trust shall take actual possession of the REMIC III Assets or, at the Company's option, the Trustee on behalf of the Trust shall be provided an Opinion of Counsel addressed to the Trust and the Trustee reasonably satisfactory to the Trustee to the effect that such security interest is a perfected security interest of first priority while the REMIC III Assets are in the possession of the Company or its affiliates.

Section 2.14.        REMIC Election for REMIC III.

The Tax Matters Person shall, on behalf of REMIC III, elect to treat REMIC III as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC III for its first taxable year.

The Closing Date is hereby designated as the “startup day” of REMIC III within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC III are hereby designated as “regular interests” in REMIC III for purposes of Section 860G(a)(1) of the Code. The Class R-3 Residual Interest is hereby designated as the sole class of “residual interest” in REMIC III for purposes of Section 860G(a)(2) of the Code. The REMIC III Regular Interests and the Class R-3 Residual Interest shall together be deemed to be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC III Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

The parties intend that the affairs of REMIC III shall constitute, and that the affairs of REMIC II shall be conducted so as to qualify it as, a REMIC. In furtherance of such intention, the Tax Matters Person shall, on behalf of REMIC III: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for REMIC III when and as required by the REMIC provisions and other applicable federal income tax laws; (b) make an election, on behalf of REMIC III, to be treated as a REMIC on the federal tax return of REMIC III for its first taxable year, in accordance with the REMIC provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Holders of the Class R-3 Residual Interest all information reports as and when required to be provided to them in accordance with the REMIC provisions (which information reports, in the case of each Class of Class A Certificates, shall reflect the respective amounts of interest that are to be treated as having been (i) received by such Class from REMIC III and (ii) received by such Class from the Class X Certificates outside of REMIC III pursuant to Section 2.19, and which information reports, in the case of the Class X Certificates, shall reflect the respective amounts of interest that are to be treated as having been (i) received by such Class from REMIC III and (ii) paid by such Class to the Class A Certificates outside of REMIC III pursuant to Section 2.19); (d) conduct the affairs of REMIC III at all times that any of the Certificates are outstanding so as to maintain the status of REMIC III as a REMIC under the REMIC provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC III; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC III when and as the same shall be due and payable (but such obligation shall not prevent the Tax Matters Person or any other appropriate person from contesting any such tax in appropriate proceedings and shall not prevent the Tax Matters Person from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Tax Matters Person shall be entitled to be indemnified from REMIC III for any such prohibited transaction penalty taxes if the Tax Matters Person’s failure to exercise reasonable care was not the primary cause of the imposition of such prohibited transaction penalty taxes.

In the event that any tax is imposed on “prohibited transactions” of REMIC III as defined in Section 860F of the Code and not paid by the Tax Matters Person pursuant to clause (f) of the preceding paragraph, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R-3 Residual Interest. Notwithstanding anything to the contrary contained herein, the Tax Matters Person is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R-3 Residual Interest on any Distribution Date sufficient funds to reimburse the Tax Matters Person for the payment of such tax (to the extent that the Company has not been previously reimbursed therefor).

Section 2.15.        Acknowledgement of Transfer of REMIC III Assets; Authentication of Certificates. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust of the REMIC III Assets and declares that as of the Closing Date it holds and shall hold any documents constituting a part of the REMIC III Assets, and the REMIC III Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the Certificates (other than the Class R Certificates) and the Class R-3 Residual Interest.  In connection therewith, as of the Closing Date, in exchange for the REMIC III Assets, the Trustee on behalf of the Trust shall cause to be authenticated and delivered, upon and pursuant to the order of the Company, the Certificates in Authorized Denominations.

Section 2.16.        Legal Title. Legal title to all assets of the Trust shall be vested at all times in the Trust as a separate legal entity.

Section 2.17.        Compliance with ERISA Requirements. For purposes of ensuring compliance with the requirements of the “underwriter’s exemption” (U.S. Department of Labor Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (Aug. 22, 2002)), issued under ERISA, and for the avoidance of any doubt as to the applicability of other provisions of this Agreement, to the fullest extent permitted by applicable law and except as contemplated by this Agreement, (1) the Trust shall not be a party to any merger, consolidation or reorganization, or liquidate or sell its assets and (2) so long as any Certificates are outstanding, none of the Company, the Trustee, the Servicer or the Delaware Trustee shall institute against the Trust, or join in any institution against the Trust of, any bankruptcy or insolvency proceedings under any federal or state bankruptcy, insolvency or similar law.

Section 2.18.        Additional Representation of the Company Concerning the Mortgage Loans. The Company hereby represents and warrants to the Trust that it does not intend for the Mortgage Pool to include any Mortgage Loan that is a “high-cost home loan” as defined under the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the Massachusetts Predatory Home Loan Practices Act or the Indiana Home Loan Practices Act (Indiana Code, Section 24-9 et seq.). Based on the foregoing representation and warranty and on the Company’s obligation, pursuant to Section 2.08, to repurchase or substitute for the affected Mortgage Loan in the event of a breach of the representation set forth in clauses (xxxi) or (xxxii) of Section 2.08, the other parties hereto agree and understand that it is not intended for the Mortgage Pool to include any Mortgage Loan that is a “high-cost home loan” as defined under the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the Massachusetts Predatory Home Loan Practices Act or the Indiana Home Loan Practices Act (Indiana Code, Section 24-9 et seq.).

ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01.        The Servicer.  Washington Mutual Bank shall act as Servicer to service and administer the Mortgage Loans on behalf of the Trust in accordance with the terms hereof, consistent with prudent mortgage loan servicing practices and (unless inconsistent with prudent mortgage loan servicing practices) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, and shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which a prudent servicer of mortgage loans would do under similar circumstances, including, without limitation, the power and authority to bring actions and defend the Mortgage Pool Assets on behalf of the Trust in order to enforce the terms of the Mortgage Notes.  The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder and the Servicer shall diligently pursue all of its rights against such agents or independent contractors.

The Servicer shall make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any Primary Insurance Policy, any FHA insurance policy or VA guaranty, any hazard insurance policy, and federal flood insurance, cause to be followed such collection procedures as are followed with respect to mortgage loans comparable to the Mortgage Loans and held in portfolios of responsible mortgage lenders in the local areas where each Mortgaged Property is located. The Servicer shall enforce “due-on-sale” clauses with respect to the related Mortgage Loans, to the extent permitted by law, subject to the provisions set forth in Section 3.08.

Consistent with the foregoing, the Servicer may, in accordance with prudent mortgage loan servicing practices, (i) waive or cause to be waived any assumption fee or late payment charge in connection with the prepayment of any Mortgage Loan and (ii) only upon determining that the coverage of any applicable insurance policy or guaranty related to a Mortgage Loan will not be materially adversely affected, arrange a schedule, running for no more than 180 days after the first delinquent Due Date, for payment of any delinquent installment on any Mortgage Note or for the liquidation of delinquent items.

Consistent with the terms of this Section 3.01, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected by such waiver, modification, postponement or indulgence; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or in the reasonable judgment of the Servicer such default is imminent) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the applicable Mortgage Interest Rate, defer or forgive the payment of any principal or interest, reduce the outstanding principal balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, or (ii) be inconsistent with the terms of any applicable Primary Insurance Policy, FHA insurance policy, VA guaranty, hazard insurance policy or federal flood insurance policy. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment or in a default situation) and cause any REMIC to fail to qualify as such under the Code. The Servicer shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that REMIC I, REMIC II and REMIC III would not fail to continue to qualify as REMICs under the Code as a result thereof and that no tax on “prohibited transactions” or “contributions” after the startup day would be imposed on any REMIC as a result thereof.

The Servicer is hereby authorized and empowered by the Trust to, and shall, execute and deliver or cause to be executed and delivered on behalf of the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest, and the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge or modification, assignments of Mortgages and endorsements of Mortgage Notes in connection with refinancings (in jurisdictions where such assignments are the customary and usual standard of practice of mortgage lenders) and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer is hereby further authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest and the Trust, or any of them, such instruments of assignment or other comparable instruments as the Servicer shall, in its sole judgment, deem appropriate in order to register any Mortgage Loan on the MERS® System or to cause the removal of any Mortgage Loan from registration thereon. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer with no right of reimbursement; provided, however, that any such expenses incurred as a result of any termination by MERS of the MERS® System shall be reimbursable to the Servicer.  The Trustee on behalf of the Trust shall execute and furnish to the Servicer, at the Servicer’s direction, any powers of attorney and other documents prepared by the Servicer and determined by the Servicer to be necessary or appropriate to enable the Servicer to carry out its supervisory, servicing and administrative duties under this Agreement.

The Servicer shall obtain (to the extent generally commercially available) and maintain fidelity bond and errors and omissions coverage acceptable to Fannie Mae or Freddie Mac with respect to its obligations under this Agreement.  The Servicer shall establish escrow accounts for, or pay when due (by means of an advance), any tax liens in connection with the Mortgaged Properties that are not paid by the Mortgagors when due to the extent that any such payment would not constitute a Nonrecoverable Advance when made.

In connection with the servicing and administering of each Mortgage Loan, the Servicer and any affiliate of the Servicer (i) may perform services such as appraisals, default management and (in the case of affiliates only) brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor and (ii) may, at its own discretion and on behalf of the Trust, obtain credit information in the form of a “credit score” from a credit repository.

Section 3.02.        Custodial Accounts and Buydown Fund Accounts. The Servicer shall establish and maintain the Custodial Account for P&I, Buydown Fund Accounts (if any) and the special Custodial Account for Reserves and shall deposit or cause to be deposited therein daily the following amounts received or advanced by the Servicer with respect to the Mortgage Loans:

(i)         all scheduled payments of principal;

(ii)        all scheduled payments of interest, net of the Servicing Fee due to the Servicer;

(iii)       all Curtailments and Payoffs; and

(iv)       all Insurance Proceeds, Liquidation Proceeds, Excess Liquidation Proceeds and Subsequent Recoveries;

provided, however, that (x) proceeds received with respect to individual Mortgage Loans from any title, hazard, or FHA insurance policy, VA guaranty, Primary Insurance Policy or other insurance policy (other than any Special Primary Insurance Policy) covering such Mortgage Loans, if required for the restoration or repair of the related Mortgaged Property, may be deposited either in the Custodial Account for Reserves or the Custodial Account for P&I and (y) such proceeds (other than proceeds from any Special Primary Insurance Policy), if not required for the restoration or repair of the related Mortgaged Property, and if not released to the Mortgagor in accordance with prudent mortgage loan servicing practices, shall be deposited in the Custodial Account for P&I, and shall be applied to the balances of the related Mortgage Loans as payments of interest and principal.

The Servicer is hereby authorized to make withdrawals from and to issue drafts against the Custodial Accounts for P&I and the Custodial Accounts for Reserves for the purposes required or permitted by this Agreement.

The Servicer hereby undertakes to assure remittance to the Certificate Account of all amounts relating to the Mortgage Loans that have been collected by the Servicer and are due to the Certificate Account pursuant to Section 4.01 of this Agreement.

Funds held in the Custodial Account for P&I and the Custodial Account for Reserves may, at the Servicer’s option, be invested in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the related Withdrawal Date (except if such Eligible Investments are obligations of the Trustee, such Eligible Investments may mature on the Withdrawal Date), or (ii) such other instruments as shall be required to maintain the Ratings.

Section 3.03.        The Investment Account; Eligible Investments.(a)     Not later than the Withdrawal Date, the Servicer shall withdraw or direct the withdrawal of funds in the Custodial Accounts for P&I, for deposit in the Investment Account, in an amount representing:

(i)                  Scheduled installments of principal and interest on the Mortgage Loans received by the Servicer which were due on the related Due Date, net of the Servicing Fees and less any amounts to be withdrawn later by the Servicer from the applicable Buydown Fund Accounts;

(ii)                Payoffs and the proceeds of other types of liquidations of the Mortgage Loans received by the Servicer for such Mortgage Loans during the applicable Payoff Period, with interest to the date of Payoff or liquidation less any amounts to be withdrawn later by the Servicer from the applicable Buydown Fund Accounts; and

(iii)               Curtailments received by the Servicer in the Prior Period.

At its option, the Servicer may invest funds withdrawn from the Custodial Accounts for P&I, as well as any Buydown Funds, Insurance Proceeds and Liquidation Proceeds previously received by the Servicer (including amounts paid by the Company in respect of any Purchase Obligation or its substitution obligations set forth in Section 2.07 or Section 2.08 or by the Servicer in connection with the exercise of the option to terminate this Agreement pursuant to Section 9.01) for its own account and at its own risk, during any period prior to their deposit in the Certificate Account. Such funds, as well as any funds which were withdrawn from the Custodial Accounts for P&I on or before the Withdrawal Date, but not yet deposited into the Certificate Account, shall immediately be deposited by the Servicer with the Investment Depository in an Investment Account in the name of the Servicer and the Trust for investment only as set forth in this Section 3.03. The Servicer shall bear any and all losses incurred on any investments made with such funds and shall be entitled to retain all gains realized on such investments as additional servicing compensation. Not later than the Business Day prior to the Distribution Date, the Servicer shall deposit such funds, net of any gains (except Payoff Earnings) earned thereon, in the Certificate Account.

(b)        Funds held in the Investment Account shall be invested in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the related Distribution Date (except if such Eligible Investments are obligations of the Trustee, such Eligible Investments may mature on the Distribution Date), or (ii) such other instruments as shall be required to maintain the Ratings.

Section 3.04.        The Certificate Account.

(a)        On or prior to the Closing Date, the Trustee shall establish or cause to be established the Certificate Account, which shall be entitled “Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust Certificate Account under the Pooling and Servicing Agreement, dated as of May 1, 2005, among Washington Mutual Mortgage Securities Corp., as Depositor, Washington Mutual Bank, as Servicer, LaSalle Bank National Association, as the Trustee, and Christiana Bank & Trust Company, as the Delaware Trustee, for the benefit of Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust created pursuant thereto”.  Promptly after the Closing Date, the Trustee shall communicate to the Servicer the account number and wiring instructions for the Certificate Account.

Not later than the Business Day prior to the related Distribution Date, the Servicer shall direct the Investment Depository to deposit into the Certificate Account the amounts previously deposited into the Investment Account (which may include a deposit of Eligible Investments) to which the Holders of the REMIC I Regular Interests, the Class R-1 Residual Interest and the Certificate Insurer are entitled or which are necessary for payment of any Special Primary Insurance Premiums. In addition, not later than the Business Day prior to the Distribution Date, the Servicer shall deposit into the Certificate Account any Monthly P&I Advances or other payments required to be made by the Servicer pursuant to Section 4.02 of this Agreement and any Insurance Proceeds or Liquidation Proceeds (including amounts paid by the Company in respect of any Purchase Obligation) not previously deposited in the Custodial Accounts for P&I or the Investment Account, and any amounts paid by the Servicer in connection with the exercise of its option to terminate this Agreement pursuant to Section 9.01 or any other purchase of Mortgage Loans permitted by this Agreement. The Trustee shall deposit into the Certificate Account amounts received under the Certificate Insurance Policy in accordance with Section 3.21(b) hereof.

(b)        Funds held in the Certificate Account shall be invested at the written direction of the Servicer in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the related Distribution Date (except if such Eligible Investments are obligations of the Trustee, such Eligible Investments may mature on the Distribution Date), or (ii) such other instruments as shall be required to maintain the Ratings.  The Servicer shall be entitled to receive any gains earned on such Eligible Investments and shall bear any losses suffered in connection therewith.  If the Trustee has not received such written investment directions from the Servicer, the Trustee shall not invest funds held in the Certificate Account.  The Trustee shall have no liability for any losses on investments of funds held in the Certificate Account.

Section 3.05.        Permitted Withdrawals from the Certificate Account, the Investment Account, Custodial Accounts for P&I and Custodial Accounts for Reserves and of Buydown Funds from the Buydown Fund Accounts.

(a)        The Servicer is authorized to make withdrawals (or, in the case of the Certificate Account, to direct the Trustee to make withdrawals), from time to time, from the Investment Account, the Certificate Account, the Custodial Accounts for P&I or the Custodial Accounts for Reserves of amounts deposited therein in respect of the Certificates (and, to the extent applicable, to make deposits of the amounts withdrawn), as follows:

(i)                  To reimburse itself for Monthly P&I Advances made pursuant to Section 4.02, such right to reimbursement pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Monthly P&I Advance was made;

(ii)                To reimburse itself for amounts expended by or for the account of the Servicer pursuant to Section 3.09 in connection with the restoration of property damaged by an Uninsured Cause or in connection with the liquidation of a Mortgage Loan;

(iii)               To pay to itself, with respect to the related Mortgage Loans, the Servicing Fee (net of Compensating Interest reduced by Payoff Earnings and Payoff Interest) as to which no prior withdrawals from funds deposited by the Servicer have been made;

(iv)              To reimburse itself for the following amounts advanced with respect to Mortgage Loans (except for Mortgage Loans purchased by the Servicer):  (A) amounts advanced with respect to payments of taxes referred to in the last sentence of the sixth paragraph of Section 3.01 (to the extent that such amounts have not otherwise been recovered by the Servicer), (B) amounts incurred in maintaining any insurance described in Section 3.07 and (C) amounts which the Servicer has determined to be Nonrecoverable Advances;

(v)                To pay to itself reinvestment earnings deposited or earned in the Investment Account and the Certificate Account to which it is entitled and to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 6.03;

(vi)              To deposit to the Investment Account amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal;

(vii)             To deposit in the Certificate Account, not later than the Business Day prior to the related Distribution Date, the amounts in the Investment Account specified in Section 3.04(a);

(viii)           To pay on behalf of the Trustee any Special Primary Insurance Premium payable by the Trustee pursuant to Section 4.05(a); provided, the Servicer shall give written notice thereof to the Trustee prior to noon New York City time two Business Days prior to the applicable Distribution Date; and

after making or providing for the above withdrawals

(ix)              To clear and terminate the Investment Account and the Certificate Account following termination of this Agreement pursuant to Section 9.01.

Since, in connection with withdrawals pursuant to paragraphs (i) and (ii), the Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain, separate accounting for each Mortgage Loan, for the purpose of justifying any such withdrawals.

(b)        The Servicer is authorized to make withdrawals, from time to time, of Buydown Funds from the Buydown Fund Account or Custodial Account for P&I (and, to the extent applicable, to make deposits of the amounts withdrawn), as follows:

(i)                  To deposit each month in the Investment Account the amount necessary to supplement payments received on Buydown Loans;

(ii)                In the event of a Payoff of any Mortgage Loan having a related Buydown Fund, to apply amounts remaining in Buydown Fund Accounts to reduce the required amount of such principal Payoff (or, if the Mortgagor has made a Payoff, to refund such remaining Buydown Fund amounts to the Person entitled thereto);

(iii)               In the event of foreclosure or liquidation of any Mortgage Loan having a Buydown Fund, to deposit remaining Buydown Fund amounts in the Investment Account as Liquidation Proceeds; and

(iv)              To clear and terminate the portion of any account representing Buydown Funds following termination of this Agreement pursuant to Section 9.01.

(c)        The Trustee is authorized to make withdrawals from time to time from the Certificate Account to reimburse itself for advances it has made as successor Servicer pursuant to Section 7.01(a) hereof that it has determined to be Nonrecoverable Advances.

Section 3.06.        Maintenance of Primary Insurance Policies; Collections Thereunder. The Servicer shall use commercially reasonable efforts to keep in full force and effect each Primary Insurance Policy (except any Special Primary Insurance Policy) required with respect to a Mortgage Loan until no longer required, and the Servicer shall use commercially reasonable efforts to keep in full force and effect each Special Primary Insurance Policy, if any. Notwithstanding the foregoing, the Servicer shall have no obligation to maintain any Primary Insurance Policy for a Mortgage Loan for which the outstanding Principal Balance thereof at any time subsequent to origination was 80% or less of the Appraised Value of the related Mortgaged Property, unless required by applicable law.

Unless required by applicable law, the Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force hereunder; provided, however, that the Servicer shall not advance funds for the payment of any premium due under (i) any Primary Insurance Policy (other than a Special Primary Insurance Policy) if it shall determine that such an advance would be a Nonrecoverable Advance or (ii) any Special Primary Insurance Policy.

Section 3.07.        Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases approved by the Servicer in which such amount exceeds the value of the improvements to the Mortgaged Property. The Servicer shall also require fire insurance with extended coverage in a comparable amount on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan). Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property) shall be deposited into the Custodial Account for P&I, subject to withdrawal pursuant to Section 3.03 and Section 3.05. Any unreimbursed costs incurred in maintaining any insurance described in this Section 3.07 shall be recoverable as an advance by the Servicer from the Custodial Account for P&I, the Investment Account or the Certificate Account. Such insurance shall be with insurers approved by the Servicer and Fannie Mae or Freddie Mac. Other additional insurance may be required of a Mortgagor, in addition to that required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Where any part of any improvement to the Mortgaged Property (other than a Mortgaged Property secured by a Cooperative Loan) is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, the Servicer shall cause flood insurance to be provided. The hazard insurance coverage required by this Section 3.07 may be met with blanket policies providing protection equivalent to individual policies otherwise required.  The Servicer shall be responsible for paying any deductible amount on any such blanket policy.  The Servicer agrees to present, or cause to be presented, on behalf of and for the benefit of the Trust, claims under the hazard insurance policy respecting any Mortgage Loan, and in this regard to take such reasonable actions as shall be necessary to permit recovery under such policy.

Section 3.08.        Enforcement of Due-on-Sale Clauses; Assumption Agreements. When any Mortgaged Property is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise on behalf of the Trust the Trust’s rights to accelerate the maturity of such Mortgage Loan, to the extent that such acceleration is permitted by the terms of the related Mortgage Note, under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such exercise would result in non-coverage of any resulting loss that would otherwise be covered under any insurance policy. In the event the Servicer is prohibited from exercising such right, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom a Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law or unless the Mortgage Note contains a provision allowing a qualified borrower to assume the Mortgage Note, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by any related Primary Insurance Policy. The Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note.  The Servicer shall not enter into any substitution or assumption with respect to a Mortgage Loan if such substitution or assumption shall (i) both constitute a “significant modification” effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause the REMICs to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on “prohibited transactions” or “contributions” after the startup day under the REMIC Provisions.  The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or the Custodian) the original copy of such substitution or assumption agreement and other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the terms of the related Mortgage Note shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or otherwise in violation of any of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 3.09.        Realization Upon Defaulted Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert, or cause to be foreclosed upon or comparably converted, the ownership of any Mortgaged Property securing a Mortgage Loan which comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. In lieu of such foreclosure or other conversion, and taking into consideration the desirability of maximizing net Liquidation Proceeds after taking into account the effect of Insurance Proceeds upon Liquidation Proceeds, the Servicer may, to the extent consistent with prudent mortgage loan servicing practices, accept a payment of less than the outstanding Principal Balance of a delinquent Mortgage Loan in full satisfaction of the indebtedness evidenced by the related Mortgage Note and release the lien of the related Mortgage upon receipt of such payment. The Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if the Servicer is aware of evidence of toxic waste, other hazardous substances or other evidence of environmental contamination thereon and the Servicer determines that it would be imprudent to do so. In connection with such foreclosure or other conversion, the Servicer shall cause to be followed such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in general mortgage servicing activities. The foregoing is subject to the provision that, in the case of damage to a Mortgaged Property from an Uninsured Cause, the Servicer shall not be required to advance its own funds towards the restoration of the property unless it shall be determined in the sole judgment of the Servicer, (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it through Liquidation Proceeds. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as an advance. The Servicer shall maintain information required for tax reporting purposes regarding any Mortgaged Property which is abandoned or which has been foreclosed or otherwise comparably converted. The Servicer shall report such information to the Internal Revenue Service and the Mortgagor in the manner required by applicable law.

The Servicer may enter into one or more special servicing agreements with a Lowest Class B Owner, subject to each Rating Agency’s acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn (without regard to the Certificate Insurance Policy) and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Lowest Class B Owner may (a) instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, provided that the Lowest Class B Owner deposits a specified amount of cash with the Servicer that will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted pursuant to its normal servicing procedures, (b) purchase such delinquent Mortgage Loans from the Trust immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Interest Rate through the last day of the month in which such Mortgage Loans are purchased and/or (c) assume all of the servicing rights and obligations with respect to such delinquent Mortgage Loans so long as (i) the Servicer has the right to transfer the servicing rights and obligations of such Mortgage Loans to another servicer and (ii) such Lowest Class B Owner will service such Mortgage Loans in accordance with the terms of this Agreement.

REMIC I shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that REMIC I acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer as soon as practicable in a manner that, consistent with prudent mortgage loan servicing practices, maximizes the net present value of the recovery to the Trust, but in any event within three years after its acquisition by the Servicer for REMIC I unless the Servicer provides to the Trustee an Opinion of Counsel to the effect that the holding by REMIC I of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on “prohibited transactions” of REMIC I as defined in Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by REMIC I is located or cause REMIC I to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage Loan owned by REMIC I is located at any time that any Certificates are outstanding. The Servicer shall conserve, protect and operate each such property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the assets of the Trust, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Trust for the period prior to the sale of such property. Additionally, the Servicer shall perform the tax withholding and shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers’ Certificate on or before March 31 of each year stating that such reports have been filed.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Notwithstanding any other provision of this Agreement, the Servicer and the Trustee, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Servicer or the Trustee reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for any such withholding.  Without limiting the foregoing, the Servicer agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to REMIC I, REMIC II or the  depositor.  In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

Section 3.10.        Trustee to Cooperate; Release of Mortgage Files. Upon the Payoff or scheduled maturity of any Mortgage Loan, the Servicer shall cause such final payment to be immediately deposited in the related Custodial Account for P&I or the Investment Account.  The Servicer shall promptly notify the Trustee thereof by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in either such account have been so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File; provided, however, that such certification shall not be required if the Mortgage File is held by a Custodian which is also the Servicer of the Mortgage Loan. Upon receipt of such certification and request, the Trustee (or Custodian) shall, not later than the fifth succeeding Business Day, release, or cause to be released, the related Mortgage File to the Servicer. With any such Payoff or other final payment, the Servicer is authorized (i) to prepare for and procure from the trustee or mortgagee under the Mortgage which secured the Mortgage Note a deed of full reconveyance or other form of satisfaction or assignment of Mortgage and endorsement of Mortgage Note in connection with a refinancing covering the Mortgaged Property, which satisfaction, endorsed Mortgage Note or assigning document shall be delivered by the Servicer to the person or persons entitled thereto, and (ii) with respect to any MERS Loan, to cause the removal of such Mortgage Loan from registration on the MERS® System. No expenses incurred in connection with such satisfaction or assignment shall be payable to the Servicer by the Trustee or from the Certificate Account, the related Investment Account or the related Custodial Account for P&I. From time to time as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Trustee (or Custodian) shall, upon request of the Servicer and delivery to it of a trust receipt signed by a Servicing Officer, release not later than the fifth Business Day following the date of receipt of such request and trust receipt the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or Custodian) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Servicer.

Section 3.11.        Compensation to the Servicer. As compensation for its activities hereunder, the Servicer shall be entitled to receive from the accounts listed in Section 3.05(a) the amounts provided for by Section 3.05(a)(iii). The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.

Section 3.12.        Reports to the Trustee; Certificate Account Statement. Not later than 15 days after each Distribution Date, the Servicer shall forward a statement, certified by a Servicing Officer, to the Trustee and the Certificate Insurer setting forth the status of the Certificate Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05, and stating that all distributions required by this Agreement have been made (or if any required distribution has not been made, specifying the nature and amount thereof).  The Trustee shall make available such statements to any Certificateholder upon request at the expense of the Servicer. Such statement shall also, to the extent available, include information regarding delinquencies on the Mortgage Loans, indicating the number and aggregate Principal Balance of Mortgage Loans which are one, two, three or more months delinquent, the number and aggregate Principal Balance of Mortgage Loans with respect to which foreclosure proceedings have been initiated and the book value of any Mortgaged Property acquired by the Trust through foreclosure, deed in lieu of foreclosure or other exercise of the Trust’s security interest in the Mortgaged Property. The filing of such statement and reports with the Trustee is for informational purposes only, and, except for making available such statements and reports to any Certificateholder, upon request, the Trustee shall have no responsibility with respect thereto.

Section 3.13.        Annual Statement as to Compliance. The Servicer shall deliver to the Trustee and the Certificate Insurer, on or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, an Officer’s Certificate stating as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Servicer to Certificateholders upon request or by the Trustee (solely to the extent that such copies are available to the Trustee) at the expense of the Servicer, should the Servicer fail to so provide such copies.

Section 3.14.        Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event that the Certificates are legal for investment by federally-insured savings associations, the Servicer shall provide to the OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS or the FDIC, as applicable, and shall in any event provide such access to the documentation regarding such Mortgage Loans to the Trustee and its representatives, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

Section 3.15.        Annual Independent Public Accountants’ Servicing Report. On or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, the Servicer, at its expense, shall furnish to the Trustee and the Certificate Insurer a copy of a report delivered to the Servicer by a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) to the effect that, on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, the Servicer has complied with certain minimum residential mortgage loan servicing standards in its role as Servicer with respect to the servicing of residential mortgage loans (including the Mortgage Loans) during the most recently completed fiscal year.  In rendering its report such firm may rely, (a) as to matters relating to the Certificates, upon a statistical sampling of series of mortgage-backed certificates which may include the Certificates and (b) as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers.

Section 3.16.        Yield Maintenance Account.   On or prior to the Closing Date, the Trustee shall cause to be established and maintained the Yield Maintenance Account, into which amounts received by the Trustee from the applicable Cap Counterparty pursuant to the Yield Maintenance Agreements shall be deposited for the benefit of the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificates.  On each Distribution Date, the Trustee shall withdraw from the Yield Maintenance Account, to the extent funds are available therein and in accordance with the statement received from the Servicer pursuant to Section 4.02(b), the Yield Maintenance Payment Amounts for the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificates for such Distribution Date and deposit such amounts in the Certificate Account for payment to such Classes of Certificates pursuant to Section 4.05(a).

Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

The Trustee shall withdraw from the Yield Maintenance Account and pay to itself any amounts remaining in the Yield Maintenance Account after the later of the Final Yield Maintenance Payment Date for the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificates.

To the extent that it constitutes a “reserve fund” for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an “outside reserve fund” as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Trustee, and the Trustee shall report all amounts of income, deduction, gain or loss accruing therefrom, and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Trustee.  The Servicer shall deliver to the Trustee an annual statement showing (x) the amounts received by the Trustee, in its capacity as owner of the Yield Maintenance Account for federal tax purposes, as payments on the Yield Maintenance Agreements, and (y) the amounts paid to Certificateholders from such amounts received. The Servicer shall indemnify the Trustee to the extent that any tax liability of the Trustee, in its capacity as owner of the Yield Maintenance Account for federal tax purposes (including the amount of any tax liability resulting from the indemnity payment), exceeds the net funds (that is, the excess of the amount in clause (x) above over the amount in clause (y) above), if any, received by the Trustee from such account.

Section 3.17.        Maintenance of the Class CB-15 Reserve Fund..  On or prior to the Closing Date, the Trustee shall cause to be established and maintained the Class CB-15 Reserve Fund, into which an amount equal to $14,725 shall be contributed by the Underwriter, to provide coverage with respect to any Class CB-15 Covered Payoff Shortfall Amount.  For each Distribution Date, so long as funds remain on deposit in the Class CB-15 Reserve Fund, the Servicer shall calculate the Class CB-15 Covered Payoff Shortfall Amount for such Distribution Date, and shall notify the Trustee by noon New York City time two Business Days prior to the Distribution Date of such amount.  On each such Distribution Date, the Trustee shall then withdraw from the Class CB-15 Reserve Fund, to the extent funds are available therein, the Class CB-15 Covered Payoff Shortfall Amount and deposit such amount in the Certificate Account for payment to the Class CB-15 Certificateholders pursuant to Section 4.05(a) (and shall be deemed to have distributed such amount to the Class CB-15-L Regular Interest pursuant to Section 4.04

The Trustee shall withdraw from the Class CB-15 Reserve Fund and pay to the Underwriter any amounts remaining in the Class CB-15 Reserve Fund on the Distribution Date on which the Class CB-15 Principal Balance has been reduced to zero.

Amounts on deposit in the Class CB-15 Reserve Fund shall not be invested and shall not be held in an interest-bearing account.

To the extent that it constitutes a “reserve fund” for purposes of the REMIC Provisions, the Class CB-15 Reserve Fund established hereunder shall be an “outside reserve fund” as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Underwriter, and the Underwriter shall report all amounts of income, deduction, gain or loss accruing therefrom, and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Underwriter.

Section 3.18.        [Reserved.]

Section 3.19.        Determination of LIBOR by Servicer.

(a)        With respect to the first Distribution Date, LIBOR shall be 3.000% for the Class CB-1 and Class CB-2 Certificates, shall be 2.860% for the Class CB-3 and Class CB-4 Certificates, shall be 3.080% for the Class CB-9, Class CB-10, Class CB-13 and Class CB-14 Certificates and shall be 3.090% for the Class 5-A-2, Class 5-A-3, Class 5-A-5 and Class 5-A-6 Certificates. With respect to each Distribution Date thereafter, the Servicer will determine LIBOR on the related LIBOR Determination Date on the basis of the “Interest Settlement Rate” for United States dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on such LIBOR Determination Date as found on any of the Moneyline Telerate Service (formerly the Dow Jones Markets) page 3750, the Reuters Monitor Money Rates Service page “LIBOR01” or the Bloomberg L.P. page “BBAM” (each such page, or such other page as may replace any of the foregoing on such service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in United States dollars, each, a “Designated Telerate Page”).

(b)        If on any LIBOR Determination Date, such Interest Settlement Rates are not available from any Designated Telerate Page, LIBOR for the related accrual period will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Servicer shall calculate LIBOR for the immediately following accrual period as follows:  the Servicer will determine LIBOR by reference to the quotations offered by the principal London office of each of the designated Reference Banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date.  Under this method LIBOR will be established by the Servicer on each LIBOR Determination Date as follows:

(i)         If on any LIBOR Determination Date two or more Reference Banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

(ii)        If on any LIBOR Determination Date only one or none of the Reference Banks provides offered quotations, LIBOR for the next interest accrual period shall be the greater of:

·        LIBOR as determined on the previous LIBOR Determination Date (or, in the case of the first LIBOR Determination Date and the Class CB-1 and Class CB-2 Certificates, 3.000%; in the case of the first LIBOR Determination Date and the Class CB-3 and Class CB-4 Certificates, 2.860%; in the case of the first LIBOR Determination Date and the Class CB-9, Class CB-10, Class CB-13 and Class CB-14 Certificates, 3.080%; and in the case of the first LIBOR Determination Date and the Class 5-A-2, Class 5-A-3, Class 5-A-5 and Class 5-A-6 Certificates, 3.090%) or

·        the Reserve Interest Rate.

The “Reserve Interest Rate” shall be the rate per annum that the Servicer determines to be either:

·        the arithmetic mean, (expressed as a percentage) carried out to six decimal places, and rounded to five decimal places, of the one-month United States dollar lending rates that New York City banks selected by the Servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which the quotations are, in the opinion of the Servicer, being so made, or

·        if the Servicer cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Servicer are quoting on the LIBOR Determination Date to leading European banks.

(iii)       If on any LIBOR Determination Date the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date (or, in the case of the first LIBOR Determination Date and the Class CB-1 and Class CB-2 Certificates, 3.000%; in the case of the first LIBOR Determination Date and the Class CB-3 and Class CB-4 Certificates, 2.860%; in the case of the first LIBOR Determination Date and the Class CB-9, Class CB-10, Class CB-13 and Class CB-14 Certificates, 3.080%; and in the case of the first LIBOR Determination Date and the Class 5-A-2, Class 5-A-3, Class 5-A-5 and Class 5-A-6 Certificates, 3.090%).

Each “Reference Bank” (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) will not control, be controlled by, or be under common control with, the Servicer and (iii) will have an established place of business in London.  If any Reference Bank should be unwilling or unable to act as such or if the Servicer should terminate the designation of any such reference bank, the Servicer will promptly designate another leading bank meeting the criteria specified above.  If on any such LIBOR Determination Date, the Servicer calculates LIBOR on the basis of the provisions of this Section 3.19(b), the Servicer shall designate the Reference Banks.

(c)        The establishment of LIBOR on each LIBOR Determination Date by the Servicer for the related accrual period will, in the absence of manifest error, be final and binding.

Section 3.20.        [Reserved.]

Section 3.21.        Maintenance of the Certificate Insurance Policy; Collections Thereunder.

(a)        Prior to noon New York City time on the third Business Day prior to each Distribution Date, the Servicer shall, with respect to the Insured Certificates, determine if a Deficiency Amount for such Distribution Date exists and, if so, shall immediately notify the Trustee and the Certificate Insurer in writing of such amount; the Trustee, upon receipt of such notice, shall complete the Notice of Claim and submit such Notice of Claim in accordance with the Certificate Insurance Policy to the Certificate Insurer no later than noon, New York City time, on the second Business Day immediately preceding such Distribution Date, as a claim for an Insured Amount in an amount equal to such Deficiency Amount. If at any time the Trustee receives a certified copy of an order of an appropriate court that any payment of principal and interest on the Insured Certificates constitutes a Preference Amount, the Trustee, at the expense of the Servicer, shall take the actions required on its part by the terms of the Certificate Insurance Policy to obtain payment of such Preference Amount by the Certificate Insurer.

(b)        Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Insured Certificates, the Trustee shall deposit such Insured Amount in the Certificate Account.  All such amounts on deposit in the Certificate Account shall remain uninvested.  The Trustee shall include on each Distribution Date any amounts received by it from or on behalf of the Certificate Insurer with respect to a Deficiency Amount for such Distribution Date (i) in the amount distributed to the Holders of the Insured Certificates pursuant to Section 4.05 and (ii) in the amount deemed to have been distributed to the Class CB-15-L Regular Interest and deposited for its benefit into the Certificate Account pursuant to Section 4.04.  If on any Distribution Date the Servicer notifies the Trustee in writing that it has determined that the Certificate Insurer has paid more under the Certificate Insurance Policy than is required by the terms thereof, the Trustee shall promptly return the excess amount to the Certificate Insurer from available funds in the Certificate Account.

(c)        The Trustee shall (i) receive as attorney-in-fact of the Holders of the Insured Certificates (and each such Holder, by its acceptance of its Insured Certificates, hereby agrees that the Trustee shall so receive) any Insured Amount delivered to it by the Certificate Insurer for payment to such Class and (ii) distribute such Insured Amount to such Holders as set forth in subsection 3.21(b) above.  The Trustee is hereby directed to and does hereby agree on behalf of the Holders of the Insured Certificates (and each such Holder, by its acceptance of its Insured Certificates, hereby agrees) for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer makes payment of Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Holder of an Insured Certificate, the Certificate Insurer will be subrogated to any rights of the Holder of such Insured Certificate to receive (pursuant to the definition of “REMIC III Distribution Amount”) the amounts for which such Insured Amounts were paid, to the extent of such payments, and the Trustee shall pay such amounts to the Certificate Insurer to the extent included in the REMIC III Distribution Amount (as notified to the Trustee by the Servicer in the written statement required pursuant to Section 4.02(b)).

(d)        The Trustee shall keep a complete and accurate record of (i) all funds remitted to it by the Certificate Insurer and deposited into the Certificate Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of the Class CB-15 Certificates, and (B) Realized Losses allocated to the Class CB-15 Certificates.  The Certificate Insurer shall have the right to inspect such records at reasonable times upon three Business Days’ prior notice to the Trustee.

(e)        The Trustee shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation upon the expiration of the term of the Certificate Insurance Policy.

(f)         The Trustee shall send the Certificate Insurer any reports, statements, or communications sent to the Holders of the Class CB-15 Certificates, in each case at the same time such reports, statements and communications are otherwise sent.

(g)        On each Distribution Date and prior to making any other distributions on such Distribution Date pursuant to Section 4.04, the Trustee shall withdraw from the Certificate Account and pay to the Certificate Insurer the Certificate Insurer Premium as set forth in the statement delivered to the Trustee pursuant to Section 4.02(b).

Section 3.22.        Maintenance of the Rounding Accounts; Collections Thereunder.   On or prior to the Closing Date, the Trustee shall establish the Rounding Accounts, and the Underwriter shall deposit $999.99 in each such Rounding Account. The Servicer shall maintain such accounts to provide, if needed, the applicable Rounding Amount on any Distribution Date.  For each Class of Special Retail Certificates, on the first Distribution Date with respect to which the Servicer determines that principal is required to be distributed to such Class pursuant to Section 4.05(a)(ii), and the aggregate amount of such principal is not an amount equal to an integral multiple of $1,000, the Servicer shall notify the Trustee by Noon New York City time two Business Days prior to such Distribution Date of the applicable Rounding Amount, and the Trustee shall withdraw such Rounding Amount from the applicable Rounding Account.  On each succeeding Distribution Date, prior to the Credit Support Depletion Date, with respect to which the Servicer determines that principal is required to be distributed to such Class pursuant to Section 4.05(a)(ii), the Servicer will instruct that the aggregate amount of such principal will be applied first to repay to the applicable Rounding Account any funds withdrawn from such Rounding Account on prior Distribution Dates which have not been repaid.  If the remainder of such aggregate amount of principal is not an amount equal to an integral multiple of $1,000, the Servicer shall notify the Trustee by Noon New York City time two Business Days prior to such Distribution Date of the applicable Rounding Amount, and the Trustee shall withdraw from the applicable Rounding Account, to the extent funds are available therein, the amount so notified by the Servicer.

Any amounts withdrawn by the Trustee from either Rounding Account shall be deposited in the Certificate Account for distribution to the Holders of the applicable Class of Special Retail Certificates as described in the immediately preceding paragraph (and shall be deemed to have been distributed to the Corresponding Class of each such Class of Special Retail Certificates, as applicable, and deposited for its benefit into the Certificate Account in accordance with Section 4.04).

Amounts on deposit in the Rounding Accounts shall not be invested.

On the first Distribution Date after the earliest of (i) the Credit Support Depletion Date and (ii) the date on which the Class Principal Balance of the applicable Class of Special Retail Certificates has been reduced to zero, the Trustee shall remit any amounts then remaining on deposit in the applicable Rounding Account or Accounts to the Holders of the Class R-3 Residual Interest.

ARTICLE IV

Payments to Certificateholders; Payment of Expenses

Section 4.01.        Distributions to Holders of REMIC I Regular Interests and Class R-1 Residual Interest.  On each Distribution Date, the Trustee (or any duly appointed paying agent) (i) shall be deemed to have distributed from the Certificate Account the REMIC I Distribution Amount to the Holders of the REMIC I Regular Interests and to have deposited such amount for their benefit into the Certificate Account and (ii) from the Certificate Account shall distribute to the Class R Certificateholders, in accordance with the written statement received from the Servicer pursuant to Section 4.02(b), the sum of (a) the Excess Liquidation Proceeds and (b) the amounts to be distributed to the Holders of the Class R-1 Residual Interest pursuant to the definition of “REMIC I Distribution Amount” for such Distribution Date.  Amounts distributed pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of each Class R Certificateholder, or by any other means of payment acceptable to each Class R Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register. Notwithstanding any other provision of this Agreement, no actual distributions pursuant to clause (i) of this Section 4.01 shall be made on account of the deemed distributions described in this paragraph except in the event of a liquidation of REMIC III and REMIC II and not REMIC I.

Section 4.02.        Advances by the Servicer; Distribution Reports to the Trustee.

(a)        To the extent described below, the Servicer is obligated to advance its own funds to the Certificate Account to cover any shortfall between (i) payments scheduled to be received in respect of Mortgage Loans and (ii) the amounts actually deposited in the Certificate Account on account of such payments.  The Servicer’s obligation to make any advance or advances described in this Section 4.02 is effective only to the extent that such advance is, in the good faith judgment of the Servicer made on or before the second Business Day prior to each Distribution Date, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Mortgage Loans or recoverable as late Monthly Payments with respect to the related Mortgage Loans or otherwise.

Prior to the close of business on the second Business Day prior to each Distribution Date, the Servicer shall determine whether or not it will make a Monthly P&I Advance on the Business Day prior to such Distribution Date and shall furnish a written statement to the Trustee, the Paying Agent, if any, and to any Certificateholder requesting the same, setting forth the aggregate amount to be advanced on account of principal and interest in respect of the Mortgage Loans, stated separately.

In the event that the Servicer shall be required to make a Monthly P&I Advance, it shall on the Business Day prior to the related Distribution Date either (i) deposit in the Certificate Account an amount equal to such Monthly P&I Advance, (ii) make an appropriate entry in the records of the Certificate Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.02, used by the Servicer to make such Monthly P&I Advance or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly P&I Advance.  Any funds being held for future distribution and so used shall be replaced by the Servicer by deposit in the Certificate Account on the Business Day immediately preceding any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date with respect to the Mortgage Loans shall be less than payments required to be made hereunder on such date with respect to the Mortgage Loans.  The Servicer is entitled to receive from the Custodial Accounts for P&I monies received on particular Mortgage Loans as late payments of principal and interest or as Liquidation or Insurance Proceeds and respecting which the Servicer has made an unreimbursed advance of principal and interest.  The Servicer is also entitled to receive other amounts from the related Custodial Accounts for P&I to reimburse itself for prior Nonrecoverable Advances respecting Mortgage Loans.  The Servicer shall deposit these amounts in the Investment Account prior to withdrawal pursuant to Section 3.05.

In accordance with Section 3.05, Monthly P&I Advances are reimbursable to the Servicer from cash in the Investment Account or the Certificate Account to the extent that the Servicer shall determine that any such advances previously made are Nonrecoverable Advances pursuant to Section 4.03.

(b)        Prior to noon New York City time two Business Days prior to each Distribution Date, the Servicer shall provide (x) the Trustee, (y) the Certificate Insurer and (z) the Company with a statement in writing of (1) the amount, if any, of the Certificate Insurer Premium for the Class CB-15 Certificates, (2) the amounts to be distributed to the Certificate Insurer pursuant to the definition of “REMIC II Distribution Amount,” (3) the Deficiency Amount, if any, to be paid by the Certificate Insurer, (4) the Class CB-15 Covered Payoff Shortfall Amount, if any, to be withdrawn from the Class CB-15 Reserve Fund pursuant to Section 3.17, (5) the Rounding Amount, if any, to be withdrawn from the Rounding Accounts pursuant to Section 3.22; (6) the amounts to be applied to repay any funds withdrawn from the Rounding Accounts on prior Distribution Dates pursuant to Section 3.22; (7) the amount, as applicable, of (i) interest, (ii) the interest portion, if any, of Realized Losses, (iii) Uncompensated Interest Shortfall, (iv) scheduled principal, (v) Principal Prepayments, (vi) Liquidation Principal, (vii) Subsequent Recoveries, (viii) the principal portion of Realized Losses (after giving effect to any reduction thereof by application of any Cumulative Carry-Forward Subsequent Recoveries Amount), (ix) the Residual Distribution Amount and (x) the Excess Liquidation Proceeds to be distributed or allocated, as applicable, to each Class of Certificates on such Distribution Date (such amounts to be determined in accordance with the definitions of “REMIC I Distribution Amount,” “REMIC II Distribution Amount” and “REMIC III Distribution Amount,” Section 4.01, Section 4.04 and Section 4.05 hereof and other related definitions set forth in Article I hereof); (8) the applicable Class Principal Balance after giving effect to such distributions and allocations; (9) the Cumulative Carry-Forward Subsequent Recoveries Amount for such Distribution Date and each Loan Group; (10) the amount of any Special Primary Insurance Premium payable on such Distribution Date; and (11) the Yield Maintenance Payment Amount for each of the Class CB-1, Class CB-3, Class CB-9, Class CB-13, Class 5-A-2 and Class 5-A-5 Certificates for such Distribution Date.

Section 4.03.        Nonrecoverable Advances. Any advance previously made by the Servicer that the Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such Mortgage Loan or recoverable as late Monthly Payments with respect to such Mortgage Loan shall be a Nonrecoverable Advance.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Trustee on the Determination Date and detailing the reasons for such determination.  Notwithstanding any other provision of this Agreement, any insurance policy relating to the Mortgage Loans, or any other agreement relating to the Mortgage Loans to which the Company or the Servicer is a party, (a) the Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the Servicer shall determine would be a Nonrecoverable Advance and (b) the Servicer shall be entitled to reimbursement for any advance as provided in Section 3.05(a)(i), (ii) and (iv) of this Agreement.

Section 4.04.        Distributions to Holders of REMIC II Regular Interests and Class R-2 Residual Interest; Payments to Certificate Insurer.  On each Distribution Date, the Trustee (or any duly appointed paying agent) (i) shall, prior to making any other distributions (or deemed distributions) pursuant to this Section 4.04, withdraw from the Certificate Account the Certificate Insurer Premium payable on such Distribution Date pursuant to Section 3.21(g) and pay such amount to the Certificate Insurer, (ii) shall be deemed to have distributed from the Certificate Account (A) the REMIC II Distribution Amount (other than any Class CB-15 Reimbursement Amount or Class CB-15 Additional Reimbursement Amount) to the Holders of the REMIC II Regular Interests, (B) the Class CB-15 Covered Payoff Shortfall Amount, if any, the Deficiency Amount, if any, and the Rounding Amount, if any, to the Holders of the Corresponding Class of Special Retail Certificates and (C) the applicable Rounding Amount or Amounts, if any, to the holders of the Corresponding Class of each Class of Special Retail Certificates, and to have deposited such amounts for their benefit into the Certificate Account (iii) from the Certificate Account shall distribute to the Certificate Insurer, in accordance with the written statement received from the Servicer pursuant to Section 4.02(b), any Class CB-15 Reimbursement Amount and Class CB-15 Additional Reimbursement Amount to be distributed to the Certificate Insurer pursuant to the definition of “REMIC II Distribution Amount” for such Distribution Date and (iv) from the Certificate Account shall distribute to the Class R Certificateholders, in accordance with the written statement received from the Servicer pursuant to Section 4.02(b), the sum of (a) the Excess Liquidation Proceeds and (b) the amounts to be distributed to the Holders of the Class R-2 Residual Interest pursuant to the definition of “REMIC II Distribution Amount” for such Distribution Date.  Amounts distributed pursuant to clause (iv) above shall be distributed by wire transfer in immediately available funds for the account of each Class R Certificateholder, or by any other means of payment acceptable to each Class R Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register. Amounts distributed to the Certificate Insurer pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds to the following account: Bank: JP Morgan Chase New York; Account Name: Assured Guaranty Corp.; Account Number: 910-2676450; ABA Number: 021-000-021; Reference: D-2005-34, WMALT 2005-4; or such other account as the Certificate Insurer shall designate in writing to the Trustee from time to time at least one Business Day before any Distribution Date or, at the election of the Certificate Insurer, by check sent by first class mail to such address as the Certificate Insurer shall designate in writing to the Trustee from time to time at least one Business Day before any Distribution Date. Notwithstanding any other provision of this Agreement, no actual distributions pursuant to clause (ii) of this Section 4.04 shall be made on account of the deemed distributions described in this paragraph except in the event of a liquidation of REMIC III and not REMIC II.

Section 4.05.        Distributions to Certificateholders; Payment of Special Primary Insurance Premiums.

(a)        On each Distribution Date, the Trustee (or any duly appointed paying agent) shall (i) subject to Section 3.05(a)(viii), withdraw from the Certificate Account any Special Primary Insurance Premium payable on such Distribution Date and pay such amount to the insurer under the applicable Special Primary Insurance Policy and (ii) withdraw from the Certificate Account  (A) the REMIC III Available Distribution Amount for such Distribution Date and distribute, from the amount so withdrawn, to the extent of the REMIC III Available Distribution Amount, the REMIC III Distribution Amount to the Holders of the REMIC III Regular Interests and the Class R-3 Residual Interest (provided that any portion of such amount distributable to any Class of Special Retail Certificates shall be used first to pay any amount payable to the applicable Rounding Account pursuant to Section 3.22), (B) the Class CB-15 Covered Payoff Shortfall Amount, if any, deposited therein for distribution on such date pursuant to Section 3.17 and the Deficiency Amount, if any, and distribute such amounts to the Holders of the Insured Certificates and (C) the applicable Rounding Amount, if any, deposited therein for distribution on such date pursuant to Section 3.22 and distribute the amount so withdrawn to the applicable Class of Special Retail Certificates in accordance with such Section 3.22.

Furthermore, on each Distribution Date from and including June 2005 to and including the Final Yield Maintenance Payment Date for the Class CB-1 Certificates, the Trustee shall withdraw from the Certificate Account and distribute to the Holders of such Class the Yield Maintenance Payment Amount for such Class; on each Distribution Date from and including June 2005 to and including the Final Yield Maintenance Payment Date for the Class CB-3 Certificates, the Trustee shall withdraw from the Certificate Account and distribute to the Holders of such Class the Yield Maintenance Payment Amount for such Class; on each Distribution Date from and including June 2005 to and including the Final Yield Maintenance Payment Date for the Class CB-9 Certificates, the Trustee shall withdraw from the Certificate Account and distribute to the Holders of such Class the Yield Maintenance Payment Amount for such Class; on each Distribution Date from and including June 2005 to and including the Final Yield Maintenance Payment Date for the Class CB-13 Certificates, the Trustee shall withdraw from the Certificate Account and distribute to the Holders of such Class the Yield Maintenance Payment Amount for such Class; on each Distribution Date from and including June 2005 to and including the Final Yield Maintenance Payment Date for the Class 5-A-2 Certificates, the Trustee shall withdraw from the Certificate Account and distribute to the Holders of such Class the Yield Maintenance Payment Amount for such Class; and on each Distribution Date from and including June 2005 to and including the Final Yield Maintenance Payment Date for the Class 5-A-5 Certificates, the Trustee shall withdraw from the Certificate Account and distribute to the Holders of such Class the Yield Maintenance Payment Amount for such Class.

The net distributions to the Certificates pursuant to this Section 4.05(a) shall be made in accordance with the written statement received from the Servicer pursuant to Section 4.02(b) and without any responsibility to recalculate, verify or confirm the information in such statement.  Any Special Primary Insurance Premiums distributed pursuant to clause (i) above shall be distributed by any method specified in the respective Special Primary Insurance Policy as directed by the related insurer to the Servicer.  Amounts distributed to the Certificateholders pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of, or by check mailed to, each such Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.

(b)        All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal and all allocations of Realized Losses made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution upon the Class R Certificates upon (i) the termination of REMIC I, REMIC II and REMIC III and (ii) the payment, or making provision for payment, of all liabilities of the Trust) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Certificate Registrar specified in the notice delivered pursuant to Section 4.05(c)(ii) and Section 9.01(b).

(c)        Whenever, on the basis of Curtailments, Payoffs, proceeds of the Certificate Insurance Policy and Monthly Payments on the Mortgage Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the Payoff Period, the Servicer has notified the Trustee that it believes that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee shall, no later than the 18th day of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date and to the Rating Agencies (and, in the case of the Insured Certificates, with a copy to the Certificate Insurer) a notice to the effect that:

(i)                  it is expected that funds sufficient to make such final distribution will be available in the Certificate Account on such Distribution Date, and

(ii)                if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

Section 4.06.        Statements to Certificateholders. With each distribution from the Certificate Account on a Distribution Date, the Trustee shall send to each Rating Agency and the Certificate Insurer and shall make available to each Certificateholder the statement required by Section 4.02(b). The Trustee may make available such statement and certain other information, including, without limitation, information required to be provided by the Trustee pursuant to Sections 3.12 and 3.13, to Certificateholders through the Trustee’s Corporate Trust home page on the world wide web. Such web page is currently located at “www.etrustee.net”. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee’s discretion.

Upon request by any Certificateholder or Rating Agency, the Certificate Insurer or the Trustee, the Servicer shall forward to such Certificateholder or Rating Agency, the Certificate Insurer, the Trustee and the Company an additional report which sets forth with respect to the Mortgage Loans:

(a)        The number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more, in each case, by Loan Group;

(b)        The (i) number and aggregate Principal Balance of Mortgage Loans with respect to which foreclosure proceedings have been initiated, and (ii) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trust’s security interest in the Mortgage Loans, in each case, by Loan Group;

(c)        The cumulative amount of Realized Losses incurred in respect of each Loan Group allocated to the related Certificates since the Cut-Off Date;

(d)        The amount of the Class CB-15 Reimbursement Amount and Class CB-15 Additional Reimbursement Amount as of the applicable Determination Date and the amount of any Preference Amounts; and

(e)        The amount remaining on deposit in the Class CB-15 Reserve Fund.

Upon request by any Certificateholder, the Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Servicer’s sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A of the Securities Act.

The Company may make available any reports, statements or other information to Certificateholders through the Company’s home page on the world wide web. As of the Closing Date, such web page is located at “www.wamumsc.com” and information is available by clicking on “Investor Information.”

Section 4.07.        Principal Distributions on the Special Retail Certificates. With respect to each Class of Special Retail Certificates, prior to the Credit Support Depletion Date, distributions in reduction of the Class Principal Balance of such Class will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of Certificates of such Class and at the request of Living Holders of Certificates of such Class or by mandatory distributions, pursuant to Section 4.07(a) and Section 4.07(d). On and after the Credit Support Depletion Date, distributions in reduction of the Class Principal Balance of such Class will be made on a pro rata basis pursuant to Section 4.07(e).

(a)        On each Distribution Date (prior to the Credit Support Depletion Date) on which principal distributions to a Class of Special Retail Certificates are made, such distributions will be made in the following priority:

(i)         first, to requesting Deceased Holders, in the order in which such requests are received by DTC, but not exceeding an aggregate amount of $100,000 for each requesting Deceased Holder; and

(ii)        second, to requesting Living Holders, in the order in which such requests are received by DTC, but not exceeding an aggregate amount of $10,000 for each requesting Living Holder.

Thereafter, distributions will be made, with respect to the such Class of Special Retail Certificates, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively.  This sequence of priorities will be repeated until all requests for principal distributions by Deceased Holders and Living Holders of such Class have been honored, to the extent of amounts available for principal distributions to such Class.

All requests for principal distributions to Special Retail Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). Requests for principal distributions that are received by the Trustee after the related Record Date and requests for principal distributions received in a timely manner but not accepted with respect to any Distribution Date, will be treated as requests for principal distributions to Special Retail Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Holder of the related Special Retail Certificate, all in accordance with the procedures of DTC and the Trustee.  Upon the transfer of beneficial ownership of any Special Retail Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 4.07(c) using a form required by DTC or as otherwise required by DTC in accordance with its standard operating procedures.

Distributions in reduction of the Class Principal Balance of any Class of Special Retail Certificates will be applied in an amount equal to the portion of the REMIC II Available Distribution Amount allocable to such Class pursuant to Section 4.05, plus any amounts available for distribution from the applicable Rounding Account established as provided in Section 3.22, provided that the aggregate distribution of principal to such Class on any Distribution Date shall be made in an integral multiple of $1,000.

To the extent that the portion of the Group 1 Senior Principal Distribution Amount allocable to the Corresponding Class of any Class of Special Retail Certificates on any Distribution Date exceeds the aggregate Certificate Principal Balance of Special Retail Certificates of such Class with respect to which principal distribution requests, as set forth above, have been received, principal distributions in reduction of the Class Principal Balance of such Class of Special Retail Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

(b)        A Special Retail Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Holder thereof is deemed to have occurred.  Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner.  The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Holder, and the Special Retail Certificates so beneficially owned will be eligible for priority with respect to principal distributions, subject to the limitations stated above.  Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Holders of a number of Special Retail Certificates greater than the number of Special Retail Certificates of which such trust is the owner.  The death of a beneficiary of a trust will be deemed to be the death of a Holder of the Special Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust.  The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust.  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Special Retail Certificate will be deemed to be the death of the Holder of such Special Retail Certificate regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee.  Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife.  Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest and principal distributions, as applicable, payable with respect thereto.  The Trustee may rely entirely upon documentation delivered to it in establishing beneficial ownership interests in Special Retail Certificates.  The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Holder.  The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Holder to receive the priority accorded Deceased Holders in Section 4.07(a).

(c)        Requests for principal distributions to any Special Retail Certificate must be made by delivering a written request therefor to the DTC Participant or Indirect DTC Participant that maintains the account evidencing such Holder's interest in such Certificate.  In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover.  The DTC Participant should in turn make the request of DTC (or, in the case of an Indirect DTC Participant, such Indirect DTC Participant must notify the related DTC Participant of such request, which DTC Participant should make the request of DTC) on a form required by DTC and provided to the DTC Participant.  Upon receipt of such request, DTC will date and time stamp such request and notify the Trustee of such requests in accordance with its standard operating procedures.  DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day.  None of the Company, the Servicer, the Certificate Insurer, the Trust or the Trustee shall be liable for any delay in delivery or notification of requests for distributions or withdrawals of such requests by DTC, a DTC Participant or any Indirect DTC Participant.

The Trustee shall maintain a list (which may be in electronic form) of those DTC Participants representing the appropriate Holders of Special Retail Certificates that have submitted requests for principal distributions, together with the order of receipt and the amounts of such requests as identified to it by DTC in accordance with its standard operating procedures.  Subject to the priorities described in Section 4.07(a) above, DTC will honor requests for distributions in the order of their receipt.  The Trustee shall notify DTC as to which requests should be honored on each Distribution Date at least two Business Days prior to such Distribution Date and shall notify DTC as to the portion of the REMIC II Available Distribution Amount (together with any amounts available for distribution from the applicable Rounding Account) to be distributed to the Special Retail Certificates by mandatory distribution pursuant to Section 4.07(d).  Requests shall be honored by DTC in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trustee and DTC for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or DTC, as the case may be.  The decisions of the Trustee and DTC concerning such matters will be final and binding on all affected persons.

Special Retail Certificates that have been accepted for a distribution shall be due and payable on the applicable Distribution Date.  Such Certificates shall cease to bear interest after the last calendar day of the month preceding the month in which such Distribution Date occurs.

Any Holder of a Special Retail Certificate that has requested a principal distribution may withdraw its request by so notifying in writing the DTC Participant or Indirect DTC Participant that maintains such Holder's account.  In the event that such account is maintained by an Indirect DTC Participant, such Indirect DTC Participant must notify the related DTC Participant which in turn must forward the withdrawal of such request, on a form required by DTC, to DTC to be forwarded or furnished to the Trustee.  If such notice of withdrawal of a request for distribution has not been received by DTC and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made request for a principal distribution will be irrevocable with respect to the making of principal distributions on such Distribution Date.

In the event any requests for principal distributions are rejected by the Trustee for failure to comply with the requirements of this Section 4.07, the Trustee shall return such request to the appropriate DTC Participant with a copy to DTC with an explanation as to the reason for such rejection.

(d)        To the extent, if any, that principal distributions to be made to any Class of Special Retail Certificates on a Distribution Date exceed the aggregate amount of principal distribution requests for such Class which have been received on or before the applicable Record Date, as provided in Section 4.07(a) above, additional Special Retail Certificates of such Class will be selected to receive mandatory principal distributions in lots equal to $1,000 in accordance with the then-applicable Random Lot procedures of DTC, and the then-applicable procedures of the DTC Participants and Indirect DTC Participants representing the Holders (which procedures may or may not be by random lot).  The Trustee shall notify DTC of the aggregate amount of the mandatory principal distribution to be made on the next Distribution Date.  DTC shall then allocate such aggregate amount among the DTC Participants on a Random Lot basis.  Each DTC Participant and, in turn, each Indirect DTC Participant will then select, in accordance with its own procedures, Special Retail Certificates from among those held in its accounts to receive mandatory principal distributions, such that the total amount of principal distributed to the Special Retail Certificates so selected is equal to the aggregate amount of such mandatory distributions allocated to such DTC Participant by DTC and to such Indirect DTC Participant by its related DTC Participant, as the case may be.  DTC Participants and Indirect DTC Participants that hold Special Retail Certificates selected for mandatory principal distributions are required to provide notice of such mandatory distributions to the affected Holders.  The Servicer shall notify the Trustee of the amount of principal distributions to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations under the Depositary Agreement.

(e)        Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after the Credit Support Depletion Date, distributions in reduction of the Class Principal Balance of any Class of Special Retail Certificates will be made pro rata among the Holders of the Special Retail Certificates of such Class and will not be made in integral multiples of $1,000 nor pursuant to requests for distribution as permitted by Section 4.07(a) or by mandatory distributions as provided for by Section 4.07(d).

(f)         In the event that Definitive Certificates representing Special Retail Certificates are issued pursuant to Section 5.09, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the Class Principal Balance of each Class of Special Retail Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Special Retail Certificates, with the provisions of this Section 4.07.

ARTICLE V

The Certificates

Section 5.01.        The Certificates.

(a)        The Certificates shall be substantially in the forms set forth in Exhibit A and B with the additional insertion from Exhibit H attached hereto, and shall be executed by the Trustee on behalf of the Trust, authenticated by the Trustee (or any duly appointed Authenticating Agent) and delivered (i) upon and pursuant to the order of the Company and (ii) upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be issuable in Authorized Denominations. Certificates shall be executed by manual or facsimile signature on behalf of the Trust by authorized officers of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b)        The following definitions apply for purposes of this Section 5.01: “Disqualified Organization” means any Person which is not a Permitted Transferee, but does not include any “Pass-Through Entity” which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary; “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; “Ownership Interest” means, with respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; “Transfer” means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling any Ownership Interest in a Residual Certificate; and “Transferee” means any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

(c)        Restrictions on Transfers of the Residual Certificates to Disqualified Organizations are set forth in this Section 5.01(c).

(i)                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B)       In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement”) attached hereto as Exhibit J from the proposed Transferee, in form and substance satisfactory to the Company, representing and warranting, among other things, that it is not a Non-U.S. Person, that such transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.01(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit I, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Company, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

(C)       Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate agrees by holding or acquiring such Ownership Interest (i) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest and to provide a certificate to the Trustee in the form attached hereto as Exhibit J; (ii) to obtain the express written consent of the Company prior to any transfer of such Ownership Interest, which consent may be withheld in the Company’s sole discretion; and (iii) to provide a certificate to the Trustee in the form attached hereto as Exhibit I.

(ii)                The Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.

(iii)               (A)       If any “disqualified organization” (as defined in Section 860E(e)(5) of the Code) shall become a holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If any Non-U.S. Person shall become a holder of a Residual Certificate, then the last preceding holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such Non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. Neither the Trust nor the Trustee shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.01(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)       If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.01(c) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Company shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Company on such terms as the Company may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Company. Such purchaser may be the Company itself or any affiliate of the Company. The proceeds of such sale, net of the commissions (which may include commissions payable to the Company or its affiliates), expenses and taxes due, if any, shall be remitted by the Company to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Company, and the Company shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)              The Company, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information regarding “excess inclusions” of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be required by the Company from such Person.

(v)                The provisions of this Section 5.01 set forth prior to this Section (v) may be modified, added to or eliminated by the Company and the Trustee, provided that there shall have been delivered to the Trustee and the Certificate Insurer the following:

(A)       written notification from each of the Rating Agencies to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current Ratings of the Certificates (without regard to the Certificate Insurance Policy); and

(B)       an Opinion of Counsel, in form and substance satisfactory to the Company (as evidenced by a certificate of the Company), to the effect that such modification, addition to or absence of such provisions will not cause REMIC I, REMIC II and REMIC III to cease to qualify as a REMIC and will not create a risk that (1) REMIC I, REMIC II and REMIC III may be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) a Certificateholder, the Certificate Insurer or another Person will be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

(vi)              The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE COMPANY AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(vii)             The Tax Matters Person for each of REMIC I, REMIC II and REMIC III, while not a Disqualified Organization, shall be the tax matters person for the related REMIC within the meaning of Section 6231(a)(7) of the Code and Treasury Regulation Section 1.860F-4(d).

(d)        In the case of any Junior Subordinate Certificate presented for registration in the name of any Person, the Trustee shall require (i) an officer’s certificate substantially in the form of Exhibit N attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer’s certificate shall not be an expense of the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company, and (ii) only if such officer’s certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

In the case of any Residual Certificate presented for registration in the name of any Person, the Trustee shall require (i) a Transferee Affidavit and Agreement which includes the representation set forth in paragraph 19 of the form attached hereto as Exhibit J and (ii) only if the representation set forth in such paragraph 19 indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(e)        No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with this Section 5.01(e) or Section 5.01(f).  Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions of this Section 5.01(e) and Section 5.01(f), as applicable. No transfer of a Junior Subordinate Certificate shall be deemed to be made in accordance with this Section 5.01(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee may conclusively rely, to the effect that such transfer is exempt from the registration requirements under the Securities Act, as follows:  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer certify to the Trustee in writing, in substantially the form attached hereto as Exhibit F, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder’s proposed transferee certify to the Trustee in writing, in substantially the form attached hereto as Exhibit G, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee shall require an Opinion of Counsel that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Delaware Trustee, the Trust, the Servicer or the Company. Such Opinion of Counsel shall allow for the forwarding, and the Trustee shall forward, a copy thereof to the Rating Agencies. Notwithstanding the foregoing, any Junior Subordinate Certificate may be transferred, sold, pledged or otherwise disposed of in accordance with the requirements set forth in Section 5.01(f).

(f)         To effectuate a Certificate transfer of a Junior Subordinate Certificate in accordance with this Section 5.01(f), the proposed transferee of such Certificate must provide the Trustee and the Company with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trust, the Trustee, the Delaware Trustee or the Company, and which investment letter states that, among other things, such transferee (i) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee or the Company with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Company so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of this Section 5.01(f). The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trust, the Trustee, the Delaware Trustee, the Servicer, the Company, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement.

(g)        (1)        In the case of any ERISA Restricted Certificate presented for registration in the name of any Person, the prospective transferee shall be required to provide the Trustee and the Company (A) an officer’s certificate substantially in the form of Exhibit O attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer’s certificate shall not be an expense of the Trust, the Servicer, the Trustee, the Delaware Trustee, the Servicer or the Company, and (B) only if such officer’s certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(2)        Notwithstanding the foregoing, a certification (and, if applicable, a Benefit Plan Opinion) as described in Section 5.01(g)(1) above will not be required with respect to the transfer of any ERISA Restricted Certificate to a Clearing Agency, or for any subsequent transfer of any interest in a ERISA Restricted Certificate for so long as such Certificate is a Book-Entry Certificate (each such ERISA Restricted Certificate, a “Book-Entry ERISA Restricted Certificate”).  Any transferee of a Book-Entry ERISA Restricted Certificate will be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) such transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any person (including an investment manager, a named fiduciary or a trustee of any such plan) acting, directly or indirectly, on behalf of or purchasing such Certificate with “plan assets” of any such plan (a “Plan Investor”), (ii) such transferee is an insurance company, the source of funds to be used by it to acquire or hold such Certificate is an “insurance company general account” (within the meaning of Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (ii), a “Complying Insurance Company”) or (iii) such Certificate was rated “BBB-” or better (or its equivalent) by at least one of the Rating Agencies at the time of such transferee’s acquisition of such Certificate (or interest therein).

(3)        If any Book-Entry ERISA Restricted Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.01(g)(2) above, then the last preceding transferee that either (i) is not a Plan Investor, (ii) is a Complying Insurance Company or (iii) acquired such Certificate at a time when such Certificate was rated “BBB-” or better (or its equivalent) by at least one of the Rating Agencies shall be restored, to the extent permitted by law, to all rights and obligations as Beneficial Holder thereof retroactive to the date of transfer of such Certificate by such preceding transferee.  Neither the Trust nor the Trustee shall be under any liability to any Person for making any payments due on such Certificate to such preceding transferee.

(4)        Any purported Beneficial Holder whose acquisition or holding of any Book-Entry ERISA Restricted Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.01(g) shall indemnify and hold harmless the Company, the Trustee, the Delaware Trustee, the Servicer, the Trust and each Underwriter from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Section 5.02.        Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations. The aggregate principal amount of the Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.03. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Certificate Interest Rates, initial Class Principal Balances and Final Maturity Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

Section 5.03.        Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be maintained at one of its offices or at its designated agent, a Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to Section 10.06. The Trustee hereby appoints itself as the initial Certificate Registrar.

Upon surrender for registration of transfer of any Certificate to the Trustee at the Corporate Trust Office of the Trustee, or such other address or agency as may hereafter be provided to the Servicer in writing by the Trustee, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee on behalf of the Trust shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall (if so required by the Trustee or any Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.

All Certificates surrendered for exchange or transfer shall be cancelled by the Trustee or any Authenticating Agent.

Section 5.04.        Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent (and with respect to the Insured Certificates, the Certificate Insurer) such security or indemnity as may be required by them to save each of them and the Trust harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Certificate Principal Balance or Percentage Interest as applicable. Upon the issuance of any new Certificate under this Section 5.04, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in REMIC II (or with respect to the Class R Certificates, the residual ownership interests in REMIC I and REMIC II) as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

Section 5.05.        Persons Deemed Owners. The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee, the Certificate Insurer (with respect to the Insured Certificates) and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, Section 4.04 and Section 4.05 and for all other purposes whatsoever, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee, the Certificate Insurer (with respect to the Insured Certificates), the Certificate Registrar or any agent thereof shall be affected by notice to the contrary.

Section 5.06.        Temporary Certificates. Upon the initial issuance of the Certificates, the Trustee on behalf of the Trust may execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, temporary Certificates which are printed, lithographed, typewritten or otherwise produced, in any Authorized Denomination, of the tenor of the definitive Certificates in lieu of which they are issued and with such variations in form from the forms of the Certificates set forth as Exhibits A, B and H hereto as the Trustee’s officers executing such Certificates may determine, as evidenced by their execution of the Certificates.  Notwithstanding the foregoing, the Certificates may remain in the form of temporary Certificates.

If temporary Certificates are issued, the Trustee shall cause definitive Certificates to be prepared within ten Business Days after the Closing Date or as soon as practicable thereafter. After preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee to be maintained as provided in Section 5.10 hereof, without charge to the holder. Any tax or governmental charge that may be imposed in connection with any such exchange shall be borne by the Servicer. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Certificates of Authorized Denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

Section 5.07.        Book-Entry for Book-Entry Certificates. Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Company. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder shall receive a definitive certificate representing such Beneficial Holder’s interest in any Class of Book-Entry Certificate, except as provided above and in Section 5.09. Each Book-Entry Certificate shall bear the following legend:

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until definitive, fully registered Book-Entry Certificates (the “Definitive Certificates”) have been issued to the Beneficial Holders pursuant to Section 5.09:

(a)        the provisions of this Section 5.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b)        the Servicer and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on the Book-Entry Certificates) as the sole Certificateholder;

(c)        to the extent that the provisions of this Section 5.07 conflict with any other provisions of this Agreement, the provisions of this Section 5.07 shall control; and

(d)        the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the DTC Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.09, the initial Clearing Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

Section 5.08.        Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 5.09, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

Section 5.09.        Definitive Certificates. If (a) the Clearing Agency or the Servicer notifies the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to the Book-Entry Certificates and the Trustee or the Servicer is unable to locate a qualified successor, (b) the Servicer, with the consent of the related DTC Participants, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 66% of the aggregate Class Principal Balance of such Certificates advise the Trustee and the Clearing Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such Certificates, the Trustee shall notify all Certificateholders of Book-Entry Certificates of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Company, the Servicer, the Trust nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

Section 5.10.        Office for Transfer of Certificates. The Trustee shall maintain an office or agency where Certificates may be surrendered for registration of transfer or exchange. The Corporate Trust Office is initially designated for said purposes.

Section 5.11.        Nature of Certificates. The Certificates shall be personal property giving only the rights specifically set forth therein and in this Agreement.  The Certificates shall have no preemptive or similar rights and when issued and delivered to the Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust.  The Holders of the Certificates, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. THE RECEIPT AND ACCEPTANCE OF A CERTIFICATE OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH CERTIFICATE OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

ARTICLE VI

The Company and the Servicer

Section 6.01.        Liability of the Company and the Servicer. Each of the Company and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company or the Servicer, as applicable, herein.

Section 6.02.        Merger or Consolidation of the Company or the Servicer. Any Corporation into which either the Company or the Servicer may be merged or consolidated, or any Corporation resulting from any merger, conversion or consolidation to which either the Company or the Servicer shall be a party, or any Corporation succeeding to the business of either the Company or the Servicer, shall be the successor of the Company or the Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03.        Limitation on Liability of the Company, the Servicer and Others. Neither the Company nor the Servicer nor any of the directors, officers, employees or agents of the Company or the Servicer shall be under any liability to the Trust, the Holders of the REMIC I or REMIC II Regular Interests or the Certificateholders for any action taken by such Person or for such Person’s refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of duties and obligations hereunder. Each of the Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer, as applicable, may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising hereunder. Each of the Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer, as applicable, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any Mortgage Loan (other than as otherwise permitted in this Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties related to the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that each of the Company and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the Mortgage Loans, this Agreement, the Certificates or the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Company and the Servicer shall be entitled to be reimbursed, as applicable, therefor out of the Certificate Account, as provided by Section 3.05.

Section 6.04.        Neither the Company nor the Servicer may Resign. Neither the Company nor the Servicer shall resign from its respective obligations and duties hereby imposed on it, as applicable, except upon determination by the Company or the Servicer that its respective duties hereunder are no longer permissible under applicable law.  Any successor Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company, the Servicer or any successor Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities and obligations in accordance with Section 7.02 hereof.

If Washington Mutual Bank is no longer acting as Servicer, then the successor Servicer shall give prompt written notice to the Company of any information received by such successor Servicer which affects or relates to an ongoing obligation or right of the Company under this Agreement.

Section 6.05.        Trustee and Certificate Insurer Access. The Servicer shall afford the Company and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Servicer, in respect of the Mortgage Loans and in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations.  Upon reasonable request, the Servicer, shall furnish the Company and the Trustee with its most recent financial statements (or, for so long as Washington Mutual Bank is the Servicer, the most recent consolidated financial statements for Washington Mutual Bank appearing in the audited financial statements of Washington Mutual, Inc., or the entity with whose financial statements the financial statements of Washington Mutual Bank are consolidated) and such other information as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise.  Each time the Certificate Insurer has paid any Insured Amount, the Servicer shall (i) afford the Certificate Insurer, upon reasonable notice, during normal business hours, access to its records and officers to the extent described in the first sentence of this Section 6.05 (such access to be restricted to one occurrence following the payment of any Insured Amount, provided that such access may be for such period of time as the Certificate Insurer deems reasonably necessary) and (ii) furnish the Certificate Insurer with such financial statements as are described in the second sentence of this Section 6.05.

ARTICLE VII

Default

Section 7.01.        Events of Default. (a) In case one or more of the following Events of Default by the Servicer or by a successor Servicer shall occur and be continuing, that is to say:

(i)                  Any failure by the Servicer to deposit into the Certificate Account any payment required to be deposited therein by the Servicer under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC III; or

(ii)                Failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC III; or

(iii)               A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding‑up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv)              The Servicer shall consent to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)                The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)              Any failure of the Servicer to make any Monthly P&I Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Monthly P&I Advance was to have been made;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC III, by notice in writing to the Company and the Servicer (and to the Trustee if given by the Certificateholders, in which case such notice shall set forth evidence reasonably satisfactory to the Trustee that such Event of Default has occurred and shall not have been remedied) may terminate all of the rights (other than its right to reimbursement for advances) and obligations of the Servicer, including its right to the Servicing Fee, under this Agreement and in and to the Mortgage Loans and the proceeds thereof, if any. Such determination shall be final and binding. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney‑in‑fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Certificate Account or thereafter be received with respect to the Mortgage Loans.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly P&I Advances and other advances of its own funds, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Servicer, including the obligation to make any Monthly P&I Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 7.01(a). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date. If the Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Monthly P&I Advance (plus interest accrued thereon at a per annum rate equal to the prime rate for United States money center commercial banks as published in The Wall Street Journal) the nonpayment of which by the Servicer was an Event of Default described in clause (vi) of this Section 7.01(a), the Trustee, subject to the last sentence of this paragraph, shall permit the Servicer to resume its rights and obligations as Servicer hereunder. The Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to clause (vi) of this Section 7.01(a). The Servicer agrees that if an Event of Default as described in clause (vi) of this Section 7.01(a) shall occur more than two times in any twelve month period, the Trustee shall be under no obligation to permit the Servicer to resume its rights and obligations as Servicer hereunder.

(b)        In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i)                  Failure on the part of the Company duly to observe or perform in any material respect any of the covenants or agreements on the part of the Company contained in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II; or

(ii)                A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding‑up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iii)               The Company shall consent to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(iv)              The Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC III, by notice in writing to the Company and the Trustee, may direct the Trustee in accordance with Section 10.03 to institute an action, suit or proceeding in its own name as Trustee hereunder to enforce the Company's obligations hereunder.

(c)        In any circumstances in which this Agreement states that Certificateholders owning Certificates evidencing a certain Percentage Interest in REMIC III may take certain action, such action shall be taken by the Trustee, but only if the requisite percentage of Certificateholders required under this Agreement for taking like action or giving like instruction to the Trustee under this Agreement shall have so directed the Trustee in writing.

Section 7.02.        Trustee to Act; Appointment of Successor.

(a)        On and after the date on which the Servicer receives a notice of termination pursuant to Section 7.01 or the Servicer resigns pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Servicer under this Agreement with respect to the Mortgage Loans in the Mortgage Pool and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto arising on or after such date of termination or resignation placed on the Servicer by the terms and provisions hereof and thereof, and shall have the same limitations on liability herein granted to the Servicer; provided, that the Trustee shall not under any circumstances be responsible for any representations and warranties or any Purchase Obligation of the Company or any liability incurred by the Servicer prior to such date of termination or resignation and the Trustee shall not be obligated to make a Monthly P&I Advance if it is prohibited by law from so doing. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to retain or to withdraw from the Certificate Account if the Servicer had continued to act hereunder, except for those amounts due to the Servicer as reimbursement for advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending any such appointment, the Trustee is obligated to act in such capacity. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, together with the compensation to the Trustee, be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)        In connection with any termination or resignation of the Servicer hereunder, in the event that any of the Mortgage Loans are MERS Loans, either (i) the successor Servicer (including the Trustee if the Trustee is acting as successor Servicer) shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans, in which case the predecessor Servicer shall cooperate with the successor Servicer in registering the transfer of servicing of the MERS Loans to the successor Servicer on the MERS® System in accordance with MERS’ rules and procedures, or (ii) if the successor Servicer is not a member of MERS, the predecessor Servicer shall cooperate with the successor Servicer in (A) de-registering the MERS Loans from the MERS® System and (B) causing MERS to execute and deliver an assignment from MERS to the Trust of the Mortgage securing each MERS Loan in recordable form and in the form otherwise provided under clause (X)(iii) of the definition of “Mortgage File” herein and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect such de-registration and assignment. The predecessor Servicer shall bear any and all fees of MERS and all fees and costs of preparing and recording any assignments of Mortgages as required under this Section 7.02(b).

Section 7.03.        Notification to Certificateholders and the Certificate Insurer. Upon any such termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to the Certificate Insurer.

ARTICLE VIII

Concerning the Trustees

Section 8.01.        Duties of Trustees.

(a)        The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished to it pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, statement, opinion, report, or other order or instrument furnished by the Company or Servicer to the Trustee pursuant to this Agreement.

(c)        No provision of this Agreement shall be construed to relieve the Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)                  Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement,

(ii)                Neither the Trustee nor the Delaware Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Delaware Trustee, and, in the absence of bad faith on the part of the Trustee or the Delaware Trustee, such trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such trustee and conforming to the requirements of this Agreement; and

(iii)               Neither the Trustee nor the Delaware Trustee shall be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25% of REMIC III relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under this Agreement.

(d)        Within ten Business Days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to the Rating Agencies and the Certificate Insurer notice of each Event of Default. Within 90 days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to all Certificateholders (with a copy to the Rating Agencies) notice of each Event of Default, unless such Event of Default shall have been cured or waived; provided, however, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Certificateholders; and provided, further, that in the case of any Event of Default of the character specified in Section 7.01(i) and Section 7.01(ii) no such notice to Certificateholders or to the Rating Agencies or the Certificate Insurer shall be given until at least 30 days after the occurrence thereof.

Section 8.02.        Certain Matters Affecting the Trustees. Except as otherwise provided in Section 8.01:

(i)                  Each of the Trustee and the Delaware Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)                Each of the Trustee and the Delaware Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)               Neither the Trustee nor the Delaware Trustee shall be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)              Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Delaware Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC III; provided, however, that if the payment within a reasonable time to the Trustee or the Delaware Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such trustee, not reasonably assured to such trustee by the security, if any, afforded to it by the terms of this Agreement, such trustee may require reasonable indemnity against such expense or liability as a condition to proceeding;

(v)                Each of the Trustee and the Delaware Trustee may execute the trust or any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with reasonable care or (as in the case of the Initial Custodian) designated by the Company;

(vi)              Neither the Trustee nor the Delaware Trustee shall be deemed to have knowledge or notice of any matter, including without limitation an Event of Default, unless actually known by a Responsible Officer, or unless written notice thereof referencing this Agreement or the Certificates is received at the Notice Address of such trustee;

(vii)             In no event shall the Trustee or the Delaware Trustee be held liable for acts or omissions of the Servicer or the other trustee (excepting the Trustee’s own actions as Servicer).   No provision of this Agreement shall require the Trustee or the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (except for the giving of required notices), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(viii)           When the Trustee is acting as Servicer pursuant to Section 7.02, and to the extent permitted under applicable law, the Trustee is hereby authorized, in making or disposing of any investment permitted hereunder, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or its affiliate is acting as an agent of the Trustee or of any third person or dealing as principal for its own account; and

(ix)              Except as expressly provided in this Agreement, in no event shall the Trustee be under any duty or obligation to monitor, determine, investigate or compel compliance by the Trust with the requirements of the Statutory Trust Statute.

Section 8.03.        Trustees Not Liable for Certificates or Mortgage Loans. The recitals contained herein (other than those relating to the due organization, power and authority of the Trustee and the Delaware Trustee) and in the Certificates (other than the execution of, and certificate of authentication on, the Certificates) shall be taken as the statements of the Company or the Trust, as applicable, and neither the Trustee nor the Delaware Trustee assumes any responsibility for their correctness. Neither the Trustee nor the Delaware Trustee makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loan. Neither the Trustee nor the Delaware Trustee shall be accountable for the use or application by the Company or the Trust, as applicable, of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer or the Company in respect of the Mortgage Loans or deposited into the Custodial Accounts for P&I, any Buydown Fund Account, or the Custodial Accounts for P&I or into the Investment Account, or the Certificate Account by the Servicer or the Company.

Section 8.04.        Trustees May Own Certificates. The Trustee, the Delaware Trustee or any agent or affiliate of such trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not trustee.

Section 8.05.        The Servicer to Pay Trustees’ Fees and Expenses. Subject to separate written agreements with the Trustee and the Delaware Trustee, the Servicer covenants and agrees to, and the Servicer shall, pay each of the Trustee and the Delaware Trustee from time to time, and such trustee shall be entitled to payment, for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of such trustee. Except as otherwise expressly provided herein, the Servicer shall pay or reimburse each of the Trustee and the Delaware Trustee upon such trustee’s request for all reasonable expenses and disbursements incurred or made by such trustee in accordance with any of the provisions of this Agreement (including Section 3.16), including any such expenses incurred or made in connection with a transfer of servicing, and shall indemnify such trustee from any loss, liability or expense incurred by it hereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any expenses which arise out of or are imposed upon the Trustee or the Delaware Trustee in connection with the creation, operation or termination of the Trust) except any such expense or disbursement as may arise from its own negligence or bad faith. Such obligation shall survive the termination of this Agreement or resignation or removal of the Trustee or the Delaware Trustee. The Tax Matters Person shall, at its expense, prepare or cause to be prepared all federal and state income tax and franchise tax and information returns relating to REMIC I, REMIC II or REMIC III required to be prepared or filed by the Trustee or the Delaware Trustee and shall indemnify the Trustee and the Delaware Trustee for any liability of such trustees arising from any error in such returns.

Section 8.06.        Eligibility Requirements for Trustees. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a Corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) acceptable to the Rating Agencies. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any aforementioned supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Delaware Trustee hereunder shall at all times have its principal place of business in the State of Delaware and shall satisfy the applicable requirements under the laws of the State of Delaware authorizing it to act as the Delaware trustee of the Trust.  In case at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, such trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.        Resignation and Removal of Trustees. Each of the Trustee and the Delaware Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and the Certificate Insurer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee or the Delaware Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of such trustee or of its property shall be appointed, or any public officer shall take charge or control of such trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove such trustee and appoint a successor trustee by written instrument, in duplicate, copies of which instrument shall be delivered to the trustee so removed, the trustee continuing in its capacity and the successor trustee.

The Holders of Certificates evidencing Percentage Interests aggregating more than 50% of REMIC III may at any time remove the Trustee or the Delaware Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.

Any resignation or removal of the Trustee or the Delaware Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08. Any expenses associated with the resignation of the Trustee or the Delaware Trustee shall be borne by such trustee, and any expenses associated with the removal of the Trustee or the Delaware Trustee shall be borne by the Servicer.

Section 8.08.        Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Delaware Trustee herein. The predecessor shall deliver to the successor trustee all Mortgage Files, related documents, statements and all other property held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such trustee hereunder to (i) all Certificateholders at their addresses as shown in the Certificate Register, (ii) the Certificate Insurer and (iii) the Rating Agencies. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed.

Section 8.09.        Merger or Consolidation of Trustee. Any Corporation into which the Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any Corporation succeeding to the corporate trust business of such trustee, shall be the successor of such trustee hereunder, provided such resulting or successor Corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.        Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the assets of the Trust may at the time be located, the Servicer and the Trustee or the Delaware Trustee, as applicable, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by such trustee to act as co-trustee or co-trustees, jointly with such trustee, or separate trustee or separate trustees, of all or any part of the assets of the Trust and to vest in such Person or Persons, in such capacity, such title to the assets of the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee or the Delaware Trustee, as applicable, may consider necessary or desirable; provided, that the Trustee or the Delaware Trustee, as applicable, shall remain liable for all of its obligations and duties under this Agreement. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee or the Delaware Trustee, as applicable, alone shall have the power to make such appointment; provided, that such trustee shall remain liable for all of its obligations and duties under this Agreement. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee or the Delaware Trustee, as applicable, shall be conferred or imposed upon and exercised or performed by the Trustee or the Delaware Trustee, as applicable, and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee or the Delaware Trustee, as applicable (whether as Trustee or Delaware Trustee hereunder or as successor to the Servicer hereunder), such trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the assets of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee or the Delaware Trustee, as applicable.

Any notice, request or other writing given to the Trustee or the Delaware Trustee shall be deemed to have been given to each of the then related separate trustee(s) and co-trustee(s), as effectively as if given to each of them. Every instrument appointing any separate trustee(s) or co-trustee(s) shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or the Delaware Trustee, as applicable, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee or the Delaware Trustee, as applicable. Every such instrument shall be filed with the Trustee or the Delaware Trustee, as applicable.

Any separate trustee or co-trustee may, at any time, constitute the Trustee or the Delaware Trustee, as applicable, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and the trust shall vest in and be exercised by the Trustee or the Delaware Trustee, as applicable, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.        Authenticating Agents. The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having an office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent so long as it shall be eligible in accordance with the provisions of the first paragraph of this Section 8.11 without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Servicer. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.11, the Trustee may appoint, upon prior written approval of the Servicer, a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Any reasonable compensation paid to an Authenticating Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.12.        Paying Agents. The Trustee may appoint one or more Paying Agents which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account, and distributions to Certificateholders and the Certificate Insurer as provided in Section 4.01, Section 4.04, Section 4.05(a) and Section 9.01(b) to the extent directed to do so by the Servicer. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders and/or the Certificate Insurer by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having an office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 8.12.

Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided, that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Servicer, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.12, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders and the Certificate Insurer. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. Any reasonable compensation paid to any Paying Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.13.        Duties of Delaware Trustee.

(a)        The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.

(b)        The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates with respect to the Trust required to be filed with the Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Statute and (iii) such other duties as are set forth in this Article VIII.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests or the Certificates, it is hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.

Section 8.14.        Amendment to Certificate of Trust. If at any time required by Section 3810 of the Statutory Trust Statute, the Trustee, the Delaware Trustee and any other trustee of the Trust shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State in accordance with the provisions of such Section 3810.

Section 8.15.        Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust and (b) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

Section 8.16.        Yield Maintenance Agreements; the Premium Letter. The Trust shall have the power and authority, and the Trustee (not in its individual capacity, but solely as Trustee hereunder) is hereby authorized and directed, to (i) enter into and perform the obligations of the Trust under each Yield Maintenance Agreement and the Premium Letter and (ii) exercise and enforce the rights of the Trust as specified therein.

ARTICLE IX

Termination

Section 9.01.        Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans.

(a)        Except as otherwise set forth in this Article IX, including, without limitation, the obligation of the Servicer to make payments to Certificateholders as hereafter set forth, the Trust and the respective obligations and responsibilities of the Company, the Servicer, the Trustee and the Delaware Trustee created hereby shall terminate in accordance with Section 3808 of the Statutory Trust Statute upon (i) the purchase by the Servicer pursuant to the following paragraph of this Section 9.01(a) of all Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement at a price equal, after the deduction of related advances, to the sum of (x) the excess of (A) 100% of the aggregate outstanding Principal Balance of such Mortgage Loans (other than Liquidated Mortgage Loans) plus accrued interest at the applicable Pass-Through Rate with respect to such Mortgage Loan (other than a Liquidated Mortgage Loan) through the last day of the month of such purchase, over (B) with respect to any Mortgage Loan which is not a Liquidated Mortgage Loan, the amount of the Bankruptcy Loss incurred with respect to such Mortgage Loan as of the date of such purchase by the Servicer to the extent that the Principal Balance of such Mortgage Loan has not been previously reduced by such Bankruptcy Loss, and (y) without duplication, the appraised fair market value as of the effective date of the termination of the Trust of (A) all property in the Trust which secured a Mortgage Loan and which was acquired by foreclosure or deed in lieu of foreclosure after the Cut-Off Date, including related Insurance Proceeds, and (B) all other property included in any REMIC formed under this Agreement, any such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, less the sum of all unreimbursed advances made by the Servicer pursuant to this Agreement, other than advances made with respect to Mortgage Loans as to which the Servicer expects at the time of such purchase, in its sole judgment, that foreclosure is not imminent, or (ii) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure in respect of any Mortgage Loan, and the payment to the Certificateholders and the Certificate Insurer of all amounts required to be paid to them hereunder; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the issue of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’, living on the date hereof. The Servicer shall not have any further right to reimbursement by the Trust for any advance that is used to reduce the purchase price of the Mortgage Loans pursuant to the immediately preceding sentence.

On any Distribution Date after the first date on which the aggregate Principal Balance of the Mortgage Loans is less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, the Servicer may purchase the outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement at the price stated in clause (i) of the preceding paragraph; provided, that the Servicer may not so purchase the outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement if the price stated in clause (i) of the preceding paragraph exceeds the fair market value, determined in accordance with prudent industry practices, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement. If such right is exercised, the Servicer shall provide to the Trustee, the Certificate Insurer and the Company, the written certification of an officer of the Servicer (which certification shall include a statement to the effect that all amounts required to be paid in order to purchase the Mortgage Loans have been deposited in the Certificate Account) and the Trustee on behalf of the Trust shall promptly execute all instruments as may be necessary to release and assign to the Servicer the Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any Mortgage Loan remaining in the Trust and all other property included in any REMIC formed under this Agreement.

In no event shall the Servicer be required to expend any amounts other than those described in the first paragraph of this Section 9.01(a) in order to terminate the Trust or purchase the Mortgage Loans under this Section 9.01, and in no event shall the Company be required to expend any amounts in connection with such termination or purchase.

(b)        Notice of any termination, specifying the date upon which the Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by letter from the Trustee to Certificateholders and the Certificate Insurer mailed not less than 30 days prior to such final distribution, specifying (i) the date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated (the “Termination Date”), (ii) the amount of such final payment (the “Termination Payment”) and (iii) that the Record Date otherwise applicable to the Distribution Date upon which the Termination Date occurs is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. Upon any such notice, the Certificate Account shall terminate subject to the Servicer’s obligation to hold all amounts payable to Certificateholders and the Certificate Insurer in trust without interest pending such payment. The Servicer shall provide the Trustee with written notice of its intent to terminate the Trust upon purchase at least five Business Days, or such lesser time as is acceptable to the Trustee, such acceptance not to be unreasonably withheld, prior to the time that the Trustee is required to mail notice to the Certificateholders and the Certificate Insurer.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Termination Date, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the Termination Payment with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

Upon the completion of winding up of the Trust, including the payment or the making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Statute, the Delaware Trustee shall prepare, the Trustee, the Delaware Trustee and any other trustee hereunder shall sign, and the Delaware Trustee (upon the Trustee’s consent acting at the direction of the Servicer) shall file, a certificate of cancellation with the Secretary of State in accordance with Section 3810 of the Statutory Trust Statute, at which time the Trust and this Agreement shall terminate.  The Servicer shall act as the liquidator of the Trust and shall be responsible for taking all actions in connection with winding up the Trust, in accordance with the requirements of this Agreement (including this Section 9.01 and Section 9.02) and applicable law.

Section 9.02.        Additional Termination Requirements.

(a)        In the event the Servicer exercises its purchase option as provided in Section 9.01, REMIC I, REMIC II and REMIC III shall be terminated in accordance with the following additional requirements, unless the Servicer, at its own expense, obtains for the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that the failure of REMIC I, REMIC II and REMIC III to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on “prohibited transactions” of REMIC I, REMIC II and REMIC III as described in Section 860F of the Code, or (ii) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)                  Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Tax Matters Person shall prepare the documentation required and the Tax Matters Person and the Trustee shall adopt a plan of complete liquidation on behalf of REMIC I, REMIC II and REMIC III meeting the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer, on behalf of REMIC I, REMIC II and REMIC III; and

(ii)                At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trust shall sell all of the assets of REMIC I, REMIC II and REMIC III to the Servicer for cash in the amount specified in Section 9.01.

(b)        By its acceptance of any Residual Certificate, the Holder thereof hereby agrees to authorize the Tax Matters Person and the Trustee to adopt such a plan of complete liquidation upon the written request of the Tax Matters Person and the Trustee and to take such other action in connection therewith as may be reasonably requested by the Tax Matters Person or the Trustee.

Section 9.03.        Trust Irrevocable. Except as expressly provided herein, the trust created hereby is irrevocable.

ARTICLE X

Miscellaneous Provisions

Section 10.01.    Amendment.

(a)        This Agreement may be amended from time to time by the Servicer, the Company and the Trustee, without the consent of any of the Certificateholders, but with the prior written consent of the Certificate Insurer with respect to any amendment that adversely affects the interests of the Certificate Insurer:

(i)                  to cure any ambiguity;

(ii)                to correct or supplement any provision herein which may be defective or inconsistent with any other provisions herein;

(iii)               to comply with any requirements imposed by the Code or any regulations thereunder;

(iv)              to correct the description of any property at any time included in REMIC I, REMIC II or REMIC III, or to assure the conveyance to the Trust of any property included in REMIC I, REMIC II or REMIC III;

(v)                pursuant to Section 5.01(c)(v); and

(vi)              to add any provision to, or amend any provision in, this Agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of any Certificateholder;

provided, however, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee. No such amendment (other than one entered into pursuant to clause (iii) of the preceding sentence) shall change the powers of the Servicer. Prior to entering into any amendment (other than one entered into pursuant to clause (iii) of the second preceding sentence) without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel addressed to the Trust and the Trustee to the effect that such amendment is permitted under this Agreement and has no material adverse effect on the interests of the Certificateholders; provided, however, that no such Opinion of Counsel shall be required if the Company obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without regard to the Certificate Insurance Policy). Prior to entering into any amendment pursuant to clause (iii) of the third preceding sentence without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel to the effect that such action is necessary or helpful to comply with the requirements imposed by the Code or any regulations thereunder and shall not cause any REMIC formed under this Agreement to fail to qualify as such under the Code.  The cost of any opinion required by this Section 10.01 shall be borne by the party requesting such amendment.

(b)        This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II, and with the prior written consent of the Certificate Insurer with respect to any amendment that adversely affects the interests of the Certificate Insurer, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall, without the consent of the Holder of each Certificate affected thereby (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Certificateholder’s Percentage Interest, the Certificate Interest Rate or the Termination Payment with respect to any of the Certificates, (ii) reduce the percentage of Percentage Interests specified in this Section 10.01 which are required to amend this Agreement, (iii) create or permit the creation of any lien against any part of REMIC I, REMIC II or REMIC III, or (iv) modify any provision in any way which would permit an earlier retirement of the Certificates; provided, further, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee.

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to the Delaware Trustee, the Certificate Insurer and each Certificateholder. Any failure to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.02.    Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or the comparable jurisdictions in which any Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

Section 10.03.    Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote or in any manner otherwise to control the operation and management of the Trust or the obligations of the parties hereto (except as provided in Section 5.09, Section 7.01, Section 8.01, Section 8.02, Section 8.07, Section 10.01 and this Section 10.03), nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. However, the Trustee is under no obligation to exercise any of the extraordinary trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

For so long as no Certificate Insurer Default has occurred and is continuing (and whether or not any payments with respect to Insured Amounts have been made), each Holder of a Class CB-15 Certificate agrees that the Certificate Insurer shall be entitled to exercise the voting, consent, directing and other control rights of the Holders of the Class CB-15 Certificates without consent of such Holders and the Holders of the Class CB-15 Certificates shall only exercise such rights with the prior written consent of the Certificate Insurer; provided that such rights may not be used by the Certificate Insurer to reduce the rights of the Holders of the Insured Certificates to receive distributions or to otherwise impair their rights under this Agreement as further described in the definition of “Certificateholder.”

Section 10.04.    Access to List of Certificateholders. The Certificate Registrar shall furnish or cause to be furnished to the Trustee or the Certificate Insurer, as applicable, within 30 days after receipt of a request by the Trustee or the Certificate Insurer in writing, a list, in such form as the Trustee or the Certificate Insurer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to such Certificateholders.

If three or more Certificateholders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such list from the Certificate Registrar, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants’ request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

Every Certificateholder, by receiving and holding the same, agrees with the Servicer, the Trust, the Trustee and the Delaware Trustee that none of the Servicer, the Trust, the Trustee or the Delaware Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 10.05.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of laws provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws provisions.

Section 10.06.    Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered or certified mail or overnight courier to the applicable Notice Address. Notices to the Rating Agencies shall also be deemed to have been duly given if mailed by first class mail, postage prepaid, to the above listed addresses of the Rating Agencies. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 10.07.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.08.    Counterpart Signatures. For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.09.    Benefits of Agreement. Nothing in this Agreement or in any Certificate, expressed or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder, any separate trustee or co-trustee appointed under Section 8.10 and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 10.10.    Notices and Copies to Rating Agencies and the Certificate Insurer.

(a)        The Trustee shall notify the Rating Agencies and the Certificate Insurer of the occurrence of any of the following events, in the manner provided in Section 10.06:

(i)                  the occurrence of an Event of Default pursuant to Section 7.01, subject to the provisions of Section 8.01(d); and

(ii)                the appointment of a successor Servicer pursuant to Section 7.02;

(b)        The Servicer shall notify the Rating Agencies and the Certificate Insurer of the occurrence of any of the following events, or in the case of clauses (iii), (iv), (vii) and (viii) promptly upon receiving notice thereof, in the manner provided in Section 10.06:

(i)                  any amendment of this Agreement pursuant to Section 10.01;

(ii)                the appointment of a successor Trustee or successor Delaware Trustee pursuant to Section 8.08;

(iii)               the filing of any claim under or the cancellation or modification of any fidelity bond and errors and omissions coverage pursuant to Section 3.01 and Section 3.06 with respect to the Servicer;

(iv)              any change in the location of the Certificate Account, any Custodial Account for P&I or any Custodial Account for Reserves;

(v)                the purchase of any Mortgage Loan pursuant to a Purchase Obligation or as permitted by this Agreement or the purchase of the outstanding Mortgage Loans pursuant to Section 9.01;

(vi)              the occurrence of the final Distribution Date or the termination of the trust pursuant to Section 9.01(a)(ii);

(vii)             the failure of the Servicer to make a Monthly P&I Advance following a determination on the Determination Date that the Servicer would make such advance pursuant to Section 4.02; and

(viii)           the failure of the Servicer to make a determination on the Determination Date regarding whether it would make a Monthly P&I Advance when a shortfall exists between (x) payments scheduled to be received in respect of the Mortgage Loans and (y) the amounts actually deposited in the Certificate Account on account of such payments, pursuant to Section 4.02.

The Servicer shall provide copies of the statements pursuant to Section 4.02, Section 4.06, Section 3.12, Section 3.13 or Section 3.15 or any other statements or reports to the Rating Agencies (with a copy to the Certificate Insurer) in such time and manner that such statements or determinations are required to be provided to Certificateholders. With respect to the reports described in the second paragraph of Section 4.06, the Servicer shall provide such reports to the Rating Agencies (with a copy to the Certificate Insurer) in respect of each Distribution Date, without regard to whether any Certificateholder or the Trustee or the Delaware Trustee has requested such report for such Distribution Date.

Section 10.11.    Certificate Insurer Rights.

(a)        All notices, statements, reports, certificates or opinions required by this Agreement to be sent by any Person to the Rating Agencies or the Holders of the Class CB-15 Certificates shall also be sent at such time to the Certificate Insurer.

(b)        The Certificate Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Certificate Insurer’s rights explicitly specified herein as if a party hereto.

(c)        All references herein to the ratings assigned to the Certificates shall be without regard to the Certificate Insurance Policy.

IN WITNESS WHEREOF, the Company, the Servicer, the Trustee and the Delaware Trustee have caused their names to be signed hereto by their respective officers, thereunto duly authorized, all as of the day and year first above written.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
By /s/ Thomas G. Lehmann
Name: Thomas G. Lehmann Title: President
WASHINGTON MUTUAL BANK as Servicer
By /s/ Barbara Loper
Name: Barbara Loper Title: Vice President
LASALLE BANK NATIONAL ASSOCIATION,
as Trustee
By: /s/ Stefanie Edwards
Name: Stefanie Edwards Title: Assistant Vice President
CHRISTIANA BANK & TRUST COMPANY,
as Delaware Trustee
By: /s/ James M. Young
Name: James M. Young Title: Assistant Vice President

[Signature page to Pooling and Servicing Agreement for WMALT Series 2005-4]

ACKNOWLEDGEMENT OF CORPORATION

STATE OF WASHINGTON   )
                                                    )  SS.
COUNTY OF KING                  )

I certify that I know or have satisfactory evidence that Thomas G. Lehmann is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that. he was authorized to execute the instrument and acknowledged it as the President of WASHINGTON MUTUAL MORTGAGE SECURITIES CORP., to be the free and voluntary act of such party for the uses and purposes mentioned therein.

Dated this 24th day of May, 2005.

/s/ Chriselda Landon

Notary Public in and for the State of Washington,

residing at Seattle

My commission expires:  02-26-07

ACKNOWLEDGEMENT

STATE OF WASHINGTON   )
                                                    )  SS.
COUNTY OF KING                  )

            I certify that I know or have satisfactory evidence that Barbara Loper is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as a Vice President of Washington Mutual Bank, to be the free and voluntary act of such party for the uses and purposes mentioned therein.

Dated this 24th day of May, 2005.

/s/ Chriselda Landon

Notary Public in and for the State of Washington,

residing at Seattle

My commission expires:  02-26-07

STATE OF ILLINOIS              )
                                                    )  SS.
COUNTY OF COOK                )

On this 20th day of May 2005 before me, a Notary Public in and for said State, personally appeared Stefanie Edwards, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacit(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature:  /s/ Megan K. Olson
Notary Public State of Illinois

My commission expires: 11/20/2005

(Seal)

ACKNOWLEDGEMENT

STATE OF DELAWARE         )
                                                     )  SS.
COUNTY OF NEWCASTLE    )

On this 20th day of May 2005 before me, a Notary Public in and for said State, personally appeared James Young, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacit(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ Matthew C. Stepnowski

(SEAL)   Matthew C. Stepnowski
                                Notary Public
                                State of Delaware
                                My Commission Expires Aug.  20, 2005

Appendix 1:  Definition of Class C-Y Principal Reduction Amounts

Copies of Appendix 1 (which has been intentionally omitted from this filing)  may be obtained from Washington Mutual Mortgage Securities Corp. or LaSalle Bank National Association by contacting:

in the case of Washington Mutual Mortgage Securities Corp.,

Laura Kelsey Master Servicing Department Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 393-5198 Facsimile: (847) 549-2997

in the case of LaSalle Bank National Association,

Stefanie Edwards LaSalle Bank National Association 135 S. LaSalle Street, Suite 2910 Chicago, IL 60603 Telephone: (312) 904-8975 Facsimile: (312) 904-2084

Schedule 1 – Exceptions to Section 2.08(iv) Representations

1.         As of the Cut-Off Date, one Group 1 Loan with the following loan number was delinquent between 30 and 59 days:

            Loan Number:  601565968.

2.         As of the Cut-Off Date, two Group 1 Loans with the following loan numbers were current but had been 30 days delinquent once during the twelve months preceding the Cut-Off Date:

            Loan Numbers:  601558577 and 601565995.

3.         As of the Cut-Off Date, one Group 4 Loan with the following loan number was delinquent between 30 and 59 days:

            Loan Number:  601561604.

4.         As of the Cut-Off Date, one Group 4 Loan with the following loan number was current but had been 30 days delinquent once during the twelve months preceding the Cut-Off Date:

            Loan Number:  601557553.

5.         As of the Cut-Off Date, two Group 5 Loans with the following loan numbers were current but had been 30 days delinquent once during the twelve months preceding the Cut-Off Date:

            Loan Numbers:  601550145 and 601537670.

6.         As of the Cut-Off Date, one Group 5 Loan with the following loan number was current but had been either (i) 30 days delinquent more than once during the twelve months preceding the Cut-Off Date or (ii) more than 30 days delinquent during the twelve months preceding the Cut-Off Date:

            Loan Number:  601530527.

Exhibit A
CUSIP 939336 5V 1

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $305,066,700.00

Class CB-1 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-1 Principal Balance
as of the Cut-Off Date: $305,066,700.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 5W 9

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2005-4                                                                                          Portion of the Class CB-2 Notional Amount as of  the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $305,066,700.00

Class CB-2 Certificate Interest Rate:  Variable, applied to

the Class CB-2 Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-2 Principal Balance
as of the Cut-Off Date: $0.00

Class CB-2 Notional Amount
as of the Cut-Off Date: $305,066,700.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 5X 7

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-3

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2005-4                                                                                          Portion of the Class CB-3 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $154,500,000.00

Class CB-3 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-3 Principal Balance
as of the Cut-Off Date: $154,500,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 5Y 5

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-4

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-4 Notional Amount as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $154,500,000.00

Class CB-4 Certificate Interest Rate: Variable, applied to the Class CB-4 Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-4 Principal Balance
as of the Cut-Off Date: $0.00

Class CB-4 Notional Amount
as of the Cut-Off Date: $154,500,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 5Z 2

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-5

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class CB-5 Certificates will provide credit support to another Class of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class CB-5 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $3,880,300.00

Class CB-5 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-5 Principal Balance
as of the Cut-Off Date: $3,880,300.00

Cede & Co.

Registered Owner

Exhibit A
            CUSIP 939336 6A 6

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-6

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-6 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $500,000.00

Class CB-6 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-6 Principal Balance
as of the Cut-Off Date: $500,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6B 4

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-7

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-7 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $68,674,000.00

Class CB-7 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-7 Principal Balance
as of the Cut-Off Date: $68,674,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6C 2

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-8

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement.  The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class CB-8 Certificates will provide credit support to another Class of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class CB-8 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $3,576,900.00

Class CB-8 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-8 Principal Balance
as of the Cut-Off Date: $3,576,900.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6D 0

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-9

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-9 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $30,000,000.00

Class CB-9 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-9 Principal Balance
as of the Cut-Off Date: $30,000,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6E 8

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-10

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-10 Notional Amount as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $30,000,000.00

Class CB-10 Certificate Interest Rate: Variable, applied to

the Class CB-10 Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-10 Principal Balance

as of the Cut-off Date: $0.00

Class CB-10 Notional Amount

as of the Cut-off Date: $30,000,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6F 5

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-11

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-11 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $32,615,000.00

Class CB-11 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-11 Principal Balance: $32,615,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6G 3

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-12

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class CB-12 Certificates will provide credit support to another Class of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class CB-12 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $1,698,000.00

Class CB-12 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-12 Principal Balance: $1,698,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6H 1

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-13

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-13 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $107,250,000.00

Class CB-13 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-13 Principal Balance: $107,250,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6J 7

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-14

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-14 Notional Amount as of  the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $107,250,000.00

Class CB-14 Certificate Interest Rate: Variable, applied to

the Class CB-14 Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-14 Principal Balance
as of the Cut-Off Date: $0.00

Class CB-14 Notional Amount
as of the Cut-Off Date: $107,250,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6K 4

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-15

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-15 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $14,725,000.00

Class CB-15 ertificate Interest Rate: 5.400%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-15 Principal Balance: $14,725,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6L 2

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class CB-16

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class CB-16 Notional Amount as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $53,545.00

Class CB-16 Certificate Interest Rate: 5.50%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class CB-16 Principal Balance
as of the Cut-Off Date: $0.00

Class CB-16 Notional Amount
as of the Cut-Off Date: $53,545.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6M 0

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 2-CB

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 2-CB Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $28,570,000.00

Class 2-CB Certificate Interest Rate: 5.000%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2020

Class 2-CB Principal Balance: $28,570,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6N 8

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 3-CB

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 3-CB Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $43,691,000.00

Class 3-CB Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2020

Class 3-CB Principal Balance: $43,691,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6P 3

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 4-A-1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 4-A-1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $28,498,000.00

Class 4-A-1 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2020

Class 4-A-1 Principal Balance: $28,498,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6Q 1

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 4-A-2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 4-A-2 Certificates will provide credit support to another Class of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class 4-A-2 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $1,484,000.00

Class 4-A-2 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2020

Class 4-A-2 Principal Balance: $1,484,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6R 9

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $18,433,000.00

Class 5-A-1 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-1 Principal Balance: $18,433,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6S 7

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-2 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $15,500,000.00

Class 5-A-2 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-2 Principal Balance: $15,500,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6T 5

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-3

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-3 Notional Amount as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $15,500,000.00

Class 5-A-3 Certificate Interest Rate: Variable, applied to

the Class 5-A-3 Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-3 Principal Balance
as of the Cut-Off Date: $0.00

Class 5-A-3 Notional Amount
as of the Cut-Off Date: $15,500,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6U 2

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-4

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-4 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $8,555,000.00

Class 5-A-4 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-4 Principal Balance: $8,555,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6V 0

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-5

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-5 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $36,000,000.00

Class 5-A-5 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-5 Principal Balance: $36,000,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6W 8

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-6

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-6 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $36,000,000.00

Class 5-A-6 Certificate Interest Rate: Variable, applied to

the Class 5-A-6 Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-6 Principal Balance
as of the Cut-Off Date: $0.00

Class 5-A-6 Notional Amount
as of the Cut-Off Date: $36,000,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6X 6

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-7

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-7 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $108,199,000.00

Class 5-A-7 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-7 Principal Balance: $108,199,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6Y 4

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-8

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-8 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $5,841,000.00

Class 5-A-8 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-8 Principal Balance: $5,841,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 6Z 1

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-9

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 5-A-9 Certificates will provide credit support to another Class of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-9 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $960,000.00

Class 5-A-9 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-9 Principal Balance: $960,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7A 5

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class 5-A-10

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 5-A-10 Certificates will provide credit support to another Class of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class 5-A-10 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                                $445,000.00

Class 5-A-10 Certificate Interest Rate: 5.500%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class 5-A-10 Principal Balance: $445,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7B 3

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class C-X

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class C-X Notional Amount as of the Cut-Off Date Evidenced by this Certificate:

$32,170,450.00

Class C-X Certificate Interest Rate: 5.500% applied to the Class C-X Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class C-X Principal Balance
as of the Cut-Off Date: $0.00

Class C-X Notional Amount
as of the Cut-Off Date: $32,170,450.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7C 1

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class D-X

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class D-X Notional Amount as of the Cut-Off Date Evidenced by this Certificate:

$606,014.00

Class D-X Certificate Interest Rate: 5.500% applied to the Class D-X Notional Amount

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2020

Class D-X Principal Balance
as of the Cut-Off Date: $0.00

Class D-X Notional Amount
as of the Cut-Off Date: $606,014.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7D 9

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class C-P

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005. Interest is not payable with respect to this Certificate.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class C-P Principal Balance as of  the Cut-Off Date Evidenced by this Certificate:

                                                                                                             $2,742,845.00

Class C-P Certificate Interest Rate: 0.00%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class C-P Principal Balance
as of the Cut-Off Date: $2,742,845.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7E 7

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class D-P

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005. Interest is not payable with respect to this Certificate.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WMALT Series 2005-4                                                                          Portion of the Class D-P Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

                                                                                                          $2,019,462.00

Class D-P Certificate Interest Rate: 0.00%

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2020

Class D-P Principal Balance
as of the Cut-Off Date: $2,019,462.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7F 4

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-1 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-1 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND THE UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class B-1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:
$24,254,000.00

Class B-1 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class B-1 Principal Balance
as of the Cut-Off Date: $24,254,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7G 2

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-2 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-2 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND THE UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class B-2 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:
$10,778,000.00

Class B-2 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class B-2 Principal Balance
as of the Cut-Off Date: $10,778,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7H 0

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-3

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-3 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-3 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND THE UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class B-3 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:
$5,928,000.00

Class B-3 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class B-3 Principal Balance
as of the Cut-Off Date: $5,928,000.00

Cede & Co.

Registered Owner

Exhibit A
CUSIP 939336 7K 3

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-4

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

NO TRANSFER OF THIS CLASS B-4 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class B-4 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

$5,928,000.00

Class B-4 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class B-4 Principal Balance

as of the Cut-Off Date: $5,928,000.00

Hare & Co.
Registered Owner

Exhibit A
CUSIP 939336 7L 1

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-5

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

NO TRANSFER OF THIS CLASS B-5 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class B-5 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

$4,311,000.00

Class B-5 Certificate Interest Rate: Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class B-5 Principal Balance

as of the Cut-Off Date: $4,311,000.00

Hare & Co.
Registered Owner

Exhibit A
CUSIP 939336 7M 9

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-6

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is May 25, 2005.

NO TRANSFER OF THIS CLASS B-6 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-6 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

WMALT Series 2005-4                                                                          Portion of the Class B-6 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:

$3,235,832.00

Class B-6 Certificate Interest Rate:Variable

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class B-6 Principal Balance

as of the Cut-Off Date: $3,235,832.00

Hare & Co.
Registered Owner

Exhibit B
CUSIP 939336 7J 6

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class R

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed by

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE COMPANY AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFER TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

IN THE CASE OF ANY CLASS R CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF ANY PERSON, THE TRUSTEE SHALL REQUIRE (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF A CLASS R CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

This Certificate is issued by Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2005-4 Trust.  Solely for U.S. federal income tax purposes, this Certificate represents “residual interests” in “real estate mortgage investment conduits,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Series 2005-4                                                                                          Percentage Interest evidenced by this Class R Certificate in the distributions to be made with respect to the Class R Certificates: ________%

Class R Certificate Interest Rate: 5.500%.  Additionally the Class R Certificates are entitled to Excess Liquidation Proceeds and the Residual Distribution Amount as defined in the Pooling Agreement.

Cut-Off Date: May 1, 2005

First Distribution Date: June 27, 2005

Last Scheduled Distribution Date: June 25, 2035

Class R Principal Balance as of the Cut-Off Date: $100.00

__________________
Registered Owner

Certificate No. _________

This Certificate does not represent an obligation of or interest in Washington Mutual Mortgage Securities Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

This certifies that the above-named Registered Owner is the registered owner of certain interests in (i) a pool of assets (“REMIC I”) consisting of, among other things, conventional one- to four-family mortgage loans (the “Mortgage Loans”), formed by Washington Mutual Mortgage Securities Corp. (the “Company”), which term includes any successor entity under the Pooling Agreement referred to below (ii) a pool of assets (“REMIC II”) consisting of interests in REMIC I and (iii) a pool of assets (“REMIC III”) consisting of interests in REMIC I and REMIC II. REMIC I, REMIC II and REMIC III were created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the “Pooling Agreement”), among the Company, the Servicer, LaSalle Bank National Association, as Trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the “Record Date”), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the portions (if any) then distributable on the Certificates of this Class of (i) the REMIC I Available Distribution Amount for such Distribution Date, as specified in Section 4.01 of the Pooling Agreement, (ii) the REMIC II Available Distribution Amount for such Distribution Date, as specified in Section 4.04 of the Pooling Agreement and (iii) the REMIC III Available Distribution Amount for such Distribution Date, as specified in Section 4.05 of the Pooling Agreement.

Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES WMALT SERIES 2005-4 TRUST

By:    LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:

(TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

By:

Dated:

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of Certificates designated as Washington Mutual Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the “Certificates”) and representing certain interests in REMIC I, REMIC II and REMIC III.

The Certificates do not represent an obligation of, or an interest in, the Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from the related recoveries on such Mortgage Loan or from other cash deposited in the Certificate Account to the extent that such advance is not otherwise recoverable.

As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the maturity or other liquidation (including purchase by the Servicer) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Pooling Agreement. In the event that the Company or the Servicer purchases any Mortgage Loan pursuant to the Pooling Agreement, the Pooling Agreement generally requires that the Trustee distribute to the Certificateholders in the aggregate an amount equal to 100% of the unpaid Principal Balance of such Mortgage Loan, plus unpaid accrued interest thereon at the applicable Pass-Through Rate to the last day of the month in which such purchase occurs. The Pooling Agreement permits, but does not require, the Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired in respect of any Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Servicer’s right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within Washington Mutual Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints

Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:__________________________________________	_____________________________________
Signature Guaranteed

_____________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. This Certificate does not represent an obligation of or an interest in Washington Mutual Mortgage Securities Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

Exhibit C

ANTI-PREDATORY LENDING CATEGORIZATION

I.              High-Cost Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct 1, 2002 – Mar 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after January 1, 2005.	High Cost Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and; High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

II.            Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct 1, 2002 – Mar 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Exhibit D

Mortgage Loan Schedule

        The Mortgage Loan Schedule, included as Exhibit D to the Pooling and Servicing Agreement, has been intentionally omitted from this filing.  Copies may be obtained from Washington Mutual Mortgage Securities Corp. or LaSalle Bank National Association by contacting,:

in the case of Washington Mutual Mortgage Securities Corp.,

Laura Kelsey Master Servicing Department Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 393-5198 Facsimile: (847) 549-2997

in the case of LaSalle Bank National Association,

Stefanie Edwards LaSalle Bank National Association 135 S. LaSalle Street, Suite 1625 Chicago, IL 60603 Telephone: (312) 904-8975 Facsimile: (312) 904-2084

Exhibit E

[Reserved]

Exhibit F

FORM OF TRANSFEROR CERTIFICATE FOR

JUNIOR SUBORDINATE CERTIFICATES

[Date]

LaSalle Bank National Association, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, Illinois, 60603
Attention: Global Securitization Trust Services

Re:       Purchase of Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-4, Class [   ]  (the “Certificates”)

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”) and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and (b) we have not offered or sold any certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act.

Very truly yours,

[Name of Transferor]

By:
                   Authorized Officer

Exhibit G

FORM OF TRANSFEREE'S AGREEMENT FOR

JUNIOR SUBORDINATE CERTIFICATES

[Date]

LaSalle Bank National Association, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, Illinois, 60603
Attention: Global Securitization Trust Services

Washington Mutual Mortgage Securities Corp.
75 N. Fairway Drive
Vernon Hills, Illinois  60061

The undersigned (the “Purchaser”) proposes to purchase Washington Mutual Mortgage Pass-Through Certificates, Series 2005-4, Class [   ] (the “Purchased Certificates”) in the principal amount of $______________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Pooling Agreement”), by and among Washington Mutual Mortgage Securities Corp. (“Washington Mutual”), Washington Mutual Bank, FA (the "Servicer"), LaSalle Bank National Association, as trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware trustee, of the Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-4.

Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to Washington Mutual, the Servicer, the Trustee and the Trust that:

(a)        The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Purchased Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement;

(b)        The Purchaser is acquiring the Purchased Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part;

(c)        The Purchaser is an “accredited investor” as such term is defined in paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Section 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”), has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

(d)        The Purchaser is not affiliated with the Trustee;

(e)        The Purchaser confirms that Washington Mutual has made available to the Purchaser the opportunity to ask questions of, and receive answers from Washington Mutual concerning the trust created pursuant to the Pooling Agreement (the “Trust”), the purchase by the Purchaser of the Purchased Certificates and all matters relating thereto that Washington Mutual possesses or can acquire without unreasonable effort or expense; and

(f)        If applicable, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

Section 3. Transfer of Purchased Certificates.

(a)        The Purchaser understands that the Purchased Certificates have not been registered under the Act, or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither Washington Mutual nor the Trust is under any obligation to register the Purchased Certificates or make an exemption available. In the event that such a transfer is to be made within two years from the Closing Date without registration under the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee each certify to Washington Mutual, the Trustee and the Trust as to the factual basis for the registration or qualification exemption relied upon, and (ii) the Trustee or Washington Mutual may require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust, the Trustee or Washington Mutual. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee and Washington Mutual against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(b)        No transfer of a Purchased Certificate shall be made unless the transferee provides Washington Mutual and the Trustee with (i) a Transferee's Agreement, substantially in the form of this Agreement, (ii) an affidavit substantially in the form of Exhibit N to the Pooling Agreement and (iii) if so indicated in such affidavit, a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling Agreement).

(c)        The Purchaser acknowledges that its Purchased Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

[Purchaser]

By:

Its:

Exhibit H

FORM OF ADDITIONAL MATTER INCORPORATED INTO

THE FORM OF THE CERTIFICATES (OTHER THAN THE CLASS R CERTIFICATES)

This Certificate does not represent an obligation of or interest in Washington Mutual Mortgage Securities Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

This certifies that the above-named Registered Owner is the registered owner of certain interests in a pool of assets (“REMIC III”) consisting of interests in another pool of assets (“REMIC II”) consisting of interests in another pool of assets (“REMIC I”) consisting of, among other things, conventional one- to four-family mortgage loans (the “Mortgage Loans”), formed by Washington Mutual Mortgage Securities Corp. (the “Company”), which term includes any successor entity under the Pooling Agreement referred to below. REMIC I, REMIC II and REMIC III were created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the “Pooling Agreement”), among the Company, the Servicer, LaSalle Bank National Association, as Trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the “Record Date”), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the portion of the REMIC III Available Distribution Amount for such Distribution Date then distributable on the Certificates of this Class, as specified in Section 4.05 of the Pooling Agreement.

Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES, WMALT SERIES 2005-4 TRUST

By:    LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:

(TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:

Dated:

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of Certificates designated as Washington Mutual Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the “Certificates”) and representing certain interests in REMIC III [to be used only in the case of the Class CB-1 Certificates, Class CB-3 Certificates, Class CB-9 Certificates, Class CB-13 Certificates, Class 5-A-2 Certificates and Class 5-A-5 Certificates:][, together with certain rights specified in the Pooling Agreement].

The Certificates do not represent an obligation of, or an interest in, the Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from the related recoveries on such Mortgage Loan or from other cash deposited in the Certificate Account to the extent that such advance is not otherwise recoverable.

As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC III. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

[to be used only in the case of the Junior Subordinate Certificates:] [No transfer of a Certificate will be made unless such transfer is exempt from or is made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. In the event that a transfer is to be made without registration or qualification under applicable laws, (i) in the event such transfer is made pursuant to Rule 144A under the Securities Act, the Company and the Trustee shall require the transferee to execute an investment letter in substantially the form attached as Exhibit L to the Pooling Agreement, which investment letter shall not be an expense of the Company, the Servicer, the Trust or the Trustee and (ii) in the event that such a transfer is not made pursuant to Rule 144A under the Securities Act, the Trustee may require an Opinion of Counsel satisfactory to the Trustee that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Company, the Servicer, the Trust or the Trustee. Neither the Company nor the Trust will register the Certificate under the Securities Act, qualify the Certificate under any state securities law or provide registration rights to any purchaser. Any Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee, the Company and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

[to be used only in the case of the Insured Certificates:] [Each Holder of this Certificate hereby agrees for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of the Insured Certificates, the Certificate Insurer will be subrogated to the rights of such Holder to the extent of such payments.]

The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the maturity or other liquidation (including purchase by the Servicer) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Pooling Agreement. In the event that the Company or the Servicer purchases any Mortgage Loan pursuant to the Pooling Agreement, the Pooling Agreement generally requires that the Trustee distribute to the Certificateholders in the aggregate an amount equal to 100% of the unpaid Principal Balance of such Mortgage Loan, plus unpaid accrued interest thereon at the applicable Pass-Through Rate to the last day of the month in which such purchase occurs. The Pooling Agreement permits, but does not require, the Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired in respect of any Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Servicer’s right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within Washington Mutual Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints

Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:__________________________________________	_____________________________________
Signature Guaranteed

_____________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. This Certificate does not represent an obligation of or an interest in Washington Mutual Mortgage Securities Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

Exhibit I

TRANSFEROR CERTIFICATE

[Date]

LaSalle Bank National Association, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, Illinois, 60603
Attention: Global Securitization Trust Services

Re:      Washington Mutual Mortgage Pass-Through Certificates, Series 2005-4, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale from                                           (the “Seller”) to                                                (the “Purchaser”) of $____________________ initial Certificate Principal Balance of Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2005-4, Class R (the “Certificate”), pursuant to Section 5.01 of the Pooling and Servicing Agreement (the “Pooling Agreement”), dated as of May 1, 2005 among Washington Mutual Mortgage Securities Corp., as depositor (the “Company”), Washington Mutual Bank, FA, as servicer (the "Servicer"), LaSalle Bank National Association, as trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company, the Servicer, the Trustee and the Trust that:

1.         No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

2.         The Seller understands that the Purchaser has delivered to the Trustee and the Company a transferee affidavit and agreement in the form attached to the Pooling Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

3.         The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

4.         The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

5.         The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

6.         The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

Very truly yours,

[Seller]

By:

      Name:

      Title:

Exhibit J

TRANSFEREE AFFIDAVIT AND AGREEMENT

STATE OF                   )
                                   )   ss:
COUNTY OF                )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.         That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Class R Certificate (the “Owner”)), a [savings institution] [corporation] duly organized and existing under the laws of [the State of                   ] [the United States], on behalf of which he makes this affidavit and agreement.

2.         That the Owner (i) is not and will not be a “disqualified organization” as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a disqualified organization” means the United States, any state or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity), or any foreign government or international organization, or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3.         That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middle-man) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

4.         That the Owner is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.         That the Owner is aware that the Trustee will not register the Transfer of the Class R Certificates unless the transferee, or the transferees' agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.         That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.01 of the Pooling Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.01(c) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.01). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7.         That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.         The Owner's Taxpayer Identification Number is                                ..

9.         That no purpose of the Owner relating to the purchase of the Class R Certificates by the Owner is or will be to enable the transferor to impede the assessment or collection of tax and that in making this representation, the Owner warrants that the Owner is familiar with Treasury Regulation 1.860E-1(c) and with the preamble to the adoption of amendments to that regulation as of July 19, 2002, attached hereto as Exhibit 1.

10.        That the Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates. That the Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Class R Certificates to permit the transferor to assess the financial capability of the Owner to pay such taxes.

11.        That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Class R Certificates remain outstanding.

12.        That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

13.        That the Owner is familiar with Treasury Regulation 1.860E-1(c) and with the preamble to the adoption of amendments to that regulation as of July 19, 2002, attached hereto as Exhibit 1, and that no purpose of the Owner relating to any sale of the Class R Certificates by the Owner will be to impede the assessment or collection of tax.

14.        The Owner is a citizen or resident of the United States, a corporation, partnership or other entity treated as a partnership or corporation for U.S. federal income tax purposes created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

15.        The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

16.        The Owner hereby agrees to cooperate with the Company and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of REMIC I and REMIC II (the “REMICs”).

17.        The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the REMICs or result in the imposition of tax on the REMICs unless counsel for, or acceptable to, the Company has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

18.        The Owner as transferee of the Class R Certificates has represented to the transferor that, if the Class R Certificates constitute a noneconomic residual interest, the Owner (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Class R Certificates as they become due.

19.        That the Owner satisfies the condition in the paragraph marked below [mark one paragraph only]:

___      The Owner is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing the Class R Certificates with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___      The Owner has delivered a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling Agreement under which the Class R Certificates were issued).

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this           day of          , 20 __ .

[Name of Owner]

By:

                  [Name of Officer]

                   [Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and Acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of __________________, 20__.

NOTARY PUBLIC

COUNTY OF

STATE OF

My Commission expires the     day

of                      , 20

Exhibit 1 to Transferee Affidavit

DEPARTMENT OF THE TREASURY
Internal Revenue Service
26 CFR Parts 1 and 602
[TD 9004]
RIN 1545-AW98

Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

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SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES:           Effective Date: These regulations are effective July 19, 2002. Applicability Date: For dates of applicability, see Sec. 1.860E- (1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.  The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

The accuracy of the estimated burden associated with the collection of information (see below);

How the quality, utility, and clarity of the information to be collected may be enhanced;

How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied: (1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the ``formula test,'' an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two-prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b), (e) and 860G(b) of the Code.

The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a change from the proposed regulation and Rev. Proc. 2001-12. In those publications the provision stated that “present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually” and that “[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party.”  The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

It is anticipated that when final regulations are adopted with respect to FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

Exhibit K

CERTIFICATE INSURANCE POLICY

Exhibit L

[FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

The undersigned  seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1.         In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2.         The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, the Trust and the Servicer (as defined in Section 1.01 of the Pooling and Servicing Agreement (the “Agreement”) dated as of May 1, 2005 among Washington Mutual Mortgage Securities Corp., as Depositor, Washington Mutual Bank, FA as Servicer, LaSalle Bank National Association, as Trustee, and Christiana Bank & Trust Company, as Delaware trustee) pursuant to Section 5.01(f) of the Agreement, as follows:

a.         The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b.         The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c.         The Buyer has received and reviewed the Private Placement Memorandum dated as of May 25, 2005 relating to the Rule 144A Securities and has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Company or the Servicer.

d.         Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e.         The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or (2) obtained the waiver of the Company with respect to Annex 1 and Annex 2 pursuant to Section 5.01(f) of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

f.          The Buyer is not affiliated with (i) the Trustee or (ii) any Rating Agency that rated the Rule 144A Securities.

g.         If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

3.         This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

                     Print Name of Seller                                                     Print Name of Buyer

By:                                                                               By:

Name:                                                                          Name:

Title:                                                                             Title:

Taxpayer Identification:                                                     Taxpayer Identification:

No.:                                                                               No.:

Date:                                                                              Date:

Annex 1 to Exhibit L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.         As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.         In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $______________________ (the Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Buyer is a dealer, and, in that case, the Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___      Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___      Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___      Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___      Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___      Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___      State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___      ERISA Plan. The Buyer is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is subject to the fiduciary responsibility provisions of ERISA.

___      Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___      SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___      Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___      Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4.         For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the  Buyer,  but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5.         The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                                                            Will the Buyer be purchasing the Rule 144A
                               Yes                    No                 Securities only for the Buyer's own account?

6.         If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.         The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                                                                                         Print Name of Buyer

                                                                              By:
                                                                                    Name:

                                                                          Title:
                                                                   Date:

ANNEX 2 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.         As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.         In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____    The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____    The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.         The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5.         The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.         The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                                                                                         Print Name of Buyer

                                                                              By:                                                                  ____

                                                                                    Name:

                                                                                    Title:

                                                                    Date:                                                               ______

                                                                    IF AN ADVISER:

                                                                                                                                           ______
                                                                                         Print Name of Buyer

                                                                    By:                                                                  ______

                                                                    Name:

                                                                    Title:

                                                                    Date:                                                               ________

(SEAL)

Exhibit M

[Date]

[Company]

Re:       Pooling and Servicing Agreement dated as of May 1, 2005 by and among Washington Mutual Mortgage Securities Corp., as Depositor, Washington Mutual Bank, FA, as Servicer, LaSalle Bank National Association, as Trustee, and Christiana Bank & Trust Company, as Delaware trustee, relating to Washington Mutual Mortgage Pass-Through Certificates, Series 2005-4

Ladies and Gentlemen:

In accordance with Section 2.07 of the above-captioned Pooling and Servicing Agreement, the undersigned, as [Trustee] [Initial Custodian], hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.05 of the Pooling and Servicing Agreement and has determined that (i) all documents required (in the case of instruments described in clauses (X)(iv) and (Y)(ix) of the definition of “Mortgage File,” known by it to be required) pursuant to the definition of “Mortgage File” and Section 2.05 of the Pooling and Servicing Agreement to have been executed and received as of the date hereof are in its possession and (ii) all such  documents have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. The [Trustee] [Initial Custodian] has made no independent examination of such documents beyond the review specifically required in the above referenced Pooling and Servicing Agreement and has relied upon the purported genuineness and due execution of any such documents and upon the purported genuineness of any signature thereon. The [Trustee] [Initial Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                                                                    as [Trustee] [Initial Custodian]

                                                                                 By:

                                                                                    Name:

                                                                                    Title:

EXHIBIT N

BENEFIT PLAN AFFIDAVIT

LaSalle Bank National Association, as Trustee (the “Trustee”)
135 South LaSalle Street, Suite 1625
Chicago, Illinois, 60603
Attention: Global Securitization Trust Services

Washington Mutual Mortgage Securities Corp. (“Washington Mutual”)
75 North Fairway Drive
Vernon Hills, IL  60061

RE:       CLASS [B-4] [B-5] [B-6] CERTIFICATES (THE “PURCHASED CERTIFICATES”) ISSUED BY WASHINGTON MUTUAL MORTGAGE PASS-THROUGH
CERTIFICATES WMALT SERIES 2005-4 TRUST (THE “TRUST”)

Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

1.         That I am the _______________ of __________________ (the “Purchaser”), whose taxpayer identification number is  ___________, and on behalf of which I have the authority to make this affidavit.

2.         That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

3.         That the Purchaser satisfies the condition in the paragraph marked below [mark one paragraph only]:

___      The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing any of the Purchased Certificates with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___      The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

___      The Purchaser has delivered to Washington Mutual and the Trustee a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing Agreement, dated as of May 1, 2005, by and among Washington Mutual, the Servicer, the Trustee and the Delaware Trustee thereunder, and relating to the Trust).

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of __________________, 20__.

[Purchaser]

By:

      Its:

Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

SUBSCRIBED and SWORN to before me this day of ____________, 20__.

            Notary Public

Exhibit O

BENEFIT PLAN AFFIDAVIT

LaSalle Bank National Association, as Trustee (the “Trustee”)
135 South LaSalle Street, Suite 1625
Chicago, Illinois, 60603
Attention: Global Securitization Trust Services

Washington Mutual Mortgage Securities Corp. (“Washington Mutual”)
75 North Fairway Drive
Vernon Hills, IL  60061

RE:       CLASS [B-1] [B-2] [B-3] CERTIFICATES (THE “PURCHASED CERTIFICATES”) ISSUED BY WASHINGTON MUTUAL MORTGAGE PASS-THROUGH
CERTIFICATES WMALT SERIES 2005-4 TRUST (THE “TRUST”)

Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

1.         That I am the _______________ of __________________ (the “Purchaser”), whose taxpayer identification number is  ___________, and on behalf of which I have the authority to make this affidavit.

2.         That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

3.         That the Purchaser satisfies the condition in the paragraph marked below [mark one paragraph only]:

___      The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any such Plan) acting, directly or indirectly, on behalf of or purchasing the Purchased Certificate with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___      The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

___      The Purchased Certificate was rated “BBB-” or better (or its equivalent) by at least one of the Rating Agencies (as defined in Section 1.01 of the Pooling and Servicing Agreement (the “the Pooling and Servicing Agreement”), dated as of May 1, 2005, by and among Washington Mutual, the Servicer, the Trustee and the Delaware Trustee thereunder, and relating to the Trust) at the time of Purchaser’s acquisition of the Purchased Certificate (or interest therein).

___      The Purchaser has delivered to Washington Mutual and the Trustee a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing Agreement).

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of __________________, 20__.

[Purchaser]

By:

      Its:

Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

SUBSCRIBED and SWORN to before me this day of ____________, 20__.

            Notary Public